BKC SEMICONDUCTORS INCORPORATED
                                 Six Lake Street
                          Lawrence, Massachusetts 01841


                                             April 13, 1998

Dear Stockholder:

     As you may know, BKC Semiconductors Incorporated and Microsemi Corporation have entered into a definitive merger agreement by which Microsemi has agreed to acquire all of the outstanding shares of BKC.

     After careful review, the Board of Directors of BKC feels that the merger is in the best interests of BKC and its stockholders. Therefore, the Board unanimously recommends that you vote to adopt the merger agreement at the Special Meeting of Stockholders of BKC.

     As a stockholder, you have the opportunity to voice your opinion on the proposal. Your vote is important. Even if you plan to attend the meeting, please be sure to complete, sign and return the proxy card in the enclosed postage-prepaid envelope as promptly as practicable. You may revoke your proxy at any time before it is exercised at the meeting or vote your shares personally if you attend the meeting.

     You should read the attached Proxy Statement carefully for more detailed information about the merger. Upon the consummation of the merger, each share of BKC common stock (other than dissenting shares) will automatically convert into the right to receive $9.17 in cash.

     Thank you in advance for your participation and prompt attention.

                                        Very truly yours,



                                        JAMES R. SHIRING
                                        President and Chief Executive Officer

                         BKC SEMICONDUCTORS INCORPORATED
                                 Six Lake Street
                          Lawrence, Massachusetts 01841

                                 ---------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                             To be held May 14, 1998

                                 ---------------

     A Special Meeting of Stockholders (the "Special Meeting") of BKC Semiconductors Incorporated ("BKC") will be held at the offices of Choate, Hall & Stewart, 36th Floor, Exchange Place, 53 State Street, Boston, Massachusetts, on May 14, 1998, at 10:00 a.m., for the following purpose:

     1. To consider and vote upon a proposal to adopt and approve the Agreement and Plan of Merger dated as of January 21, 1998 (the "Merger Agreement"), by and among Microsemi Corporation ("Microsemi"), Micro BKC Acquisition Corp. ("Merger Subsidiary"), a wholly-owned subsidiary of Microsemi, and BKC, providing for, among other things, the merger of Merger Subsidiary with and into BKC, with BKC to be and become the surviving corporation and a wholly-owned subsidiary of Microsemi, as described in the accompanying Proxy Statement.

     Only stockholders of record at the close of business on April 6, 1998, will be entitled to receive notice of and to vote at the Special Meeting.

     A copy of the Merger Agreement is attached as Appendix I to the Proxy Statement.

     If the action proposed in paragraph 1 above is approved by the stockholders at the Special Meeting and effected by BKC, each outstanding share of Common Stock will be automatically converted into the right to receive $9.17 in cash, without interest, except that any holder of Common Stock of BKC (1) who files with BKC before the taking of the vote on the approval of such action written objection to the proposed action stating that such stockholder intends to demand payment for such stockholder's shares if the action is taken and (2) whose shares are not voted in favor of such action, has or may have the right to demand in writing from BKC (as the surviving corporation in the merger), within twenty days after the date of mailing to such stockholder of notice in writing that such action has become effective, payment for such stockholder's shares and an appraisal of the value thereof. BKC and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in sections 85 to 98, inclusive, of chapter 156B of the General Laws of Massachusetts. A copy of such sections is attached as Appendix III to the Proxy Statement.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE. AN ABSTENTION OR FAILURE TO VOTE HAS THE SAME EFFECT AS A VOTE AGAINST THE MERGER.

                                       By order of the Board of Directors,


                                       JOHN L. CAMPBELL
                                       Secretary

Lawrence, Massachusetts
April 13, 1998

                         BKC SEMICONDUCTORS INCORPORATED
                                 Six Lake Street
                          Lawrence, Massachusetts 01841

                                 PROXY STATEMENT
                                       FOR
                         SPECIAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 14, 1998


     This Proxy Statement is being furnished to holders of the Common Stock, no par value (the "Common Stock"), of BKC Semiconductors Incorporated, a Massachusetts corporation ("BKC"), in connection with the solicitation of proxies by the Board of Directors of BKC (the "BKC Board") for use at a Special Meeting of Stockholders of BKC to be held at 10:00 a.m. on May 14, 1998, at the offices of Choate, Hall & Stewart, Exchange Place, 53 State Street, Boston, Massachusetts, and at any adjournments or postponements thereof (the "BKC Meeting"). At the BKC Meeting, the holders of Common Stock will consider and vote upon a proposal to adopt and approve an Agreement and Plan of Merger dated as of January 21, 1998 (the "Merger Agreement"), by and among Microsemi Corporation ("Microsemi"), Micro BKC Acquisition Corp. ("Merger Subsidiary"), a wholly-owned subsidiary of Microsemi, and BKC, pursuant to which, among other things, Merger Subsidiary will merge with and into BKC, with BKC to be and become the surviving corporation and a wholly-owned subsidiary of Microsemi (the "Merger"). Additional information about the BKC Meeting is set forth under the caption "THE BKC MEETING."

     As a result of the Merger, each share of Common Stock (other than Dissenting Shares, as hereinafter defined) issued and outstanding immediately prior to the effective time of the Merger (the "Effective Time") will be converted into the right to receive $9.17 in cash (the "Merger Consideration").

     A person giving the enclosed proxy has the power to revoke it at any time before it is exercised at the BKC Meeting by written notice to the Secretary of BKC, by sending a later dated proxy, or by revoking it in person at the BKC Meeting.

     This Proxy Statement and the accompanying proxy card and letter of transmittal are first being mailed to stockholders of BKC on or about April 15, 1998.

     The principal executive offices of BKC are located at Six Lake Street, Lawrence, Massachusetts 01841 (telephone: 978/681-0392).

     THE BKC BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR ADOPTION AND APPROVAL OF THE MERGER AGREEMENT. See "THE MERGER--Interests of Certain Persons in the Merger."

                        MARKET PRICE OF BKC COMMON STOCK

     BKC's Common Stock is traded on the Nasdaq SmallCap Market (symbol "BKCS"). Prior to February 25, 1997, the Common Stock was traded on the Nasdaq National Market System. The following table sets forth, for the periods indicated, the high and low sale prices of the Common Stock as reported by Nasdaq. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.



                             Fiscal l998                                   High              Low
2nd Quarter (through March 27, 1998).................................      $9.00            $4.75
1st Quarter..........................................................     $6.125            $3.50
                             Fiscal 1997
4th Quarter..........................................................      $3.75            $1.75
3rd Quarter..........................................................       2.75             1.75
2nd Quarter..........................................................       3.25             1.50
1st Quarter..........................................................       3.75             1.50
                             Fiscal 1996
4th Quarter..........................................................      $3.75            $2.25
3rd Quarter .........................................................       4.75             1.75
2nd Quarter..........................................................       4.00             1.75
1st Quarter..........................................................       3.75             1.88

     On January 21, 1998, the last business day prior to the date on which the Merger was publicly announced, the last reported sale price for the Common Stock was $5.875 per share. On April 9, 1998, the last reported sale price for the Common Stock was $8.75 per share. BKC stockholders are urged to obtain current market quotations for the Common Stock.

     BKC has not paid any dividends (cash or otherwise) on its Common Stock since its inception.

                           PRINCIPAL BKC STOCKHOLDERS

     The following table sets forth the number of shares of Common Stock beneficially owned as of February 27, 1998 by (i) each stockholder who is known by BKC to own beneficially more than 5% of the outstanding Common Stock, (ii) BKC's directors and certain of its executive officers and (iii) all BKC directors and executive officers as a group. Except as otherwise indicated, to BKC's knowledge, all shares are beneficially owned, and sole investment and voting power is held, by the persons named as owners.


                                                                Common Stock              Percent of Shares
                         Name                                Beneficially Owned              Outstanding
                         ----                                ------------------              -----------
Gerald T. Billadeau(1).................................          197,680                        15.4%
John L. Campbell(2)....................................          165,660                        12.9
William J. Kady(3).....................................          206,370                        16.1
Albert A. Magdall(4)...................................           37,730                         2.9
W. Randle Mitchell, Jr(5)..............................            4,730                         *
James R. Shiring(6)....................................           75,000                         5.5
Thomas M. Cunneen(7)...................................           25,000                         1.9
All current executive officers and directors as a group
(8 persons)(8).........................................          719,503                        52.8

---------------------------------------
*Less than 1%
(1) Includes beneficial ownership of 180 shares of Common Stock held by spouse.
(2) Includes beneficial ownership of 160 shares of Common Stock held by spouse.
(3) Includes beneficial ownership of 6,100 shares of Common Stock held by spouse.
(4) Includes 4,730 shares which may be acquired by exercise of stock options within 60 days after February 1, 1998.
(5) Includes 4,730 shares which may be acquired by exercise of stock options within 60 days after February 1, 1998.
(6) Consists of shares which may be acquired by exercise of stock options within 60 days after February 1, 1998.
(7) Consists of shares which may be acquired by exercise of stock options within 60 days after February 1, 1998.
(8) Includes 80,293 shares which may be acquired by exercise of stock options within 60 days after February 1, 1998 held by executive officers and directors of BKC.

                                 THE BKC MEETING

                              Date, Time and Place

     The BKC Meeting will be held on May 14, 1998, at 10:00 a.m., at the offices of Choate, Hall & Stewart, 36th Floor, Exchange Place, 53 State Street, Boston, Massachusetts.

                             Purpose of the Meeting

     The purpose of the BKC Meeting is to consider and vote upon a proposal to adopt and approve the Merger Agreement.

              Shares Outstanding and Entitled to Vote; Record Date

     The close of business on April 6, 1998 has been fixed by the BKC Board as the record date (the "Record Date") for the determination of holders of shares of Common Stock entitled to notice of and to vote at the BKC Meeting. At the close of business on the Record Date, there were 1,276,411 shares of Common Stock issued and outstanding held by approximately 139 holders of record. Holders of Common Stock on the Record Date are entitled to one vote per share of Common Stock. Subject to compliance with the terms of applicable Massachusetts law, the holders of shares of the Common Stock are entitled to exercise appraisal rights in connection with merger. See "APPRAISAL RIGHTS."

                                 Votes Required

     The affirmative vote of the holders of two-thirds of the Common Stock outstanding on the Record Date is required to adopt and approve the Merger Agreement.

         As of the Record Date, directors and officers of BKC owned and were entitled to vote an aggregate of 601,710 shares of Common Stock, representing 47% of the shares of Common Stock outstanding, all of which shares are subject to shareholders' agreements pursuant to which each of the holders of such shares of Common Stock has agreed with Microsemi in his individual capacity as a stockholder of BKC that all shares of Common Stock owned by him will be voted in favor of adoption and approval of the Merger Agreement at the BKC Meeting. See "THE MERGER--Interests of Certain Persons in the Merger--Shareholders' Agreements."

                 Voting, Solicitation and Revocation of Proxies

     A proxy card for use at the BKC Meeting accompanies this Proxy Statement. Proxies may be solicited by using the mails and by means of personal interview, telephone and wire. The costs of soliciting proxies from the holders of the Common Stock will be borne by BKC, including the charges and expenses of brokerage firms and others for forwarding soliciting material to beneficial owners of Common Stock. A holder of Common Stock may use his or her proxy if he or she does not attend the BKC Meeting or wishes to have his or her shares voted by proxy even if he or she does attend the BKC Meeting. The proxy may be revoked in writing by the person giving it at any time before it is exercised by notice of such revocation to the Secretary of BKC, or by submitting a proxy having a later date, or by such person appearing at the BKC Meeting and electing to vote in person. Attendance at the BKC Meeting will not in itself constitute revocation of a proxy. All proxies validly submitted and not revoked will be voted in the manner specified therein. IF NO SPECIFICATION IS MADE, THE PROXIES WILL BE VOTED IN FAVOR OF THE PROPOSAL TO ADOPT AND APPROVE THE MERGER AGREEMENT.

     Under the applicable provisions of the Massachusetts Business Corporation Law ("MBCL") and BKC's Articles of Organization and By-Laws, the presence, in person or by proxy, of holders of a majority in interest of the Common Stock outstanding on the Record Date is necessary to constitute a quorum of stockholders to take action at the BKC Meeting. For these purposes, shares which are present, or represented by proxy, at the BKC Meeting will be counted for quorum purposes regardless of whether the holder of the shares or proxy fails to vote on the Merger Agreement ("abstentions") or whether a broker with discretionary authority fails to exercise its discretionary authority to vote shares with respect to the Merger Agreement ("broker non-votes"). For purposes of approval of the Merger Agreement, only shares voted for the adoption and approval of the Merger Agreement, and neither abstentions nor broker non-votes, will be counted as voting for adoption and approval in determining whether the Merger Agreement is adopted and approved by the holders of the Common Stock. As a consequence, abstentions, other shares not voted and broker non-votes will have the same effect as votes against adoption and approval of the Merger Agreement.

                              Independent Auditors

     Representatives of Sullivan Bille, P.C., independent auditors for BKC, will attend the BKC Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

                                  Other Matters

     The BKC Board does not know of any matters other than the matters described in this Proxy Statement which are expected to be presented for consideration at the BKC Meeting.

                           Adjournment of BKC Meeting

     It is currently expected that on the scheduled date of the BKC Meeting votes will be taken and the polls closed on the proposal to adopt and approve the Merger Agreement. It is possible, however, that BKC management may propose one or more adjournments of the BKC Meeting, either to allow the inspectors of election to count and report on the votes cast after the polls have been closed, or, without closing the polls, in order to permit further solicitation of proxies with respect to the proposal being considered at such BKC Meeting or for other reasons.

                     CERTAIN INFORMATION REGARDING MICROSEMI

     Microsemi is a multinational supplier of high-reliability discrete semiconductors, surface mounted assemblies and high-reliability screening and testing services. Microsemi's power conditioning semiconductor products and custom assemblies are employed by Microsemi's customers in a wide array of aerospace, defense, medical and other applications ranging from the space shuttles to heart pacemakers, x-ray and other medical equipment, automotive, computer and automation products and communications equipment.

     The common stock of Microsemi is traded on the Nasdaq National Market under the symbol "MSCC." The principal executive offices of Microsemi are located at 2830 South Fairview Street, Santa Ana, California 92704 (telephone:
714/979-8220).

                     SELECTED BKC HISTORICAL FINANCIAL DATA

     The following table sets forth certain selected historical consolidated financial data for BKC. The selected financial data for the five years ended September 30, 1997 are derived from audited consolidated financial statements of BKC for such periods. The financial data for the three months ended December 31, 1996 and December 30, 1997 are derived from unaudited financial statements and are not necessarily indicative of the results for the remainder of the year or any future period. This table should be read in conjunction with the financial statements and other information included in the documents incorporated herein by reference (see "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE"). All amounts are in thousands, except for per share data.


                                   Three Months Ended                    For the years ended September 30,
                                   ------------------        --------------------------------------------------------
                                  12/31/97    12/31/96         1997        1996        1995         1994        1993
                                  --------    --------         ----        ----        ----         ----        ----
                                      (Unaudited)
Revenue                           $3,098       $2,368        $11,089     $9,797      $11,277       $11,384     $9,775
Gross Profit                      $  929       $  432        $ 3,181     $1,947      $ 1,278       $ 2,005     $2,915
Income (loss) from
 operations                       $  380       $  (63)       $   879     $   96      $(1,530)      $  (533)    $  700
Net income (loss)                 $  188       $  (73)       $   378     $   34      $(1,207)      $  (474)    $  353
Net income (loss) per share(1):
  Basic                           $ 0.15       $ (.06)       $   0.3     $ 0.03      $ (0.97)      $ (0.38)    $ 0.28
  Diluted                         $ 0.13       $ (.06)       $  0.29     $ 0.03      $ (0.97)      $ (0.38)    $ 0.28
Weighted average shares
  outstanding:
    Basic                         $1,276       $1,276        $ 1,276     $1,273      $ 1,244       $ 1,247     $1,248
    Diluted                       $1,405       $1,276        $ 1,313     $1,300      $ 1,244       $ 1,247     $1,248
Working capital                   $2,819       $2,206        $ 2,482     $2,015      $ 1,744       $ 3,100     $3,232
Total assets                      $6,980       $6,603        $ 6,904     $6,429      $ 7,824       $ 8,351     $7,761
Short term debt                   $1,935       $1,833        $ 2,067     $1,805      $ 2,967       $ 2,144     $1,556
Long term debt and non-current
   capital lease obligations      $  462       $  776        $   568     $  581      $   915       $ 1,219     $  591
Stockholders' equity              $3,535       $2,896        $ 3,347     $2,969      $ 2,852       $ 4,062     $4,558

-------------------

(1) Basic net income (loss) per share has been computed in accordance with Statement of Financial Accounting Standards 128, Earnings Per Share, (SFAS
     128) using the weighted average number of common shares outstanding. The provisions and disclosure requirements of SFAS 128 were required to be adopted for interim and annual periods ending after December 15, 1997, with restatement of EPS for prior periods. Accordingly, EPS data for all periods presented has been restated to reflect the computation of EPS in accordance with the provisions of SFAS 128.

     Diluted net income (loss) per share gives effect to all dilutive potential common shares that were outstanding during the period. The Company had a net loss during the quarter ended December 31, 1996 and the years ended September 30, 1995 and 1994; therefore, none of the options outstanding at period end were included in the net loss per share calculation for the periods then ended, since they were anti-dilutive. Shares reserved for outstanding warrants have also been excluded from the net income (loss) per share calculation because their effect is anti-dilutive.

     The following table sets forth the basic and diluted et income (loss) per share computation for the three months ended December 31, 1997 and 1996 and the five years ended September 30, 1997:

                                         Three Months Ended                    For the years ended September 30,
                                         ------------------          -----------------------------------------------------
                                        12/31/97    12/31/96         1997        1996        1995         1994        1993
                                        --------    --------         ----        ----        ----         ----        ----
                                            (Unaudited)
Net income (loss)                       $  188      $   (73)        $  378     $   34      $(1,207)      $ (474)     $  353
BASIC
  Weighted average number
      of shares outstanding              1,276        1,276          1,276      1,273        1,244        1,247       1,248
 Net income (loss) per share            $ 0.15      $  (.06)        $  .30     $ 0.03      $ (0.97)      $(0.38)     $ 0.28
                                        ------      -------         ------     ------      -------       ------      ------
DILUTED
  Weighted average shares
     outstanding:                        1,276        1,276          1,276      1,273        1,244        1,247       1,248
   Additional weighted average
       shares from assumed
       exercise of diluted stock
       options, net of shares to be
       repurchased withe exercise
       proceeds                            129            0             37         27            0            0           0
   Weighted average number
       of shares outstanding used
       in the diluted ner income
       (loss) per share calculation      1,405        1,276          1,313      1,300        1,244        1,247       1,248
 Net income (loss) per share            $ 0.13      $  (.06)       $  0.29     $ 0.03      $ (0.97)      $(0.38)       0.28
                                        ------      -------         ------     ------      -------       ------      ------

         The dilutive effect of convertible preferred stock has not been included in the above calculation because the Company had no such shares outstanding during the respective periods.


                      BACKGROUND AND REASONS FOR THE MERGER

                            Background of the Merger

     At various times during the past two years, the BKC Board and BKC's senior management had discussed generally among themselves the possibility of entering into a business combination or strategic alliance in light of an increasingly competitive environment. Certain of BKC's competitors had experienced rapid growth in recent years increasing the difference in economic power between BKC and such competitors. Although BKC had experienced some improvements in financial results in recent periods, the challenges facing BKC in order to continue to be competitive remained significant. While general discussions occurred during this period among the BKC Board and senior management, no definitive decisions were made. BKC has not engaged in material discussions with any other third parties regarding potential business combinations or strategic alliances since January 1997.

     On November 10, 1997, certain members of BKC's senior management and the BKC Board met with certain members of the senior management of Microsemi to explore preliminarily the possibility of a combination of their respective businesses. On November 11, 1997, discussions continued, at which time Microsemi suggested that its initial valuation of BKC was approximately $8.41 per share but would include a holdback of a portion of the merger consideration to cover indemnifications and certain adjustments based on BKC's operating results following the signing of a merger agreement.

     On November 12, 1997, at a regularly scheduled meeting of the BKC Board, the discussions with Microsemi that had taken place on November 10 and 11 were summarized for the entire BKC Board and reviewed and discussed. The BKC Board, by unanimous vote, established a special committee of the board (the "Special Committee") to continue discussions with Microsemi and to advise the BKC Board with respect to the hiring of a financial advisor, if necessary. Messrs. Billadeau, Magdall (chairman) and Mitchell were appointed to the Special Committee. At this meeting, the BKC Board discussed whether it would be in the best interests of stockholders to approach a broader group of potential purchasers of BKC and determined that such action could have a serious adverse effect on BKC's business and prospects and could be detrimental to stockholder value, in that in approaching a broader group it would be difficult to keep the process confidential and that such process could be negatively perceived by BKC's customers, employees and distributors and would likely make Microsemi less inclined to continue discussions. In addition, the BKC Board and BKC's management agreed that the potential merger synergies that could be achieved by Microsemi were likely greater than those that could be achieved by other entities. Such potential synergies included the ability of Microsemi to use its strong combination of industry expertise, capital resources, its Massachusetts manufacturing facility, large customer base, and United States and foreign distributor networks to grow the combined businesses following a merger.

     During the week of November 17, 1997, there were numerous discussions between or among members of the Special Committee and representatives of BKC, potential financial advisors and representatives of Microsemi. Such discussions covered, among other things, the possible form of a transaction and various due diligence matters.

     On December 4, 1997, following a presentation by Tucker Anthony to the BKC Board, the BKC Board formally engaged Tucker Anthony as its exclusive financial advisor in connection with a proposed transaction. At the meeting of the BKC Board on December 4, 1997, the BKC Board reviewed and reaffirmed its previous determination that to approach a broader group of potential purchasers of BKC could have a serious adverse effect on BKC's business and prospects and could be detrimental to stockholder value for the reasons set forth above. The BKC Board, therefore, decided to proceed with negotiations and to attempt to reach an agreement with Microsemi in a short time frame. Accordingly, management and the BKC Board believed that Microsemi had the capacity to offer an attractive price to acquire BKC, a belief that management and the BKC Board felt was supported by the level of Microsemi's initial proposal.

     Following the December 4, 1997 meeting of the BKC Board, representatives of BKC and Microsemi continued their due diligence reviews and the negotiation of a definitive merger agreement and related agreements. During this time, there were a number of meetings by conference call involving members of the Special Committee, senior management of BKC and Microsemi, Tucker Anthony and legal counsel. During these meetings, BKC indicated that it was seeking an offer higher than Microsemi's original proposal of $8.41 per share. On January 6, 1998, Microsemi indicated that it would consider raising its initial offer to $8.98 per share. BKC again indicated to Microsemi that it was seeking a higher offer, and, on January 7, 1998, Microsemi indicated that it would consider raising its offer to $9.17 per share, subject to continued due diligence. The CEO and CFO of Microsemi flew to Boston and engaged in two days of management meetings, other due diligence activities and final negotiations on January 13 and 14, 1998. In addition, the full BKC Board met on January 13 and January 15, 1998, to review the status of negotiations between BKC and Microsemi. During its due diligence, Microsemi indicated that its offer of $9.17 per share might be reduced; BKC responded that any such reduction would not be viewed favorably. Microsemi maintained its offer at $9.17 per share.

     At a special meeting held on January 21, 1998, the BKC Board considered the possible merger of BKC with and into a subsidiary of Microsemi, consulting with and considering presentations by the Special Committee and BKC's management and financial and legal advisors. The Board was advised that Microsemi had proposed a merger in which BKC stockholders would receive $9.17 in cash for each share of Common Stock held by them and holders of options to purchase shares would receive in cash for each such option the difference between $9.17 and the exercise price of such option. The Board also considered the other terms of the proposed merger agreement, including, among other things, the absence of a holdback of a portion of the Merger Consideration to cover indemnifications and the absence of adjustments based on BKC's operating results following the signing of the Merger Agreement. Microsemi required that the directors of BKC agree in their individual capacities as stockholders to vote in favor of the Merger and to refrain from voting in favor of a business combination with a third party, as described below under "THE MERGER--Interests of Certain Persons in the Merger--Shareholders' Agreements." This voting requirement would, however, terminate upon any termination of the Merger Agreement.

     At the January 21 meeting, the BKC Board also heard a presentation by Tucker Anthony of its analyses of the financial terms of the Merger, and Tucker Anthony verbally delivered its opinion to the BKC Board that, as of such date, the consideration to be received by the BKC stockholders pursuant to the Merger Agreement was fair to such stockholders from a financial point of view. The opinion of Tucker Anthony was subsequently confirmed in writing. After further deliberations, the BKC Board unanimously approved the execution and delivery of the Merger Agreement as being in the best interests of BKC and its stockholders. See "--Opinion of BKC Financial Advisor." The Merger
                                        8

Agreement was executed and delivered later that day. For a description of the factors considered by the BKC Board in reaching its decision, see "--Reasons for the Merger; Recommendation of the BKC Board."

             Reasons for the Merger; Recommendation of the BKC Board

     In reaching its decision to adopt and approve the Merger Agreement on January 21, 1998, the BKC Board consulted with BKC's management and financial and legal advisors and primarily considered the following factors:

     1. Historical and prospective financial information regarding BKC and consideration of the prospects of BKC if it continued as an independent organization;

     2. The risks that prolonging the merger negotiation process further or approaching other potential acquirors could significantly disrupt BKC's business;

     3. The opinion of the BKC Board as to the low likelihood of BKC locating any alternative business combinations that would be as favorable, on the whole, to BKC and its stockholders as the Merger, in that the potential merger synergies that could be achieved by Microsemi were likely greater than those that could be achieved by other entities (see "--Background of the Merger");

     4. The presentation made by Tucker Anthony and its opinion that the Merger Consideration to be received by the BKC stockholders pursuant to the Merger was fair to the BKC stockholders from a financial point of view as of that date (see "--Opinion of BKC Financial Advisor"); and

     5. The BKC Board's review with its legal and financial advisors of the provisions of the Merger Agreement, including provisions which would not prevent BKC from considering or the BKC Board from approving an alternative business combination proposal from a third party, under certain conditions (see "THE MERGER--No Solicitation; Fiduciary Duties" and "--Right of BKC Board to Withdraw its Recommendation").

     The BKC Board did not assign any specific or relative weight to the factors discussed above. The BKC Board did not consider any other material factors in reaching its decision to adopt and approve the Merger.

     THE BKC BOARD HAS UNANIMOUSLY ADOPTED AND APPROVED THE MERGER AGREEMENT AND DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF BKC AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE BKC STOCKHOLDERS VOTE FOR THE ADOPTION AND APPROVAL OF THE MERGER AGREEMENT. See "THE MERGER--Interests of Certain Persons in the Merger." BKC has the right, under certain circumstances, to withdraw or modify the foregoing recommendation of the BKC Board. See "THE MERGER--Right of BKC Board to Withdraw its Recommendation."

                        Opinion of BKC Financial Advisor

General

         On December 4, 1997, the BKC Board engaged Tucker Anthony to act as financial advisor in connection with a possible sale of BKC or other form of business combination involving BKC. As financial advisor, Tucker Anthony was engaged to assist in the evaluation of a preliminary proposal received from Microsemi on November 11 and assist in any negotiations and related discussions; upon BKC's request, identify and screen potential acquirors, and, if approved by the BKC Board, initiate contact with potential acquirors; assist in the evaluation of any proposals received; and provide the BKC Board with a fairness opinion in connection with a proposed transaction. As described above in the sections "--Background for the Merger" and "--Reasons for the Merger; Recommendation of the BKC Board," the BKC Board decided to pursue exclusive negotiations with Microsemi. As such, the BKC Board did not authorize Tucker Anthony to approach, nor did Tucker Anthony approach, other potential acquirors to solicit other indications of interest for an acquisition of all or part of BKC.

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

     Tucker Anthony delivered a written opinion to the BKC Board on January 21, 1998 (the "Opinion") which concluded, based on and subject to the assumptions and qualifications set forth therein, that the Merger Consideration of $9.17 in cash per share of Common Stock to be received by the stockholders of BKC pursuant to the Merger Agreement was fair, from a financial point of view, to such stockholders as of the date thereof. The full text of the Opinion, setting forth the assumptions made, procedures followed, matters considered and certain limitations on the review undertaken by Tucker Anthony, is attached hereto as Appendix II. Holders of Common Stock are urged to read the Opinion in its entirety. The Opinion is directed to the BKC Board only and does not constitute a recommendation to any holder of Common Stock as to how such stockholder should vote at the BKC Meeting. BKC engaged Tucker Anthony to render advice only to the Board. BKC and Tucker Anthony agreed that they do not believe that any person other than the Company's Board of Directors has the legal right to rely on the Opinion and that, absent any controlling precedent, BKC and Tucker Anthony would resist any assertion otherwise. The engagement letter between BKC and Tucker Anthony contains an express disclaimer of the ability of any party other than the Board of Directors to rely on the Opinion. BKC and Tucker Anthony are not aware of any controlling precedent that would create a statutory or common law right for persons other than the Board of Directors to rely on the Opinion. The Company and Tucker Anthony base their belief that no such person may rely on the Opinion on the limited nature of Tucker Anthony's contractual duty and the absence of such controlling precedent. In the absence of such controlling precedent, the ability of a stockholder to rely on the Opinion would be resolved by a court of competent jurisdiction. Resolution of the question of a stockholder's ability to rely on the Opinion will have no effect on the rights and responsibilities of the Board under applicable state law or on the rights and responsibilities of either Tucker Anthony or the Board under federal securities laws.

Analyses of Tucker Anthony

     In rendering the Opinion, Tucker Anthony, among other things: (i) reviewed the Agreement; (ii) reviewed certain historical financial and other information concerning BKC for the five fiscal years ended September 30, 1997 and preliminary results for the quarter ended December 31, 1997, including BKC's reports on Forms 10-K and 10-Q; (iii) held discussions with the senior management of BKC with respect to its past and current financial performance, financial condition and future prospects; (iv) reviewed certain internal financial data, projections and other information of BKC, including financial projections prepared by management, and performed a discounted cash flow analysis using such projections; (v) analyzed certain publicly available information of other companies that it deemed comparable or otherwise relevant to its inquiry, and compared BKC from a financial point of view with certain of these companies; (vi) reviewed the consideration received by stockholders in other acquisitions of companies that it deemed comparable or otherwise relevant to its inquiry; (vii) reviewed historical trading activity of the Common Stock and considered the prospects for dividends and price movement; and (viii) conducted such other financial studies, analyses and investigations and reviewed such other information as it deemed appropriate to enable it to render the Opinion. In its review, Tucker Anthony also took into account an assessment of general economic, market and financial conditions and certain industry trends and related matters. The Opinion was necessarily based upon market, economic and other conditions as they existed and could be evaluated on the date thereof, and the information made available to Tucker Anthony through the date thereof.

     No limitations were imposed by the BKC Board upon Tucker Anthony with respect to the investigations made or procedures followed by Tucker Anthony in its review and analysis. In its review and analysis and in arriving at its opinion, Tucker Anthony assumed and relied upon the accuracy and completeness of all the financial information publicly available or provided to it by BKC, and did not attempt to verify any of such information. Tucker Anthony assumed (i) that the financial projections of BKC provided to it were prepared on a basis reflecting the best available estimates and judgments of BKC's management as to the future financial performance and results of BKC, and (ii) that such forecasts and estimates would be realized in the amounts and in the time periods estimated. Tucker Anthony did not make or obtain any independent valuations or appraisals of any assets or liabilities of BKC, and did not verify any of BKC's books or records.

     On January 21, 1998, Tucker Anthony made a presentation to the BKC Board and subsequently issued the Opinion. Set forth below is a summary of the principal elements of the financial analyses performed by Tucker Anthony in connection with rendering the Opinion. This summary does not purport to be a complete description of the analyses performed by Tucker Anthony or of the presentation by Tucker Anthony to the BKC Board on January 21, 1998. All material analyses performed by Tucker Anthony were presented to the Board by Tucker Anthony and are summarized herein. Tucker Anthony believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all factors and analyses, could create an incomplete or misleading view of the process underlying its opinion.

     Analysis of Publicly Traded Reference Companies. Tucker Anthony compared selected financial data and financial ratios of BKC to the corresponding data and ratios of certain publicly traded manufacturers of discrete semiconductors and analog/linear integrated circuits. The reference companies were selected based on general business, operating and financial characteristics, including primary lines of business, market capitalization, total revenues and various measures of profitability. Specifically, the companies included in Tucker Anthony's review were: C. P. Clare Corporation, Diodes Incorporated, International Rectifier Corporation, Microsemi, Semtech Corporation, Siliconix Incorporated and Unitrode Corporation (the "Public Reference Companies").

     Tucker Anthony also compared multiples for the Merger implied by the Merger Consideration and certain financial data of BKC to the corresponding implied trading multiples of the Public Reference Companies. While none of the Public Reference Companies was identical to BKC, Tucker Anthony considered that certain valuation parameters established by the public markets and imputed from stock prices with respect to the Public Reference Companies, when viewed in conjunction with certain qualitative factors, were relevant when considering the valuation of BKC, since the Public Reference Companies exhibited certain business characteristics similar to those exhibited by BKC. In this portion of its analysis, Tucker Anthony focused on (i) enterprise value (value of equity plus net debt) as a multiple of latest twelve months ("LTM") revenue, (ii) enterprise value as a multiple of LTM earnings before interest, taxes, depreciation and amortization ("EBITDA"), (iii) enterprise value as a multiple of LTM earnings before interest and taxes ("EBIT"), (iv) equity value as a multiple of LTM earnings, (v) equity value as a multiple of projected 1998 earnings (projected earnings figures for the Public Reference Companies were based on information for calendar 1998 from First Call Corporation and independent research analysts; projected earnings figures for BKC were based on BKC's fiscal 1998 internal plan), and (vi) equity value as a multiple of book value.

     The implied multiples for the Merger based on the Merger Consideration and BKC's financial data compare as follows with the median multiples for the Public Reference Companies (the "Median") using closing share prices as of January 16, 1998: (i) enterprise value to LTM revenue of 1.33x for the Merger versus 1.35x for the Median, (ii) enterprise value to LTM EBITDA of 8.5x for the Merger versus 7.3x for the Median, (iii) enterprise value to LTM EBIT of 11.9x for the Merger versus 11.3x for the Median, (iv) equity value to LTM earnings of 20.9x for the Merger versus 16.4x for the Median, (v) equity value to projected 1998 earnings of 15.3x for the Merger versus 13.9x for the Median, and (vi) equity value to book value of 3.8x for the Merger versus 2.7x for the Median.

     Discounted Cash Flow Analysis. Tucker Anthony developed a discounted cash flow analysis of BKC based on projected financial statements through the fiscal year ending September 30, 2000. For the purpose of the analysis, Tucker Anthony utilized three sets of BKC projections. "Case I" was prepared by management of BKC and was characterized as a lower growth and lower profitability case. "Case II" was prepared by management and characterized as a higher growth and higher profitability case. BKC indicated that the mid-point of these two sets of projections (the "Mid-Point Case") was the "most likely" case. These projections assumed, among other things, (i) that the year-over- year increases in revenue for the years ending September 30, 1998 through 2000 would range from 14.1% to 16.0% in the Mid-Point Case, from 5.7% to 11.6% in Case I, and from 19.4% to 22.4% in Case II, and (ii) that the operating margin (operating income as a percentage of revenues) for the years ending September 30, 1998 through 2000 would range from 11.0% to 13.5% in the Mid-Point Case, from 9.5% to 10.4% in Case I, and from 12.3% to 15.8% in Case II. Specifically, these projections assumed (i) that revenues for the years ending September 30, 1998 through 2000 would be $12.6 million, $14.6 million and $16.9 million, respectively, in the Mid-Point Case, $11.7 million, $12.8 million and $14.3 million, respectively, in Case I, and $13.6 million, $16.3 million and $19.5 million, respectively, in Case II; (ii) that EBITDA for the years ending September 30, 1998 through 2000 would be $1.8 million, $2.2 million and $2.8 million, respectively, in the Mid-Point Case, $1.5 million, $1.7 million and $2.0 million, respectively, in Case I, and $2.1 million, $2.8 million and $3.6 million, respectively, in Case II; (iii) that EBIT for the years ending September 30, 1998 through 2000 would be $1.4 million, $1.7 million and $2.3 million, respectively, in the Mid-Point Case, $1.1 million,

$1.2 million and $1.5 million, respectively, in Case I, and $1.7 million, $2.3 million and $3.1 million, respectively, in Case II; (iv) that net income for the years ending September 30, 1998 through 2000 would be $0.7 million, $1.0 million and $1.3 million, respectively, in the Mid-Point Case, $0.6 million, $0.7 million and $0.8 million, respectively, in Case I, and $0.9 million, $1.3 million and $1.8 million, respectively, in Case II; and (v) that net income per share for the years ending September 30, 1998 through 2000 would be $0.56, $0.76 and $1.04, respectively, in the Mid-Point Case, $0.44, $0.52 and $0.66, respectively, in Case I, and $0.68, $0.99 and $1.42, respectively, in Case II.

     The projected cash flows consisted of the after-tax free cash flow for the six months ending September 30, 1998 and the fiscal years ending September 30, 1999 and 2000 plus a terminal value at September 30, 2000. In estimating the appropriate terminal value at September 30, 2000, Tucker Anthony applied a range of multiples of 5.3x to 9.3x to estimated EBITDA in fiscal year 2000 with reference to the corresponding multiples of the Public Reference Companies. Specifically, this range was chosen to reflect a range of multiples surrounding the median EBITDA multiple derived from the Public Reference Companies with the median multiple of 7.3x serving as the midpoint of the range. Acquisition and trading multiples from time to time fluctuate considerably, and no assurance can be made that future trading multiples will be comparable to historical levels.

     The present value of the stream of projected cash flows was obtained by discounting the cash flows to March 31, 1998 using a range of weighted average costs of capital ("WACC") of 15% to 25% estimated with particular reference at the midpoint of this range to the capital structure of the Public Reference Companies, the estimated cost of equity for the Public Reference Companies as a group of 15%, and a range of cost of equity premia with 6% at the midpoint considered to reflect the small market capitalization of BKC compared to the Public Reference Companies and the relative illiquidity of BKC's shares. The foregoing analysis resulted in a range of estimated present values of $5.53 to $12.13 per share of Common Stock in the Mid-Point Case, a range of estimated present values of $3.86 to $8.54 per share of Common Stock in Case I, and a range of estimated present values of $7.20 to $15.72 per share of Common Stock in Case II.

     Analysis of Reference Transactions. Tucker Anthony conducted a review of merger and acquisition transactions announced since January 1, 1994 in which the target company was engaged in areas of business similar to those of BKC. While a number of transactions were identified for which transaction value and at least one relevant operating statistic were reported, the group of imputed transaction multiples as a whole was not considered sufficiently conclusive to be an important element of Tucker Anthony's analysis because of the relatively low number of operating statistic data points and the type of these data points when viewed as a group.

     Stock Trading History. Tucker Anthony examined the historical trading prices and volume of the Common Stock, and compared the historical trading prices of the Common Stock in relation to movements in certain stock indices. Specifically, for the three years ended January 16, 1998, the price of the Common Stock increased by 100% while an index of the Public Reference Companies increased by 61%, the Nasdaq Composite Index increased by 105% and the Standard & Poor's 500 Composite Index increased by 107%. During the twelve months ended January 20, 1998, of the total number of shares of Common Stock traded, 83% traded at values between $2.00 and $5.00, the highest closing price for the Common Stock was $6.125 and the lowest closing price was $1.50. It was noted that the proposed consideration of $9.17 per share represented a premium of 49.7% to the highest closing price of the Common Stock during the twelve months ended January 20, 1998.

     Premium to Market Price. Tucker Anthony reviewed summary statistics relating to the historical premia to the market price of the target paid in acquisitions of publicly traded companies. According to the 1997 Mergerstat Review, the average of the median premium offered in all acquisitions over the five year period 1992-1996 in which the reported transaction value was $25.0 million or less (210 transactions) was 36.7%. Over the same five year period, the average of the median premium offered in all acquisitions in which the form of consideration was cash (346 transactions) was 30.8%.

     Based on the closing price of the Common Stock on January 20, 1998 of $5.50 per share, the proposed consideration of $9.17 per share represented a premium of 66.7%. However, Tucker Anthony noted the relative illiquidity of the Common Stock as compared to many publicly traded companies (using total market capitalization,

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

number of shares actively traded and historical trading volume as points of reference), when considering the market price of the Common Stock as an indicator of value.

     The foregoing is a summary of the principal elements of the financial analyses performed by Tucker Anthony, but it does not purport to be a complete description of such analyses. In performing its analyses, Tucker Anthony made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the control of BKC. The preparation of an opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances based upon experience and judgment. Accordingly, notwithstanding the separate factors summarized above, Tucker Anthony believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying Tucker Anthony's opinion.

Engagement Terms

     As compensation for its services as financial advisor, including issuance of the Opinion, BKC has agreed to pay Tucker Anthony a total of approximately $395,000 (to be finally calculated at the time of the Closing), of which amount $150,000 has been paid as of the date hereof with the balance payable at the Closing. The remainder of Tucker Anthony's fees are contingent upon the consummation of the Merger. BKC also has agreed to reimburse Tucker Anthony for its expenses and to indemnify Tucker Anthony against certain liabilities arising out of its services.

     BKC selected Tucker Anthony for a variety of reasons including its familiarity with BKC and its business and Tucker Anthony's experience and reputation in the area of valuation and financial advisory work generally. Tucker Anthony is a nationally recognized investment banking firm and is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, leveraged buyouts, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. In the ordinary course of its business, Tucker Anthony may actively trade the securities of both BKC and Microsemi for its own account or for the accounts of its customers and, accordingly, may at any time hold long or short positions in such securities.

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                                   THE MERGER

     The following is a brief summary of certain provisions of the Merger Agreement and their effect. This summary is not intended to be a complete statement of all material provisions of the Merger Agreement and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Appendix I and incorporated herein by reference.

                                     General

     The Merger Agreement provides that, subject to the satisfaction of certain conditions (including, among other things, adoption and approval of the Merger Agreement by the stockholders of BKC), or, in certain cases, waiver of certain conditions, Merger Subsidiary, a wholly-owned subsidiary of Microsemi, will be merged with and into BKC. The Merger will become effective upon the filing with the Secretary of State of The Commonwealth of Massachusetts of duly prepared and executed articles of merger or at such later time as is specified in the articles of merger. The filing of the articles of merger will occur on or before the fifth business day after the satisfaction or waiver of the conditions of the Merger, unless another date is agreed to by the parties. Upon consummation of the Merger, BKC will become a wholly-owned subsidiary of Microsemi, and the stockholders of BKC, without taking any further action, shall be entitled to receive the Merger Consideration. See "--Conversion of Common Stock" and "--Effective Time."

                           Conversion of Common Stock

Conversion of Common Stock

     The Merger Agreement provides that each share of Common Stock issued and outstanding at the Effective Time (other than Dissenting Shares and shares, if any, held by Microsemi, Merger Subsidiary or any other direct or indirect subsidiary of Microsemi) shall be converted into the right to receive an amount in cash equal to $9.17 (the "Merger Consideration").

     The shares of Common Stock held by holders who perfect appraisal rights will not be so converted. See "APPRAISAL RIGHTS."

Dissenting Shares; Appraisal Rights

     No conversion of Common Stock into a right to receive the Merger Consideration will be made with respect to any shares of Common Stock as to which a stockholder of BKC has properly elected to exercise any rights to appraisal in accordance with the Massachusetts General Laws ("Dissenting Shares"). Under the Massachusetts General Laws, including in particular the MBCL, any BKC stockholder (i) who files with BKC an objection to the Merger in writing before the approval of the Merger by the stockholders of BKC and who states in such objection that such stockholder intends to demand payment for his or her shares if the Merger is concluded and (ii) whose shares are not voted in favor of the Merger, shall be entitled to demand payment for his or her shares of Common Stock and an appraisal of the value thereof, in accordance with the provisions of Sections 85 through 98, inclusive, of the MBCL. See "APPRAISAL RIGHTS." If, after the Effective Time, a holder of Dissenting Shares fails to perfect or loses any such right of appraisal, each Dissenting Share of such stockholder shall be treated as a share that had been converted as of the Effective Time into the right to receive the Merger Consideration.

                            Exchange of Certificates

Manner of Exchange

     As soon as practicable after the Effective Time, each holder of an outstanding certificate or certificates which prior thereto represented shares of Common Stock shall, upon surrender to the bank or trust company serving as the paying agent of such certificate or certificates, be entitled to receive, in exchange for each of the shares represented by such certificate or certificates so surrendered, an amount in cash equal to the Merger Consideration, less any required withholding of taxes.

     If any portion of the Merger Consideration to be paid is to be delivered to any person other than the person in whose name the certificate representing shares of Common Stock surrendered in exchange therefor is registered, it shall be a condition to such exchange that the certificate so surrendered shall be properly endorsed or otherwise in a proper form for transfer. After the Effective Time, there shall be no further transfer on the records of BKC or its transfer agent of certificates representing shares of Common Stock and if such certificates are presented for transfer, they shall be canceled against delivery of the Merger Consideration as provided above.

     Within two days after the Effective Time, Microsemi will cause to be sent a letter of transmittal for use in such exchange to each holder of Common Stock immediately prior to the Effective Time. The transmittal letter will describe the procedures for surrendering the certificates that prior to the Merger represented Common Stock in exchange for the Merger Consideration.

Lost, Stolen or Destroyed Certificates

     In the event that any certificate representing Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such certificate, Microsemi will deliver, or cause to be delivered, in exchange for such lost, stolen or destroyed certificate, the Merger Consideration.

                       Conduct of Business Pending Merger

     The Merger Agreement contains certain restrictions on the conduct of the business of BKC pending consummation of the Merger. In particular, BKC has agreed that it will conduct its business in the usual, regular and ordinary course of business consistent with past practice (except as required by applicable law or the Merger Agreement), use reasonable efforts to maintain and preserve intact its business organization, employees and advantageous contractual and business relationships and retain the services of its officers and key employees, conduct relations with its employees only in the ordinary course and consistent with past practice, and take no action which could reasonably be expected to adversely affect or delay the ability of BKC or Microsemi to perform their respective covenants and agreements under the Merger Agreement.

     The Merger Agreement also prohibits BKC from engaging in certain activities prior to the Effective Time without the prior written consent of Microsemi. Specifically, without such consent, BKC may not, and may not permit its subsidiaries to:

     (a) amend or otherwise change BKC's Articles of Organization or By-Laws;

     (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class (other than upon the exercise of outstanding options), convertible securities or any other rights of any kind to acquire any shares of capital stock or convertible securities, or any other ownership interest (including, without limitation, any phantom interest) in BKC;

     (c) sell, pledge, dispose of, grant any security interest in or encumber any assets of BKC (except for (i) sales of assets or inventory in the ordinary course of business and in a manner consistent with past practice, (ii) dispositions of obsolete or worthless assets and (iii) sales of immaterial assets not in excess of $10,000 individually or $25,000 in the aggregate;

     (d) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock or (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

     (e) (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person or, except in the ordinary course of business consistent with past practice or in connection with purchases of equipment or capital improvements made in the ordinary course of business consistent with past practice, make any loans or advances; (iii) enter into any new or amend or terminate any existing material contract; (iv) authorize any capital expenditures or purchase of fixed assets which are, in the aggregate, in excess of $25,000; or (v) enter into or amend any contract, agreement, commitment or arrangement to effect any of the foregoing;

     (f) Increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of non-officer employees of BKC in accordance with past practice or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee of BKC, or establish, adopt, enter into or amend any collective bargaining, any BKC benefit plan or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees, except, in each case, as may be required by law;

     (g) take any action to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable);

     (h) make any material tax election inconsistent with past practices or settle or compromise any material federal, state, local or foreign tax liability or agree to an extension of a statute of limitations, except to the extent the amount of any such settlement has been reserved for in BKC's financial statements;

     (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of current liabilities that have become mandatorily due and payable and are reflected or reserved against in BKC's financial statements; or

     (j) take, or agree in writing or otherwise to take, any of the actions described above, or any action which would make any of the representations or warranties of BKC in the Merger Agreement untrue or incorrect or prevent BKC from performing or cause BKC not to perform its covenants under the Merger Agreement.

                        No Solicitation; Fiduciary Duties

     BKC has agreed in the Merger Agreement that, except as described below, neither BKC nor any of its officers, directors, employees, agents or other representatives shall (i) solicit, initiate or encourage, or enter into discussions or any letter of intent or agreement with respect to, any inquiries, proposals or offers that contemplate, propose or relate to any proposal with respect to a merger, consolidation, share exchange or similar transaction involving BKC, or any purchase of all or any significant portion of the assets of BKC, or any equity interest in BKC other than the transactions contemplated by the Merger Agreement (an "Acquisition Proposal"), (ii) undertake or consummate any sale or other disposition of, or grant of any rights or options with respect to, or any pledge, hypothecation or encumbrance of, any of the outstanding shares of capital stock of BKC or any authorized but unissued shares of capital stock of BKC or convertible securities of BKC, or (iii) provide information regarding BKC or its business or assets, capitalization, financial condition or operating results to any person, except, if in the good faith judgment of the BKC Board, compliance with such obligations would not be advisable in light of the directors' duties under applicable law. BKC will pay a termination fee to Microsemi in such an event. See "--Termination of the Merger Agreement; Fee."

     BKC has further agreed to notify Microsemi after receipt of any Acquisition Proposal, or any modification or amendment to any Acquisition Proposal, or any request for nonpublic information relating to BKC in connection with

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

a possible Acquisition Proposal or for access to the properties, books or records of BKC by any person or entity that informs the BKC Board that it is considering making, or has made, an Acquisition Proposal.

                        Best Efforts to Consummate Merger

     Each of BKC, Microsemi and Merger Subsidiary has agreed to use its reasonable best efforts (i) to prepare and file promptly all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all consents or permits required from all third parties and governmental entities which are necessary or advisable to consummate the Merger and (ii) to satisfy or cause the satisfaction of the conditions precedent set forth in the Merger Agreement over which it has any control.

                            Conditions to the Merger

     The respective obligations of BKC, Microsemi and Merger Subsidiary to effect the Merger are subject to the satisfaction or waiver prior to the Effective Time of the following conditions:

     (a) The Merger shall have been approved by (i) the affirmative vote or written consent of the holders of two-thirds of the Common Stock outstanding and entitled to vote thereon in accordance with the MBCL and BKC's Articles of Organization and By-Laws and (ii) Microsemi as the sole shareholder of Merger Subsidiary (although Microsemi has not yet formally voted to approve the Merger, Microsemi has agreed with BKC that Microsemi will direct Merger Subsidiary, as Merger Subsidiary's sole stockholder, to approve the Merger; moreover, the board of directors of Merger Subsidiary, which will advise Microsemi, as Merger Subsidiary's sole stockholder, as to whether Microsemi should approve the Merger, is composed of members of the current board of directors of Microsemi, plus one of Microsemi's other executive officers who is not a member of the board of directors of Microsemi).

     (b) There shall be no claim, action, suit, investigation or other proceeding pending or overtly threatened before any court or other governmental entity that presents a substantial risk of restraint or prohibition of the Merger or the obtaining of material damages from BKC, Microsemi or Merger Subsidiary or their respective officers or directors in connection therewith; and no such restraint or prohibition shall be effective as of the closing of the Merger or the Effective Time, whether or not the action in which the same was entered shall remain pending.

     The obligations of Merger Subsidiary to consummate the Merger, and of Microsemi to cause Merger Subsidiary to consummate the Merger, are further subject to the satisfaction of, or Microsemi's written waiver of, each of the following conditions:

     (a) The number of shares of Common Stock which constitute Dissenting Shares shall not exceed ten percent of the outstanding shares of Common Stock.

     (b) BKC's representations and warranties contained in the Merger Agreement shall be true and correct as of the respective dates when made and as of the closing of the Merger and the Effective Time, except to the extent that (without giving effect to any qualifications contained therein relating to materiality) the event or development rendering any such representation or warranty untrue, individually or in the aggregate with all other events or developments rendering that or any other representation or warranty untrue, shall not have resulted in or constitute, and could not reasonably be expected to result in or constitute, a material adverse effect on BKC, on BKC's ability to consummate the Merger, or on Microsemi if it were to consummate the Merger.

     (c) BKC shall have performed, satisfied and complied with, in all material respects, each of its agreements and covenants contained in the Merger Agreement.

     (d) BKC shall have no Common Stock or other securities issued and outstanding as of the Effective Time other than such shares as were issued and outstanding at the date of the Merger Agreement (except to the extent shares of Common Stock may be issued upon the exercise of outstanding options) and options issued and outstanding at the date of the Merger Agreement.

     (e) The consent, approval or waiver of each person whose consent, approval or waiver shall be required in order to permit the consummation of the Merger or the preservation of the contractual rights of BKC with respect to its business shall have been obtained.

     (f) Microsemi shall have received a legal opinion from Choate, Hall & Stewart, counsel for BKC, in form and substance reasonably satisfactory to Microsemi.

     (g) The directors of BKC shall have executed and delivered the Shareholders' Agreement, and certain directors and executive officers of BKC shall have executed and delivered non-competition agreements, and none of such persons shall have breached or failed to perform, in any material respects, any of their respective obligations or covenants under such agreements.

     (h) BKC shall have delivered to Microsemi and Merger Subsidiary a certificate, executed by the Chief Executive Officer and Chief Financial Officer of BKC and dated as of the closing date, certifying fulfillment by BKC of the conditions to closing.

     (i) All corporate and other proceedings in connection with the Merger Agreement and with the Merger and all documents and instruments incidental to the Merger shall be reasonably satisfactory in substance and form to Microsemi and its counsel, and Microsemi and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

     (j) The BKC Board shall have unanimously recommended to the BKC stockholders the Merger and this Agreement, and the BKC Board shall not have withdrawn such recommendation or publicly announced any intention to withdraw it or reconsider such recommendation or to postpone the BKC Meeting in connection with considering, facilitating or inviting a competing offer.

     (k) Sullivan Bille, P.C., independent auditors for BKC, shall have consented and agreed in writing to the inclusion of its audit reports in all filings intended to be made by Microsemi after the Effective Time with the Securities and Exchange Commission or the Nasdaq Stock Market that in the judgment of Microsemi require such consents to be included.

     The obligations of BKC to effect the Merger are further subject to the following conditions:

     (a) Microsemi's representations and warranties contained in the Merger Agreement shall be true and correct as of the respective dates when made and as of the closing of the Merger and the Effective Time, except to the extent that (without giving effect to any qualifications contained therein relating to materiality) the event or development rendering any such representation or warranty untrue, individually or in the aggregate with all other events or developments rendering that or any other representation or warranty untrue, shall not have resulted in or constitute, and could not reasonably be expected to result in or constitute, a material adverse effect on BKC, or on Microsemi's or BKC's ability to consummate the Merger.

     (b) Microsemi shall have performed, satisfied and complied with, in all material respects, each of its agreements and covenants contained in the Merger Agreement.

     (c) BKC shall have received a legal opinion from Stradling Yocca Carlson & Rauth, counsel for Microsemi and Merger Subsidiary, in form and substance reasonably satisfactory to BKC.

     (d) Each of Microsemi and Merger Subsidiary shall have delivered to BKC a certificate, executed by the Chief Executive Officer and Chief Financial Officer of each of them and dated as of the closing date, certifying fulfillment by each of them of the conditions to closing.

     (e) All corporate and other proceedings in connection with the Merger Agreement and with the Merger and all documents and instruments incidental to the Merger shall be reasonably satisfactory in substance and form to

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

BKC and its counsel, and BKC and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

     (f) BKC shall be reasonably satisfied at or prior to the Effective Time that all financing commitments necessary for Microsemi's consummation of the transactions contemplated by the Merger Agreement have been obtained.

     No federal or state regulatory requirements need to be complied with or approvals obtained in connection with the Merger. None of the above-described conditions have yet been satisfied. If any material conditions are waived by any party, BKC will resolicit proxies from the holders of the Common Stock.

                   Interests of Certain Persons in the Merger

Indemnification

     The Merger Agreement provides that, from and after the Effective Time, to the extent legally permissible, the Surviving Corporation will indemnify each person who is now or who becomes, prior to the Effective Time, a director of BKC against all liabilities and expenses, including amounts paid in satisfaction of judgment, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, by reason of his having been a director of BKC (including, without limitation, any claim that is based upon or arises out of the Merger or the transactions contemplated by the Merger Agreement or any other agreements related to the Merger, and in connection with, arising out of or relating to the enforcement of the obligations of the Surviving Corporation to provide the foregoing indemnification), except with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of BKC. Except to the extent prohibited by law, expenses, including counsel fees, reasonably incurred by any such director in connection with the defense or disposition of any such action, suit or proceeding shall be paid from time to time by Surviving Corporation in advance of the final disposition thereof upon receipt of an undertaking by such director to repay the amounts so paid by the Surviving Corporation if it is ultimately determined that indemnification is not required or permitted under the Merger Agreement. To the fullest extent permitted by law, the Surviving Corporation will, for a period of six years following the Effective Time, honor any obligation of BKC existing at the Effective Time with respect to the indemnification of any director, officer or employee of BKC (including such persons who serve or who have served at the request of BKC as a director, officer or trustee of another organization in which BKC has an interest) arising out of BKC's articles of organization or by-laws as if such obligations were pursuant to a contract or arrangement between the Surviving Corporation and such indemnitees.

Officers' and Directors' Liability Insurance

     The Merger Agreement provides that, for three years after the Effective Time, Microsemi shall cause the Surviving Corporation to use its reasonable efforts to provide directors' and officers' liability insurance in respect of acts or omission occurring on or prior to the Effective Date covering each person currently covered by BKC's officers' and directors' liability insurance policy on terms substantially similar to those in effect on the date of the Merger Agreement. Microsemi shall not be obligated to cause the Surviving Corporation to pay annual premiums in excess of 150% of the annual amount that BKC paid in its last full fiscal year, and if the Surviving Corporation is unable to obtain such insurance, it will obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

Shareholders' Agreements

     Each of the directors of BKC has agreed with Merger Subsidiary pursuant to a Shareholders' Agreement dated January 21, 1998 (collectively, the "Shareholders' Agreements"), in his individual capacity as a stockholder of BKC, at any meeting of the stockholders of BKC called for the purpose of voting upon the Merger, all of his shares of Common Stock beneficially held by him directly or indirectly will be voted in favor of the Merger. Each of the directors of BKC has also agreed pursuant to the Shareholders' Agreements, in his capacity as a stockholder of BKC, that, until the earlier

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

of a consummation of the Merger or the termination of the Merger Agreement, such shares will not be voted for the approval of any other agreement or transaction providing for a merger, consolidation, sale of assets or other business combination of BKC with any person or entity other than Microsemi and Merger Subsidiary unless the Board shall have withdrawn its recommendation of the Merger. As of the Record Date, an aggregate of 601,710 shares, or 47%, of the Common Stock are subject to the Shareholders' Agreements. The Shareholders' Agreements expire on the earlier of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms.

Non-Competition Agreements

     Each of Messrs. Billadeau, Campbell and Kady has agreed with Microsemi pursuant to a Non-Competition Agreement (collectively, the "Non-Competition Agreements") that, from and after the Effective Date until the expiration of 36 months, he will not directly or indirectly compete with the business conducted by Microsemi. None of Messrs. Billadeau, Campbell or Kady has received or will receive any compensation in connection with entering into the Non- Competition Agreements, other than Merger Consideration with respect to their respective shares of Common Stock.

Employment Agreements; Severance Arrangements

     Mr. Shiring, the President and Chief Executive Officer of BKC and a Director, has an employment agreement with BKC, which agreement provides that he will receive a base salary of $142,800 per year and other standard benefits. The agreement automatically renews for an additional one year term on September 30 of each year unless terminated by BKC or Mr. Shiring at least 120 days prior thereto. The agreement will remain an obligation of BKC following the Merger.

     Each of Messrs. Campbell and Kady, each an officer and Director of BKC, is party to a severance arrangement with the BKC, pursuant to which he will receive $50,000 in consideration for consulting services to be rendered to BKC over the 12 month period following the involuntary termination of his employment. Neither Mr. Campbell nor Mr. Kady shall be entitled to any amount under such severance arrangements if he voluntarily terminates his employment. The severance agreements will remain obligations of BKC following the Merger.

Options

     Pursuant to the Merger Agreement, each outstanding option to purchase shares of Common Stock (a "BKC Option") granted under BKC's 1994 Stock Option Plan and 1994 Non-Employee Director Stock Option Plan (together, the "BKC Stock Option Plans"), whether or not then exercisable shall, upon surrender thereof, be canceled and, in consideration of such cancellation, the Surviving Corporation shall pay to the holder thereof an amount in cash equal to the product of (a) the excess, if any, of the Merger Consideration over the per share exercise price thereof and (b) the total number of shares of Common Stock subject thereto immediately prior to the Effective Time. See "--Effects of Merger on BKC Stock Option Plans." Messrs. Shiring, Billadeau, Mitchell and Magdall, each a Director of the Company, own 75,000, 3,750, 9,280 and 9,280 BKC Options, respectively. Neither Mr. Campbell nor Mr. Kady, the other Directors of BKC, holds any BKC Options. See "PRINCIPAL STOCKHOLDERS."

                 Effects of the Merger on BKC Stock Option Plans

     The Merger Agreement provides that at the Effective Time each BKC Option granted under the BKC Stock Option Plans, whether or not then exercisable, shall, upon surrender thereof, be canceled and, in consideration of such cancellation, the Surviving Corporation shall pay to the holder thereof an amount in cash equal to the product of (a) the excess, if any, of the Merger Consideration over the per share exercise price thereof and (b) the total number of shares of Common Stock subject thereto immediately prior to the Effective Time. There are currently outstanding 249,810 BKC Options, with an average per share exercise price equal to $2.50. No additional BKC Options will be granted prior to the Effective Time. See "--Interests of Certain Persons in the Merger--Options."

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

                Right of BKC Board to Withdraw its Recommendation

     In the Merger Agreement, BKC agreed that the BKC Board would recommend to the BKC stockholders that they adopt and approve the Merger and the Merger Agreement. However, the BKC Board may withdraw or modify such recommendation if BKC has received an Acquisition Proposal (see "--No Solicitation; Fiduciary Duties") and the BKC Board determines in good faith, following consultation with outside counsel, that such action is necessary in order for the BKC Board to act in a manner which is consistent with its fiduciary obligations under applicable law. BKC will be required to pay a termination fee in such an event. See "--Termination of the Merger Agreement; Fee."

                    Termination of the Merger Agreement; Fee

Termination

     The Merger Agreement may be terminated at any time prior to the Effective Time, as follows:

     (a) by the mutual written agreement at any time of Microsemi and BKC;

     (b) by Microsemi if:

         (i) BKC has breached any of its representations or warranties contained in the Merger Agreement and such breach is of a nature that would, in the reasonable determination of Microsemi, cause the failure of any representation or warranty of BKC to be true and correct as of the date when made and as of the closing date, except to the extent that (without giving effect to any qualifications contained therein relating to materiality) the event or development rendering any such representation or warranty untrue, individually or in the aggregate with all other events or developments rendering that or any other representation or warranty untrue, shall not have resulted in or constitute, and could not reasonably be expected to result in or constitute, a material adverse effect on Microsemi, or on BKC's ability to consummate the Merger, and BKC has failed to cure such breach within ten business days following written notice to BKC from Microsemi identifying and describing such breach in reasonable detail; or

         (ii) BKC has failed to perform or comply with in any material respect any of its agreements and covenants contained in the Merger Agreement, and such breach is of a nature that would, in the reasonable determination of Microsemi, cause the failure of BKC to have performed, satisfied and complied with, in all material respects, each of its agreements and covenants contained in the Merger Agreement, unless such failure relates to an immaterial obligation that, taken together with all other such failures, does not constitute a material failure by BKC to perform its obligations under the Merger Agreement, and BKC has failed to cure such breach within ten business days following written notice to BKC from Microsemi identifying and describing such breach in reasonable detail; or

         (iii) if any of BKC's directors or executive officers fails to perform, satisfy or comply with any of his respective material agreements and covenants contained in the Shareholders' Agreements or the Non-Competition Agreements, unless such breach is susceptible of cure and is cured within ten days following written notice from Microsemi to BKC identifying such breach; or

         (iv) upon notice to BKC, if any of the conditions to the obligations of Microsemi to effect the Merger have not been satisfied by April 30, 1998 (the "Termination Date"); or

         (v) upon notice to BKC after the Termination Date, if the closing shall not have occurred on or prior to such date, unless the failure results from Microsemi breaching any of its representations, warranties, covenants or agreements contained in the Merger Agreement; and

     (c) by BKC if:

         (i) Microsemi has breached any of its representations or warranties contained in the Merger Agreement and such breach is of a nature that would, in the reasonable determination of BKC, cause the failure of any representation or warranty of Microsemi to be true and correct as of the date when made and as of the closing date, except to the extent that (without giving effect to any qualifications contained therein relating to materiality) the event or development rendering any such representation or warranty untrue, individually or in the aggregate with all other events or developments rendering that or any other representation or warranty untrue, shall not have resulted in or constitute, and could not reasonably be expected to result in or constitute, a material adverse effect on BKC, or on Microsemi's or BKC's ability to consummate the Merger, and Microsemi has failed to cure such breach within ten business days following written notice to Microsemi from BKC identifying and describing such breach in reasonable detail; or

         (ii) Microsemi has failed to perform or comply with in any material respect any of its agreements and covenants contained in the Merger Agreement, and such breach is of a nature that would, in the reasonable determination of BKC, cause the failure of Microsemi to have performed, satisfied and complied with, in all material respects, each of its agreements and covenants contained in the Merger Agreement, unless such failure relates to an immaterial obligation that, taken together with all other such failures, does not constitute a material failure by Microsemi to perform its obligations under the Merger Agreement, and Microsemi has failed to cure such breach within ten business days following written notice to Microsemi from BKC identifying and describing such breach in reasonable detail; or

         (iii) upon notice to Microsemi, if any of the conditions to the obligations of BKC to effect the Merger have not been satisfied by the Termination Date; or

         (iv) upon notice to Microsemi after the Termination Date, if the closing shall not have occurred on or prior to such date, unless the failure results from BKC breaching any of its representations, warranties, covenants or agreements contained in the Merger Agreement.

Termination Fee

     Under the Merger Agreement, BKC has agreed to pay within ten days of demand to Microsemi a fee equal to $600,000, if one year after January 21, 1998 (i) any person or group other than Microsemi or any of its subsidiaries or affiliates (an "Acquiring Person") shall acquire (by merger, consolidation or otherwise) 25% or more of the outstanding shares of the Common Stock or all or substantially all of the assets of BKC, (ii) any Acquiring Person shall have become the beneficial owner of a majority of the outstanding shares of Common Stock, (iii) the BKC Board approves or recommends any Acquisition Proposal other than from Microsemi or the Merger Subsidiary, (iv) BKC enters into an agreement with respect to a merger, acquisition, consolidation, recapitalization, liquidation, dissolution or similar transaction, involving, or any purchase of, all or a substantial portion of the assets or equity securities of BKC, (v) any person who is a party to a Shareholders' Agreement disposes of any or all of his shares of Common Stock to any person not an affiliate or an associate of Microsemi in connection with a transaction proposed, described or set forth in an Acquisition Proposal or agreement or pursuant to an Acquisition Proposal (other than open market sales in accordance with Rule 144) or (vi) BKC undergoes a recapitalization, dissolution, liquidation or similar transaction proposed, described or set forth in an Acquisition Proposal or agreement or BKC issues an extraordinary dividend or other distribution in accordance with such Acquisition Proposal or agreement.


     In addition, each party has agreed to reimburse the other up to $300,000 for the documented fees and expenses of the other related to the Merger Agreement and the transactions contemplated thereby, if such other party has terminated the Merger Agreement on account of the failure of such party to perform its agreements and covenants, or the breach by such party of its representations and warranties, under the Merger Agreement.

                                 Effective Time

     The Merger will become effective when BKC and Merger Subsidiary file appropriate articles of merger with the Secretary of State of The Commonwealth of Massachusetts, or at such later time as is specified in such articles of merger. Upon the Merger becoming effective, BKC will be the surviving corporation and the separate existence of Merger Subsidiary shall cease. BKC will be a wholly-owned subsidiary of Microsemi. For a description of the circumstances under which BKC or Microsemi may terminate the Merger Agreement, see "--Termination of the Merger Agreement; Fee." If not so terminated, the Effective Time will occur on the date of the closing, which will take place

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

within five days after the date upon which all the conditions to the Merger are satisfied or waived in accordance with the Merger Agreement, unless another date is agreed to in writing by the parties to the Merger Agreement. BKC and Microsemi currently anticipate that the Merger will be completed as soon as practicable following the BKC Meeting.

                             Expenses of Transaction

     The Merger Agreement provides that, whether or not the Merger is consummated, each of BKC and Microsemi will pay its own expenses incident to preparing for, entering into and carrying out the Merger Agreement and the consummation of the transactions contemplated thereby.


                 CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE
                TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT

     The following discussion summarizes the material federal income tax consequences associated with the Merger under the Internal Revenue Code of 1986, as amended (the "Code"), assuming that the Merger is consummated as contemplated herein. Because the following discussion does not describe all the potentially relevant tax considerations, each holder of Common Stock should consult his own tax advisor regarding the tax consequences of the Merger to the holder in light of the holder's own situation, including the application and effect of any state, local or foreign income and other tax laws. In particular, the discussion set forth below may not apply to special classes of taxpayers, including, without limitation, foreign persons, tax-exempt entities and holders who acquired their Common Stock pursuant to the exercise of an employee stock option or otherwise as compensation. No rulings have been or will be requested from the Internal Revenue Service with respect to any of the matters discussed herein. The discussion herein is not based upon and does not represent the opinion of any tax counsel. The discussion is based upon federal income tax laws as in effect on the date hereof, and there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy or validity of the statements contained herein.

                    Tax Treatment of Holders of Common Stock

     Each holder of Common Stock (including a holder who exercises appraisal rights) will recognize capital gain or loss equal to the difference between the amount of cash received and the adjusted tax basis of the Common Stock surrendered. Capital gains rates vary depending on the holding period since the date of acquisition of the Common Stock surrendered.

     In order to avoid "backup withholding" of federal income tax on payments of cash upon the exchange of Common Stock for cash (including pursuant to appraisal rights), the holder must, unless an exception applies under applicable law and regulations, provide the bank or trust company serving as paying agent with such holder's correct taxpayer identification number ("TIN") on a Form W-9 and certify under penalties of perjury that the number is correct and the holder is not subject to backup withholding. A Form W-9 will be included as part of the materials accompanying the Letter of Transmittal. If the correct TIN and certifications are not provided, a $50 penalty may be imposed on a holder by the IRS and cash received by the holder in exchange for Common Stock in the Merger (or pursuant to appraisal rights) may be subject to "backup withholding" at a rate of 31%.

                Tax Treatment of Microsemi and Merger Subsidiary

     No gain or loss will be recognized by Microsemi or Merger Subsidiary as a result of the Merger.

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


                                APPRAISAL RIGHTS

     If the Merger becomes effective, a stockholder of BKC who does not vote in favor of the Merger and who follows the procedures prescribed under Massachusetts law may require the Surviving Corporation to pay the fair value, determined as provided under the MBCL, for the shares held by such stockholder. The following is a summary of certain features of the relevant sections of the MBCL, the provisions of which are set forth in full in Appendix III annexed hereto, and such summary is subject to and qualified in its entirety by reference to such law. IN ORDER TO EXERCISE SUCH STATUTORY APPRAISAL RIGHTS, STRICT ADHERENCE TO THE STATUTORY PROVISIONS IS REQUIRED, AND EACH STOCKHOLDER WHO MAY DESIRE TO EXERCISE SUCH RIGHTS SHOULD CAREFULLY REVIEW AND ADHERE TO SUCH PROVISIONS.

     A stockholder of BKC who desires to pursue the appraisal rights available to such stockholder must adhere to the following procedures: (1) file a written objection to the Merger with BKC before the taking of the stockholders' vote on the Merger Agreement, stating the intention of such stockholder to demand payment for shares owned by such stockholder if the Merger Agreement is approved and the Merger is consummated; (2) refrain from voting in favor of the Merger Agreement; and (3) within twenty days of the date of mailing of a notice by the Surviving Corporation to objecting stockholders that the Merger has become effective, make written demand (the "Demand") to the Surviving Corporation for payment for said stockholder's shares. Such written objection and the Demand should be delivered to BKC Semiconductors Incorporated, Six Lake Street, Lawrence, Massachusetts 01841, Attention: Secretary, and it is recommended that such objection and demand be sent by registered or certified mail, return receipt requested.

     A stockholder who files the required written objection with BKC prior to the stockholder vote need not vote against the Merger, but a vote in favor of the Merger will constitute a waiver of such stockholder's statutory appraisal rights. (If a stockholder returns a proxy which is signed but on which no preference is specified as to the proposal on the Merger and thereafter does not revoke such proxy, it will be voted FOR the Merger, and the stockholder will have failed to satisfy this condition.) A vote against the Merger does not, alone, constitute a written objection. Pursuant to the applicable statutory provisions, notice that the Merger has become effective will be sent to the objecting stockholders of BKC within ten days after the date on which the Merger becomes effective. Objecting stockholders must then deliver a Demand to the Surviving Corporation, in accordance with the procedures described above.

     The value of the Common Stock will be determined initially by the Surviving Corporation and the dissenting stockholder. If, during the period of thirty days after the expiration of the period during which the Demand may be made, the Surviving Corporation and the stockholder fail to agree on an appraisal value, either of them may file a bill in equity in the Superior Court of Essex County, Massachusetts, asking that the Court determine the matter in issue. The bill in equity must be filed within four months after the date of expiration of the foregoing thirty-day period. If the bill in equity is timely filed, the court or an appointed special master will hold a hearing. After the hearing, the court shall enter a decree determining the fair value of the Common Stock and shall order the Surviving Corporation to make payment of such value, with interest, from the date of the vote approving the Merger, if any, to the stockholders entitled to said payment, upon transfer by them to the Surviving Corporation of the certificate or certificates representing the Common Stock held by said stockholders.

     For appraisal proceeding purposes, value is determined as of the day before the approval of the Merger by stockholders, excluding any element of value arising from the expectation or accomplishment of the Merger.

     The enforcement by a stockholder of his or her request to receive payment for shares of Common Stock as provided under the applicable statutory provisions shall be an exclusive remedy except that such remedy shall not exclude the right of a stockholder to bring or maintain an appropriate proceeding to obtain relief on the ground that said corporate action will be or is illegal or fraudulent as to said stockholder. However, in Coogins v. New England Patriots Football Club, Inc., 397 Mass. 525 (1986), the Massachusetts Supreme Judicial Court held that dissenting stockholders are not limited to the statutory remedy of judicial appraisal where violations of fiduciary duty exist.

     A final judgment by the court or a special master determining the fair value of the Common Stock would be binding on and enforceable by stockholders who have perfected their statutory appraisal rights and the Surviving

Corporation, even if such fair value were determined to be less than the amount provided for in the Merger Agreement. A stockholder who perfects his rights as a dissenting stockholder will not, after the Effective Date, be entitled to notices of meetings, to vote, or to receive dividends.

     The law pertaining to the statutory appraisal remedy also contains provisions regarding costs, dividends on dissenting shares, rights under dissenting shares prior to purchase, discontinuance of dissenters' rights, and certain miscellaneous matters.

     Each share held by stockholders who seek to exercise appraisal rights and, after the Effective Time, fail to perfect or lose any such right to appraisal, shall be treated as a share that had been converted as of the Effective Time into the right to receive the Merger Consideration as provided in the Merger Agreement.


                                  OTHER MATTERS

     BKC has no knowledge of any matters to be presented for action by the stockholders at the BKC Meeting other than as set forth above.


                              AVAILABLE INFORMATION

     Each of BKC and Microsemi is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy or information statements and other information with the Securities and Exchange Commission (the "SEC"). The reports, proxy or information statements and other information filed with the SEC by BKC and Microsemi under the Exchange Act may be inspected and copied at public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at Seven World Trade Center, New York, New York 10048 and Northwest Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of prescribed fees. The SEC maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, such as BKC and Microsemi, that file electronically with the SEC through the SEC's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, previously filed by BKC with the SEC under the Exchange Act, are attached hereto as Appendix IV and are incorporated in this Proxy Statement by reference and made a part hereof:

          (1) Annual Report on Form 10-K for the fiscal year ended September 30, 1997, filed on December 29, 1997;

          (2)  Form 10-K/A, filed on January 29, 1998;

          (3)  Form 10-K/A-2 filed on March 23, 1998;

          (4) Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1997, filed on February 10, 1998;

          (5)  Form 10-Q/A, filed on March 23, 1998;

          (6)  Form 10-Q/A-2 filed on April 2, 1998; and

          (7)  Form 10-Q/A-3 filed on April 6, 1998.

BKC's Exchange Act file number is 0-20506.

         All documents subsequently filed by BKC pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the date of the BKC Meeting shall be deemed to be incorporated by reference into this Proxy Statement and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

         THIS PROXY STATEMENT INCORPORATES CERTAIN DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (WITHOUT EXHIBITS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT) ARE AVAILABLE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER OF COMMON STOCK, TO WHOM A COPY OF THIS PROXY STATEMENT IS DELIVERED, UPON WRITTEN OR ORAL REQUEST AND WILL BE SENT BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST. REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED TO BKC SEMICONDUCTORS INCORPORATED, SIX LAKE STREET, LAWRENCE, MASSACHUSETTS 01841, ATTENTION:
SECRETARY, TELEPHONE: (978) 681-0392. TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE AT LEAST FIVE BUSINESS DAYS BEFORE THE SCHEDULED DATE OF THE BKC MEETING.

                                        By order of the Board of Directors,



                                        JOHN L. CAMPBELL
                                        Secretary

April 13, 1998

     The Board hopes that stockholders will attend the BKC Meeting. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A prompt response will greatly facilitate arrangements for the BKC Meeting, and your cooperation will be appreciated. A person giving the enclosed proxy has the power to revoke it at any time before it is exercised at the BKC Meeting by written notice to the Secretary of BKC, by sending a later dated proxy, or by revoking it in person at the BKC Meeting.

                                                                      Appendix I






                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                             MICROSEMI CORPORATION,

                        BKC SEMICONDUCTORS INCORPORATED,

                                       and

                           MICRO BKC ACQUISITION CORP.

                                                     ARTICLE I

                                       DEFINITIONS AND RULES OF CONSTRUCTION
1.1      Definitions..............................................................................................2
1.2      Rules of Construction....................................................................................5
                                                    ARTICLE II

                                                    THE MERGER
2.1      The Merger...............................................................................................6
2.2      Corporate Documents, Directors and Officers..............................................................6
2.3      Treatment of Company Common Stock and Merger Sub Stock...................................................7
         2.3.1    Conversion of Company Common Stock..............................................................7
         2.3.2    Dissenting Shares...............................................................................7
         2.3.3    Conversion of Merger Sub Stock..................................................................8
2.4      Exchange of Certificates.................................................................................8
         2.4.1    Common Stock Exchange Procedures................................................................8
         2.4.2    Certain Taxes...................................................................................9
         2.4.3    Lost, Stolen or Destroyed Certificate...........................................................9
         2.4.4    Unclaimed Monies................................................................................9
2.5      Closing of Transfer Books................................................................................9
2.6      Stock Options and Stock Plans...........................................................................10
                                                    ARTICLE III

                                   REPRESENTATIONS AND WARRANTIES OF THE COMPANY
3.1      Approval of the Company Board of Directors..............................................................11
3.2      Organization and Qualification; No Subsidiaries.........................................................11


3.3      Articles of Organization and Bylaws.....................................................................12
3.4      Capitalization..........................................................................................12
3.5      Authority Relative to this Agreement....................................................................13
3.6      SEC Documents; Financial Statements; No Undisclosed Liabilities.........................................13
         3.6.1    SEC Documents..................................................................................13
         3.6.2    Financial Statements...........................................................................14
         3.6.3    No Undisclosed Liabilities.....................................................................14
3.7      Disclosure Documents....................................................................................14
3.8      Financial Statements....................................................................................15
3.9      Absence of Certain Changes or Events....................................................................15
3.10     Material Contracts; Clients.............................................................................16
3.11     Conflicts...............................................................................................18
3.12     Compliance, Permits.....................................................................................18
3.13     Absence of Litigation...................................................................................19
3.14     Employee Benefit Plans..................................................................................19
         3.14.1   Employee Benefit Plans.........................................................................19
         3.14.2   Benefit Plan Matters...........................................................................20
         3.14.3   Employment Agreements; Consulting Agreements...................................................20
         3.14.4 Labor Matters....................................................................................20
3.15     Restrictions on Business Activities.....................................................................21
3.16     Tangible Assets.........................................................................................21
3.17     Intangible Personal Property............................................................................21


3.18     Real Properties; Leases.................................................................................22
3.19     Accounts Receivable.....................................................................................23
3.20     Inventories.............................................................................................23
3.21     Title to and Adequacy of Assets.........................................................................24
3.22     Taxes...................................................................................................24
3.23     Environmental Matters...................................................................................26
3.24     Interested Party Transactions...........................................................................27
3.25     Insurance...............................................................................................27
3.26     Brokers.................................................................................................27
3.27     Illegal or Improper Payments............................................................................27
3.28     Bank Accounts; Powers of Attorney.......................................................................28
3.29     Full Disclosure.........................................................................................28
                                                    ARTICLE IV

                              REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
4.1      Organization and Qualification..........................................................................28
4.2      Authority Relative to this Agreement....................................................................28
4.3      Disclosure Documents....................................................................................29
4.4      No Conflict, Required Filings and Consents..............................................................29
4.5      Brokers.................................................................................................30
4.6      Ownership of Merger Sub, No Prior Activities............................................................30


4.7      Absence of Litigation...................................................................................30
4.8      Investment Intention....................................................................................30
4.9      Funds Available.........................................................................................31
4.10     Full Disclosure.........................................................................................31
                                                     ARTICLE V

                                               ADDITIONAL AGREEMENTS
5.1      No Solicitation.........................................................................................31
5.2      Shareholder Meeting; Proxy Material.....................................................................33
5.3      Access..................................................................................................33
5.4      Cooperation.............................................................................................34
5.5      Cooperation in Arrangements with Lenders................................................................34
5.6      Advice of Changes.......................................................................................35
5.7      Current Information.....................................................................................35
5.8      Conduct of Business by the Company......................................................................35
5.9      Certain Operating Covenants.............................................................................36
5.10     Shareholder and Non-Competition Agreements..............................................................37
5.11     Fair Price Structure....................................................................................38

                                                    ARTICLE VI

                                               CONDITIONS TO CLOSING
6.1      Conditions to Obligations of Both Parties...............................................................38
         6.1.1    Approval by the Shareholders...................................................................38
         6.1.2    No Pending or Threatened Claims................................................................38
6.2      Conditions to the Obligations of Parent and Merger Sub..................................................39
         6.2.1    Dissenting Shares..............................................................................39
         6.2.2    Accuracy of Representations and Warranties.....................................................39
         6.2.3    Compliance with Covenants......................................................................39
         6.2.4    Securities Outstanding.........................................................................39
         6.2.5    Third Party Consents...........................................................................40
         6.2.6    Receipt of Legal Opinion.......................................................................40
         6.2.7    Shareholders and Non-Competition Agreements....................................................40
         6.2.8    Receipt of Officers' Certificates..............................................................40
         6.2.9    Documents and Instruments in Satisfactory Form.................................................40
         6.2.10   Recommendation to Shareholders.................................................................40
         6.2.11   Consent of Auditors............................................................................41


6.3      Conditions to the Obligations of the Company............................................................41
         6.3.1    Accuracy of Representations and Warranties.....................................................41
         6.3.2    Compliance with Covenants......................................................................41
         6.3.3    Receipt of Legal Opinion.......................................................................41
         6.3.4    Receipt of Officers' Certificate...............................................................42
         6.3.5    Documents and Instruments in Satisfactory Form.................................................42
         6.3.6    Parent's Borrowings............................................................................42

                                                    ARTICLE VII

                                                      CLOSING
7.1      Closing.................................................................................................42
                                                   ARTICLE VIII

                                           TERMINATION; TERMINATION FEE
8.1      By Mutual Agreement.....................................................................................43
8.2      By Parent...............................................................................................43
8.3      By the Company..........................................................................................44
8.4      Effect of Termination; Remedies.........................................................................44
         8.4.1    Effect of Termination..........................................................................44


         8.4.2    Fees and Expenses and Recovery of Damages......................................................45
                                                    ARTICLE IX

                                             COVENANTS OF THE PARTIES
9.1      HSR Act Filings, If Any.................................................................................46
9.2      Reasonable Efforts......................................................................................47
9.3      Obtaining Consents......................................................................................47
9.4      Limitation on Covenants.................................................................................47
9.5      Prompt Notice...........................................................................................48
                                                     ARTICLE X

                                       DIRECTOR AND OFFICER INDEMNIFICATION
10.1     Director Indemnity......................................................................................48
10.2     Existing Indemnity Obligations..........................................................................49
10.3     Successor Liability.....................................................................................49
10.4     Third-Party Beneficiaries...............................................................................49
10.5     Insurance...............................................................................................49
10.6     Exclusions..............................................................................................50


                                                    ARTICLE XI

                                                   MISCELLANEOUS
11.1     Publicity...............................................................................................50
11.2     Notices.................................................................................................50
11.3     Interpretation..........................................................................................51
11.4     Entire Agreement........................................................................................51
11.5     Benefits; Binding Effect; Assignment and Designation....................................................51
11.6     Waiver..................................................................................................51
11.7     No Third Party Beneficiary..............................................................................51
11.8     Severability............................................................................................52
11.9     Counterparts............................................................................................52
11.10    Applicable Law; Consent to Jurisdiction; Attorneys Fees.................................................52

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER ("Agreement"), dated as of January 21, 1998, is made by and among MICROSEMI CORPORATION, a Delaware corporation ("Parent"), BKC SEMICONDUCTORS INCORPORATED, a Massachusetts corporation (the "Company") and MICRO BKC ACQUISITION CORP., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub").

                                   WITNESSETH:

     WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved the merger of Merger Sub with and into the Company, pursuant to which (i) the Company would become a wholly-owned subsidiary of Parent, and (ii) the Company Shareholders would receive, in exchange for their shares of Company Common Stock, the Merger Consideration described below, all on the terms and subject to the conditions set forth in this Agreement and the MBCL and the DGCL; and

     WHEREAS, the Board of Directors of the Company has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger (as defined hereinafter), are fair to and in the best interests of the Company Shareholders, (ii) determined that the Merger Consideration to be paid in the Merger to the Company Shareholders is fair to and in the best interests of the Company Shareholders, and (iii) approved this Agreement and the transactions contemplated hereby, including the Merger; and

     WHEREAS, Parent, Merger Sub and the Company desire to consummate the Merger on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree, as follows:

                                    ARTICLE I

                      DEFINITIONS AND RULES OF CONSTRUCTION

     1.1 Definitions. Capitalized terms contained in this Agreement and not defined in the preamble or the recitals above shall have the meanings set forth below.

     "Acquisition Proposal" shall mean any inquiry, proposal, term sheet, discussion draft, letter of intent or other communication or agreement that contemplates, proposes or relates to (i) any possible sale or disposition by the Company of, or any mortgage, lien or encumbrance on, any of its assets (other than sales of assets that are made in the ordinary course of business consistent with past practices); (ii) any sales by the Company or the Management and Principal Shareholders or issuance of shares of capital stock or Convertible Securities of the Company (other than upon the exercise of vested Company Options under the Option Plans); (iii) any redemption or repurchase, or any recapitalization, of any of the outstanding shares of Company Common Stock by the Company, (iv) any offer to purchase more than five percent (5%) of the outstanding shares of capital stock of the Company, (v) any financing or refinancing, including any sale-leaseback of the assets of the Company that involves the granting of any security interest or lien on, or the transfer of ownership of any of the assets of the Company (other than in the ordinary course of business), or (vi) any merger or reorganization of the Company with or any other business combination between the Company and any other entity.

     "Agreement" means this Agreement, as the same may be hereafter amended, including all Exhibits and Disclosure Schedules hereto.

     "Articles of Merger" means the articles of merger attached hereto as Exhibit A-1 which shall be filed with the Massachusetts Secretary of State on the Closing Date in accordance with Sections 78 and 79 of the MBCL and the merger agreement attached hereto as Exhibit A-2 which shall be filed with the Delaware Secretary of State in accordance with Section 252 of the DGCL in order to effectuate the Merger.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday or Friday that banks in Los Angeles, California are not required or permitted by Law to be closed.

     "Closing" means the closing of the Merger, to be held on the Closing Date at a location fixed pursuant to Section 7.1.

     "Closing Date" shall mean the date fixed pursuant to Section 7.1.

     "Code" means the Internal Revenue Code of 1986, as amended to the date of this Agreement.

     "Company" means BKC SEMICONDUCTORS INCORPORATED, a Massachusetts corporation.

     "Company Board of Directors" means, except where another entity is expressly referenced, the Board of Directors of the Company, as elected and qualified from time to time.

     "Company Common Stock" means the common stock of the Company, no par value.

     "Company Shareholders" means the record holders of the Company Common Stock as of the Effective Time.

     "Convertible Security" means any debt or equity security that is convertible into, exchangeable for or exercisable into shares of Company Common Stock, including any option, warrant, or right to purchase shares of Company Common Stock or any Convertible Security of the Company.

     "DGCL" means the Delaware General Corporation Law, as amended through the applicable date.

     "Disclosure Schedules" shall have the meaning given to such term in the opening paragraph of Article III hereof. "Dissenting Shares" means all shares of Common Stock whose holders have perfected dissenters' rights in the manner set forth in Section 85 of the MBCL.

     "Effective Time" means the time as of which the Merger is deemed to have become effective, as agreed upon by the Parties, as specified in the Merger Agreement filed with the Massachusetts Secretary of State pursuant to Sections 78 and 79 of the MBCL.

     "Equity Security" shall have the meaning given to it in the Securities Exchange Act of 1934, as amended and "Company Equity Security" shall mean an Equity Security issued by the Company or that is convertible into an Equity Security of the Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" shall have the meaning specified in Section 3.14.1.

     "Exchange Fund" shall have the meaning specified in Section 2.4.

     "Excluded Shares" means shares of Common Stock owned as of the Effective Time by the Company, Parent or any direct or indirect subsidiary of Parent, in each case other than shares owned in a fiduciary capacity or as a result of debts previously contracted.

     "Expenses" means all out-of-pocket legal, accounting, consulting and other fees and expenses reasonably incurred by the applicable Party (including, in each case, those of the Party's subsidiaries) in connection with the Merger, including expenses incurred in connection with the preparation of this Agreement and all negotiations, due diligence and other activities conducted prior hereto, and including all legal, broker's, finder's and similar fees and expenses relating to the Merger.

     "GAAP" means generally accepted accounting principles as in effect in the United States, consistently applied.

     "Governmental Entity" means any administrative agency, commission, court or other governmental authority or instrumentality, domestic or foreign, including any government-sponsored corporation having regulatory authority under law, the National Association of Securities Dealers, and the Nasdaq Stock Market.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "IRS" means the United States Internal Revenue Service.

     "Law" means any statute, law, ordinance, rule, regulation, process, or administrative policy of, or agreement with, any Governmental Entity, that is applicable to the referenced Person.

     "Management and Principal Shareholders" shall mean the Company Shareholders so identified in Schedule 5.10.1 hereto.

     "Material Adverse Effect" means, with respect to any Person, a material adverse effect on the business, properties, assets, liabilities (whether absolute, contingent or otherwise), operations, liquidity, income or condition (financial or other) of such Person, considered as a whole together with its subsidiaries and including such an effect caused indirectly through any of its subsidiaries, or on the ability of such Person to consummate the Merger on the terms hereof.

     "MBCL" means the Massachusetts Business Corporation Law (Chapter 156B), as amended through the applicable date.

     "Merger" means the merger of Merger Sub with and into the Company as more particularly described in Section 2 hereof.

     "Merger Consideration" shall have the meaning given that term in Section 2.3.1.

     "Merger Sub" means MICRO BKC ACQUISITION CORP., a Delaware corporation, or, in the discretion of Parent, such other direct or indirect wholly-owned subsidiary of Parent as it may hereafter designate.

     "Parent" means MICROSEMI CORPORATION, a Delaware corporation.

     "Parties" means, collectively, the Company, Merger Sub and Parent.

     "Permits" means permits, licenses, variances, exemptions, orders, consents and approvals of any applicable Governmental Entity.

     "Permitted Lien" means (i) minor imperfections of title, none of which materially detract from the value, or impair the use, of the Tangible Assets or Intangible Assets subject thereto or impair the operations of the Company and
(ii) liens or encumbrances for taxes and other governmental charges, assessments or fees which are not yet due and payable.

     "Person" means any natural person, corporation, limited liability company, general or limited partnership, limited liability partnership, joint venture, joint stock company, trust, unincorporated organization, association, sole proprietorship, governmental body, or agency or political subdivision of any government.

     "Representatives" means each of the applicable Person's directors, officers, employees, agents, representatives and advisors.

     "Shareholder Approval" or terms such as "approval of the Shareholders" when used with respect to this Agreement or the Merger shall mean approval thereof by the holders of at least two-thirds of the outstanding shares of Common Stock entitled to vote on this Agreement and the Merger in accordance with the MBCL and the Company's Articles of Organization and Bylaws. "Parent" means Microsemi Corporation, a Delaware corporation. "Surviving Corporation" means the corporation that is the survivor of the Merger which, in accordance with Section 2.1 hereof, shall be the Company.

     1.2 Rules of Construction. The following rules of construction shall apply to the interpretation of this Agreement:

     1.2.1 All references to Sections and Articles shall, unless another agreement or document is expressly referenced, mean the applicable sections or articles of this Agreement. All references to Schedules shall mean the applicable Disclosure Schedule.

     1.2.2 The titles and other headings or captions of Articles, Sections or paragraphs contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

     1.2.3 Whenever used in this Agreement, the word "including" shall be non-exclusive and shall mean "including without limitation" and the term "or" also shall be non-exclusive.

     1.2.4 The terms "herein", "hereunder", and terms of similar import refer to this Agreement as a whole and not to the specific Section or Article in which they are used.

                                   ARTICLE II

                                   THE MERGER

     2.1 The Merger. The Company and Merger Sub shall be the constituent corporations in the Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, the Merger shall be implemented by means of a merger (hereinafter sometimes referred to as the "Merger") of Merger Sub with and into the Company in accordance with Sections 78 and 79 of the MBCL and
Section 252 of the DGCL, to be effected by the filing of the Articles of Merger, substantially in the form attached hereto as Exhibit A-1, with the Massachusetts Secretary of State and, substantially in the form of Exhibit A-2, with the Delaware Secretary of State. In accordance with such statutes, at the Effective Time, the Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall be the Surviving Corporation and shall continue its corporate existence under the laws of The Commonwealth of Massachusetts.

     2.2 Corporate Documents, Directors and Officers.

         (a) From and after the Effective Time and thereafter until amended as provided by law, the Articles of Organization of the Company as in effect immediately prior to the effective time shall become the Articles of Organization of the Surviving Corporation, except that Article 3 of the Articles of Organization of the Surviving Corporation, regarding authorized capital stock, and Article 4, concerning the rights, preferences and privileges of the capital stock, shall be amended and restated in their entirety to read as set forth in Article 4 of the Certificate of Incorporation of Merger Sub, and that Sections 6.9; 6.10 and 6.11 shall be deleted. The Parties may prepare such amendment in the form of an amended and restated articles of organization or otherwise.

         (b) From and after the Effective Time and thereafter until amended as provided by law, the Bylaws of the Company as in effect immediately prior to the effective time shall become the Bylaws of the Surviving Corporation, except that the first sentence on Section 1 of Article II of the Bylaws of the Surviving Corporation shall be amended and restated to read as follows:

         Section 1. Number and Election. There shall be a Board of one or more directors, which number may be changed from time to time, by a resolution duly adopted by the shareholders or a majority of the directors then in office.

         (c) The directors and officers of the Surviving Corporation shall be the officers and directors specified in Schedule 2.2, and each such director or officer shall serve until his or her successor has been duly elected or appointed and qualified or until his or her earlier death, resignation or removal in accordance with the terms of the Surviving Corporation's Articles of Organization and Bylaws.

     2.3 Treatment of Company Common Stock and Merger Sub Stock.

     2.3.1 Conversion of Company Common Stock.

         (a) At the Effective Time, each of the shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and Excluded Shares, if any) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive an amount in cash of Nine and 17/100ths Dollars ($9.17) (the "Merger Consideration").

         (b) All shares of Company Common Stock converted into the right to receive the Merger Consideration pursuant to Section 2.3.1(a) shall, as of the Effective Time, no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent only the right to receive the Merger Consideration into which the shares of Company Common Stock represented by such certificate have been converted. As of the Effective Time, all Excluded Shares, if any, shall cease to exist and the certificates for such shares shall, as promptly as practicable thereafter, be cancelled and no payments shall be made in consideration therefor.

     2.3.2 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Dissenting Shares shall not be converted into the right to receive, or be exchangeable for, the Merger Consideration provided for in Section 2.3.1 hereof, but, instead, the holders thereof shall be entitled to payment for such Dissenting Shares in accordance with the provisions of Section 85 of the MBCL unless and until a holder of Dissenting Shares shall have failed to perfect or shall have effectively withdrawn or lost such holder's rights to appraisal and payment, as the case may be. The Company shall (a) comply with the provisions of Sections 85 through 89, inclusive, of the MBCL applicable to it in a prompt and expeditious manner, (b) give Parent prompt written notice of (i) the identities of all Company Shareholders who have perfected rights to dissent pursuant to MBCL Section 85 and (ii) the receipt of any notice from any Company Shareholder demanding the purchase of his, her or its Company Common Stock, (c) not settle or offer to settle any such demands without the prior written consent of Parent, and (d) not, without the prior written consent of Parent, waive any vote in favor of the Merger or failure of any Company Shareholder timely to take any other action required under MBCL Sections 85 through 89, inclusive.

     2.3.3 Conversion of Merger Sub Stock. At the Effective Time, the shares of common stock of Merger Sub then issued and outstanding shall be converted into a like number of shares of common stock of the Surviving Corporation, which thereafter shall constitute all of the issued and outstanding shares of common stock of the Surviving Corporation. From and after the Effective Time, the authorized capital stock of the Surviving Corporation shall consist of the authorized capital stock of Merger Sub.

     2.4 Exchange of Certificates.

     2.4.1 Common Stock Exchange Procedures. After the Effective Time, each holder of a certificate or certificates theretofore representing shares of issued and outstanding Company Common Stock (other than the Dissenting Shares and Excluded Shares) shall, upon the surrender of such certificates to Parent, be entitled to receive, in exchange for each of the shares represented by such certificate or certificates so surrendered, an amount in cash equal to the Merger Consideration, less any required withholding of Taxes (as hereinafter defined). The holder of a certificate that prior to the Merger represented issued and outstanding shares of Company Common Stock shall have no rights, after the Effective Time, with respect to such shares except to surrender the certificate in exchange for cash without interest thereon or, if applicable, to perfect such rights as a holder of Dissenting Shares as such holder may have pursuant to the applicable provisions of Section 85 of the MBCL. Within five (5) Business Days after the Effective Time, the Surviving Corporation will send to each holder of Common Stock at the Effective Time a letter of transmittal for use in such exchange. Prior to the Effective Time, Parent shall deposit with a bank or trust company (the "Paying Agent"), for the benefit of the holders of Company Common Stock and Company Options, cash in the aggregate amount sufficient to pay the aggregate Merger Consideration and amounts payable to holders of Company Options.

     2.4.2 Certain Taxes. If any payment for shares of Common Stock is to be made in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of such payment that the certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to Parent, in advance, any transfer or other Taxes required by reason of the payment to a person other than the registered holder of the certificate surrendered, or required for any other reason, or shall establish to the satisfaction of Parent that such Tax has been paid or is not payable.

     2.4.3 Lost, Stolen or Destroyed Certificate. In the event any certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such certificate, Parent will deliver, or cause to be delivered, from the Exchange Fund, in exchange for such lost, stolen or destroyed certificate, the cash Merger Consideration payable in respect thereof pursuant to Section 2.3.

     2.4.4 Unclaimed Monies. Any portion of the Exchange Fund that remains unclaimed by any of the Company Shareholders pursuant to the provisions of
Section 2.4.1 one year after the Closing Date shall be withdrawn by Parent, and any Shareholder who has not exchanged his, her or its shares of Common Stock for the Merger Consideration in accordance with Section 2.4.1 prior to that time shall thereafter look solely to Parent for payment in respect of such shares. Notwithstanding the foregoing, neither Parent, the Surviving Corporation, nor any other Person shall be liable to any Company Shareholder for the payment by Parent to a public official of any unclaimed Merger Consideration pursuant to applicable abandoned property laws.

     2.5 Closing of Transfer Books. At the Effective Time, the transfer books for the Company Common Stock shall be closed, and no transfer of shares of Company Common Stock shall thereafter be made on such books. If, after the Effective Time, certificates representing any such shares are presented for transfer to Parent, they shall be cancelled and exchanged for the Merger Consideration as provided in this Article II.

     2.6 Stock Options and Stock Plans.

     2.6.1 Parent, Merger Sub and the Company shall take all actions necessary to provide that, as to those holders who so agree, at the Effective Time, (i) each Company Option (defined below) so surrendered for cash, shall be cancelled, and (ii) in consideration of such cancellation, and except to the extent that Parent or Merger Sub and the holder of any such Company Option otherwise agree, the Company shall pay to each such holder of Company Options an amount in cash, net of applicable tax withholdings, in respect of each Company Option held by such holder equal to the product of (1) the excess, if any, of the Merger Consideration over the per share exercise price thereof and (2) the number of shares of Company Common Stock subject thereto immediately prior to the Effective Time; and Parent shall provide Company a loan of such amounts as are necessary to finance such payments. The Company represents that the Board of Directors of the Company has determined pursuant to the Company's 1994 Stock Option Plan, as amended and restated as of January 10, 1996 (the "Employee Option Plan") and 1994 Non-Employee Director Stock Option Plan ("Director Stock Option Plan"), that holders of Company Options thereunder who do not elect to surrender their Company Options for cancellation pursuant to the first sentence of this Section 2.6(a), upon exercise of such Company Options after the Effective Time shall receive upon such exercise and payment of the aggregate exercise price contemplated thereby an amount in cash (subject to applicable withholding taxes) equal to the product of (1) the Merger Consideration and (2) the number of shares of Company Common Stock subject thereto immediately prior to the Effective Time. "Company Option" means any option granted, whether or not exercisable (it being understood that all Company Options shall be deemed to be, and shall be treated under this
Section 2.6 as though, such Company Options were fully vested immediately prior to the Effective Time), and not exercised or expired, to a current or former employee, director or independent contractor of the Company or any of its subsidiaries or any predecessor thereof to purchase shares of Company Common Stock pursuant to the Employee Option Plan or the Director Stock Option Plan (together with the Employee Option Plan, collectively, the "Option Plans").

     2.6.2 The Company represents that each director of the Company who holds Company Options has agreed for the benefit of Parent and Merger Sub to exercise all of his Company Options prior to the Effective Time or to surrender such Company Options in the manner prescribed by Section 2.6(a) and each such director has agreed that he shall provide notice to the Company of his decision to exercise or surrender his Company Options prior to the Effective Time.

     2.6.3 Prior to the Effective Time, the Company shall use reasonable efforts to (i) obtain any consents from holders of Company Options and (ii) make any amendments to the terms of such stock option or compensation plans or arrangements that are necessary to give effect to the transactions contemplated by this Section 2.6.

     2.6.4 The Company represents that, as of the date hereof, 227,500 options have been granted and are outstanding under the Employee Option Plan and 22,310 options have been granted and are outstanding under the Director Stock Option Plan; and, prior to the Effective Time, the Company agrees that it shall not issue any additional options under the Option Plans.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company makes the representations and warranties to Parent and Merger Sub set forth hereinafter in this Article III. Such representations and warranties are qualified by the Disclosure Schedules. The Disclosure Schedules have been arranged in sections corresponding to the numbered and lettered paragraphs contained in this Article III. The Company shall disclose all matters set forth in the Disclosure Schedules in reasonable detail, with appropriate cross-references.

     3.1 Approval of the Company Board of Directors. The Board of Directors of the Company, at a duly called and noticed meeting of the Company Board attended by all of the incumbent Company Directors, by unanimous vote, have (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the Company Shareholders, (ii) determined that the Merger Consideration to be paid to the Company Shareholders pursuant to this Agreement is fair, from a financial standpoint, to the Company Shareholders, (iii) approved this Agreement and the transactions contemplated hereby, including the Merger and (iv) recommended that the Company Shareholders approve this Agreement and the Merger and the other transactions contemplated by this Agreement.

     3.2 Organization and Qualification; No Subsidiaries. The Company is a corporation duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts and has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate the assets it purports to own or lease and operate and to carry on its business as it is now being conducted. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities make such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a Material Adverse Effect on the Company. Except as set forth in Schedule 3.2 of the Disclosure Schedules, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture, limited liability company or other business association or entity (a "Subsidiary").

     3.3 Articles of Organization and Bylaws. The Company has heretofore furnished to Parent a complete and correct copy of its Articles of Organization and Bylaws as most recently restated and subsequently amended to date. Such Articles of Organization and Bylaws are in full force and effect and the Company is not in violation of any of the provisions of its Articles of Organization or Bylaws.

     3.4 Capitalization. The authorized capital stock of the Company consists of
(i) 2,000,000 shares of Company Common Stock, without par value, of which 1,276,411 shares have been issued and are outstanding, and (ii) 10,000 shares of preferred stock, 2,940 of which, designated Series A Convertible Preferred Stock, are issued and held in the Company's treasury. No shares of Company Common Stock and no other shares of preferred stock are held in treasury. Immediately prior to the Effective Time, (i) 1,276,411 shares of Common Stock (plus any shares of Common Stock issued after the date hereof under the Option Plans pursuant to the exercise of vested Company Options) will be issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of preferred stock will be outstanding and (iii) no shares of Company Common Stock or preferred stock will be held by any Subsidiary of the Company. There is no Convertible Security of the Company, or any right to purchase or otherwise acquire any Company Equity Security (an "Equity Purchase Right"), that is now outstanding and no Company Convertible Security or other Equity Purchase Right shall be outstanding at or prior to the Effective Time. Except as disclosed in Disclosure Schedule 3.4, the Company has not, during the past five
(5) years reacquired or repurchased any of its shares of capital stock and there are no obligations, contingent or otherwise, of the Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock, or provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any entity. The Company has furnished to Parent copies of any written agreement or understanding, and a summary of the material terms of any oral agreement or understanding that relates to or restricts or otherwise affects the ownership or transferability of any of the shares of Company Common Stock, a list of which agreements and understandings, if any, is set forth on

Disclosure Schedule 3.4. There are no debt securities, or agreements or instruments governing any indebtedness of the Company that entitle the holders thereof to vote (either currently, in the future or on the happening of any event), on any matters on which shareholders of a Massachusetts corporation are ordinarily entitled to vote.

     3.5 Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement and (subject to the approval of its Shareholders) to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than approval of its Shareholders). This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by Parent, this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be subject to or limited by (i) bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting rights of creditors, and (ii) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

     3.6 SEC Documents; Financial Statements; No Undisclosed Liabilities.

     3.6.1 SEC Documents. The Company has filed, and delivered to Parent true and complete copies of, all required reports, schedules, forms, statements, exhibits and other documents filed with the SEC since January 1, 1994 (the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), or the Exchange Act, as the case may be, applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.6.2 Financial Statements. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q and Regulation S-X as promulgated by the SEC) applied on a consistent basis throughout the periods involved ("GAAP") (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which are not material in amount and the omission of the footnote disclosure).

     3.6.3 No Undisclosed Liabilities. Except as set forth in the SEC Documents or on Disclosure Schedule 3.6.3, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities and obligations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     3.7 Disclosure Documents. The proxy statement of the Company (the "Company Proxy Statement") to be filed with the SEC in connection with the Merger, and any amendments or supplements thereto will, when filed, comply in all material respects with the applicable requirements of the Exchange Act. At the time of filing the Company Proxy Statement with the SEC, at the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to shareholders of the Company, at the time such shareholders vote on adoption of this Agreement, and at the Effective Time, the Company Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this
Section 3.7 will not apply to statements or omissions included in the Company Proxy Statement based upon information furnished to the Company in writing by Parent or Merger Sub specifically for use therein.

     3.8 Financial Statements. The Company has delivered to Parent (i) the balance sheets of the Company at September 30, 1994, 1995, 1996 and 1997 and the related statements of operations, shareholders equity and cash flows of the Company for the fiscal years then ended (the "Audited Financial Statements"), together with the audit opinions thereon of Sullivan Bille, P.C., independent certified public accountants (the September 30, 1997 Balance Sheet is sometimes herein called the "1997 Balance Sheet"); and (ii) the unaudited balance sheet of the Company at December 31, 1997 and the related statement of operations, shareholders equity and cash flows of the Company for the period then ended (the "Interim Financial Statements" and, together with the Audited Financial Statements, the "Financial Statements"). Except as set forth in Disclosure Schedule 3.8, the Financial Statements were prepared on an accrual basis in accordance with GAAP (subject, in the case of the Interim Financial Statements, to normal year-end adjustments which will not have a Material Adverse Effect on the Company and the omission of footnote disclosures therefrom), are complete and correct in all material respects and present fairly the financial position of the Company at the dates indicated and the results of its operations and the changes in its cash flows for the periods then ended. The bad debt reserves and any other contingency reserves set forth in the balance sheet of the Company in the 1997 Balance Sheet are adequate to cover foreseeable losses due to the uncollectability of accounts or other contingencies that may exist, and were established in accordance with GAAP. During the fiscal year ended September 30, 1997, and subsequent periods, there have been no material amounts of bargain purchases of inventory, sales of undervalued inventory or non-valued inventory, dispositions of assets outside the ordinary course of business, or other such non-recurring events, and there have been no material inventory writedowns or other non-recurring events, that in either case shall have lead to above-normal gross margins during the fiscal year ended September 30, 1997 or thereafter and prior to the Effective Time.

     3.9 Absence of Certain Changes or Events. Except as set forth in Disclosure
Schedule 3.9, since September 30, 1997, the Company has conducted its business in the ordinary course and there has not occurred: (i) any change that has had or could be reasonably expected to have a Material Adverse Effect on the Company; (ii) any amendments or changes in the Articles of Organization or Bylaws of the Company; (iii) any damage to, destruction or loss of any asset of the Company (whether or not covered by insurance) that could have a Material Adverse Effect; (iv) any material change by the Company in its accounting methods, principles or practices; (v) any material revaluation by the Company of any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

(vi) any other action or event that would require the consent of Parent pursuant to Section 5.8 if such action or event were to occur or were to be taken after the date of this Agreement, including, any declaration or payment of any dividend or distribution on, or the redemption or repurchase of, any of the shares of capital stock of the Company, the sale or issuance of any authorized, but unissued, shares of capital stock of the Company (other than upon the exercise of vested Company Options under the Option Plans), the grant, sale or issuance of any Convertible Securities, Equity Purchase Right or other Equity Securities by the Company (other than the issuance of Common Stock upon exercise of outstanding stock options under the Option Plans), the sale of any assets of the Company that is outside the ordinary course of its business or is not consistent with its past practices, the incurrence of any indebtedness or obligation, not reflected in the 1997 Balance Sheet, that is either material in amount or outside the ordinary course of the business of the Company, and any increase in compensation or benefits payable to any of the officers, directors or employees of the Company; or (vii) the execution of any agreement or understanding or the making of any commitment to do any of the foregoing.

     3.10 Material Contracts; Clients.

     3.10.1 Disclosure Schedule 3.10 includes a list of all agreements to which the Company is a party or by which the Company is bound (i) under which the consequences of a default, nonrenewal or termination could have a Material Adverse Effect on the Company; or (ii) pursuant to which payments might be required or acceleration of benefits may be required upon a "change of ownership" of the Company, which shall include any agreements or notes or other instruments under which the Company borrows money or finances the purchase of any goods or services, that grants any security interest or other lien or encumbrance on any assets of the Company, restricts the scope or nature of or places geographic restrictions on the business of the Company that governs the provision of services by the Company to its clients, provides for the sale or issuance of any shares of Company Common Stock or any Convertible Securities or for the sale of any assets of the Company, other than in the ordinary course of business consistent with past practice (collectively, the "Material Contracts"). Notwithstanding clause (i) of the foregoing, the Material Contracts shall not include any of the following unless it requires the consent of the other party in connection with the Merger:

     (a) Any purchase commitment or other similar contract with a vendor or supplier made in the ordinary course of business if such commitment involves less than $25,000 in each transaction or series of related transactions;

     (b) Any maintenance or service contract requiring payment at an average rate of $5,000 per month or less and which is terminable by the Company without penalty on not more than thirty (30) days' notice without penalty;

     (c) Any contract for the lease of personal property used by the Company in the ordinary course of business requiring payment at a rate of $5,000 per month or less and which is terminable by the Company on not more than thirty (30) days' notice without penalty;

     (d) Any oral contract for the employment of any individual on a full-time or part-time basis which is "at-will" and provides for annual compensation of less than $75,000;

     (e) Any other contract made in the ordinary course of business, the performance of which over the life of the contract involves less than $25,000 of annual, and less than $100,000 of aggregate, expenditures, consideration or liability.

     Except as set forth in Schedule 3.10 of the Disclosure Schedules, all of the Material Agreements are valid and binding obligations of the Company and, to the knowledge of the Company, of the other parties thereto, all such Material Contracts are in full force and effect and there has not occurred any default under or breach of any of the Material Contracts, whether by the Company or, to the knowledge of the Company, by the other parties thereto and, to the knowledge of the Company, no events or circumstances have occurred that, with the passage of time or the giving of notice, or both, would constitute a breach or default of any such Material Contract (whether by the Company or any of the other parties thereto) under any of the Material Contracts, or would impair the Company's rights or alter the rights or obligations of any third party under, or give to any of the other parties any rights of termination, amendment, acceleration or cancellation of any Material Contract, or result in the creation of a lien or encumbrance on any of the assets of the Company.

     3.10.2 Disclosure Schedule 3.10 also contains a list of the clients or customers of the Company that accounted for more than 10% of the Company's net revenues in the fiscal year ended

September 30, 1997 or are expected to account for more than 10% of its revenues in the fiscal year ending September 30, 1998 ("Material Clients"). Additionally,
Schedule 3.10 shall identify any service contracts awarded to or obtained by the Company from a Governmental Entity or other Person with respect to any program or project as to which the funding is contingent. Except as set forth on
Schedule 3.10, there are no disputes with any of the Material Clients.

     3.11 Conflicts. Except as set forth in Disclosure Schedule 3.11, the execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations and covenants under this Agreement will not, (i) conflict with or violate the Articles of Organization or Bylaws of the Company, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree or Permit applicable to the Company or by which its business, assets or properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of any Material Contract, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, Permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any of its properties is bound or affected, except to the extent any of the foregoing under clauses
(i), (ii) or (iii) would not have a Material Adverse Effect on the Company. Except as set forth in Disclosure Schedule 3.11, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or Permit from, or any filing with or notification to, any Governmental Entity, except for the filing and recordation of appropriate merger or other documents as required by the MBCL.

     3.12 Compliance, Permits.

     3.12.1 Except as disclosed in Disclosure Schedule 3.12, the Company is not in conflict with, or in default or violation of, (i) any Law applicable to the Company or by which any of its business operations or assets are bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or its business operations or any of its assets are bound or affected, except in any case under this Section 3.12, for such conflicts, defaults or violations which would not have a Material Adverse Effect on the Company.

     3.12.2 Except as disclosed in Disclosure Schedule 3.12, the Company holds all Permits from Government Entities which are required in connection with the operation of the businesses of the Company as such businesses are now being conducted, except where failure to hold any of the foregoing would not have a Material Adverse Effect on the Company (collectively, the "Company Permits"). The Company is in compliance with the terms of the Permits, except where non-compliance would not have a Material Adverse Effect on the Company.

     3.13 Absence of Litigation. There are no claims, actions, suits, proceedings or investigations that are pending, or, to the knowledge of the Company, that are threatened, against the Company, or any assets or rights of the Company, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign. Except as set forth in
Schedule 3.13 and Schedule 3.23, to the knowledge of the Company, there are no facts or circumstances that could reasonably be expected to lead to the assertion or the bringing against the Company of any claims, actions, suits, proceedings or investigations that would be expected to have a Material Adverse Effect on the Company.

     3.14 Employee Benefit Plans.

     3.14.1 Employee Benefit Plans. Disclosure Schedule 3.14 lists all employee pension plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all material employee welfare plans (as defined in Section 3(1) of ERISA), and all other bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any material current or former employment, executive compensation, consulting or severance agreements, written or otherwise, for the benefit of, or relating to, any employee of or consultant (or former employee of or consultant) to the Company, any trade or business (whether or not incorporated) which is a member of a controlled group including the Company or which is under common control with the Company (an "ERISA Affiliate") within the meaning of Section 414 of the Code, (all such plans, practices and programs are referred to as the "Company Benefit Plans"), excluding agreements with former employees under which the Company has no remaining monetary obligations. Neither the Company nor any ERISA Affiliate maintains, or has ever maintained, a Company Benefit Plan intended to qualify under Section 401(a) of the Code or subject to Title IV of ERISA. There have been made available to Parent copies of (i) each written Company Benefit Plan and (ii) the most recent annual report on Form 5500 series, with accompanying schedules and attachments, filed with respect to each Company Benefit Plan required to make such a filing.

     3.14.2 Benefit Plan Matters. Except as set forth in Disclosure Schedule 3.14, (i) no Company Benefit Plans promises or provides retiree medical or other retiree welfare benefits to any person, and no Company Benefit Plans is a "multiemployer plan" as such term is defined in Section 3(37) of ERISA; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code with respect to any Company Benefit Plan, which could result in any material liability to the Company; (iii) all Company Benefit Plans are in material compliance with the requirements prescribed by any and all statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, IRS or Secretary of the Treasury), and, the Company has performed all obligations required to be performed by it under, are not in any respect in default under or violation of, and the Company has no knowledge of any default or violation by any other party to, any Company Benefit Plans; and
(iv) all contributions required to be made to any Company Benefit Plan pursuant to the terms of such Company Benefit Plan have been made on or before their due dates.

     3.14.3 Employment Agreements; Consulting Agreements. Disclosure Schedule
3.14 also sets forth a true and complete list of (i) all employment agreements with officers or key management personnel of the Company; (ii) all agreements with consultants obligating the Company to make annual cash payments in an amount exceeding $10,000; (iii) all employees of, or consultants to, the Company who have executed a confidentiality or non-competition agreement with the Company; (iv) all severance agreements, programs and policies of the Company with or relating to its employees, excluding programs and policies required to be maintained by law; and (v) all plans, programs, agreements and other arrangements of the Company with or relating to its employees which contain change in control provisions.

     3.14.4 Labor Matters. Except as set forth in Schedule 3.14 of the Disclosure Schedules, (i) there are no controversies, including any unfair labor practice complaint, pending or, to the knowledge of the Company, threatened, between the Company and any of its employees, nor to the knowledge of the Company, is there any factual basis for any such controversy; (ii) the Company is in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours and the Company is not engaged in any unfair labor practice, (iii) the Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company, nor to the knowledge of the Company have there been any activities or proceedings of any labor union to organize any such employees within the past five (5) years; and (iv) there have been no strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company during the past five (5) years.

     3.15 Restrictions on Business Activities. Except for this Agreement or as set forth in Schedule 3.15 of the Disclosure Schedules, there is no non-competition, invention or know-how transfer or confidentiality or information sharing or other agreement or any judgment, injunction, order or decree binding upon the Company which has or could have the effect of prohibiting or impairing any business activities or practices of the Company, any acquisition of assets by the Company or the conduct of any business by the Company as currently conducted or as proposed to be conducted by the Company.

     3.16 Tangible Assets. Schedule 3.16 of the Disclosure Schedules contains a list of all machinery, equipment, computers, and substantially all of the furniture, fixtures, tools, spare parts, repair materials and other similar assets or tangible personal property, wherever located, that are leased, used or owned by the Company (the "Tangible Assets"). Except as set forth on Schedule 3.16, the Tangible Assets (a) are in good working order and condition (ordinary wear and tear excepted), and have been properly maintained, except to the extent of any failure to maintain under this clause (a) that would not be expected to have a Material Adverse Effect on Tangible Assets and (b) are in a condition such that their continued use or lease by the Company, in the manner used or leased thereby prior to the Closing Date, will not violate or breach, in any material respect, any applicable laws or regulations or any Material Contracts to which the Company is a party.

     3.17 Intangible Personal Property. Schedule 3.17 of the Disclosure Schedules contains a true and correct listing of all proprietary information, know-how, and intellectual property and intangible assets, owned by the Company or in which the Company has rights or licenses, and which are material to the business of the Company, including patents, copyrights, trademarks, service marks, trade names and all applications therefor, processes, trade secrets, know-how, software, and protected formulae (collectively, "Intellectual Property Rights"). Except as set forth on Schedule 3.17, to the knowledge of the Company, neither the Company nor any present or former employees thereof, has infringed, or is now infringing, any Intellectual Property Rights of any other Person ("Third Party Intellectual Property Rights") and the Company has not received any written notice or other indication of any such claim of infringement. The Company owns, or holds, adequate licenses or other rights to use, all Intellectual Property Rights used in or necessary for the operation of its businesses as conducted now and since January 1, 1996. The Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any Third-Party Intellectual Property Rights. Except as set forth in Schedule 3.17 hereto, all patents, registered trademarks, service marks and copyrights held by the Company are valid and subsisting. No claims with respect to the patents, registered and material unregistered trademarks and service marks, registered copyrights, trade names and any applications therefor owned by the Company or any trade secret material to the Company, or Third Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of such Third Party Intellectual Property Rights by or through the Company, are currently pending or, to the knowledge of the Company, are overtly threatened by any Person. To the knowledge of the Company, there are no bona fide claims (i) to the effect that the manufacture, sale, licensing, provision or use of any product, or of any Intellectual Property Right or Third Party Intellectual Property Right or of any other information as now used, provided, sold or licensed or proposed to be used or provided, or licensed by the Company, infringes on any copyright, patent, trademark, service mark or trade secret of any other Person; (ii) against the use by the Company of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of the Company as currently conducted or as proposed to be conducted; (iii) challenging the ownership, validity or effectiveness of any of the Company's Intellectual Property Rights or other trade secret material to the Company; or

(iv) challenging the license or legally enforceable right to use of the Third Party Intellectual Rights by the Company. Except as set forth in Schedule 3.17, the Company has valid and legally binding non-competition and confidentiality agreements with each of its officers and employees who perform professional, management, research, development and consulting services for or to any of the clients of the Company or any other employee or consultant that has been provided access by the Company to any Intellectual Property Rights or any Third Party Intellectual Property.

     3.18 Real Properties; Leases. Attached hereto as Schedule 3.18 of the Disclosure Schedules contains a list setting forth the addresses and brief descriptions of each of the real properties that are owned or leased by the Company, the improvements and structures thereon and the uses being made thereof by the Company. Each such description indicates, among other things, with respect to each such real property, whether it is leased or owned. Schedule 3.18 also contains a list of all leases under which the Company possesses or uses real property (the "Real Property Leases") and all leases under which the Company possesses or uses items of tangible personal property (the "Personal Property Leases"). True, correct and complete copies of the Real Property Leases and Personal Property Leases have been delivered to Parent, together with the names and addresses of the lessors thereunder. The Company is not, and as of the Closing Date and Effective Time will not be, in default and, to the knowledge of the Company, no facts or circumstances have occurred which through the passage of time or the giving of notice, or both, would constitute a default, under any of the Real Property Leases or the Personal Property Leases. In addition, the Company has delivered to Parent true, correct and complete copies of all environmental studies and reports in the possession or control of the Company with respect to any of the real properties described in Schedule 3.18. All structures and facilities on the real properties listed on Schedule 3.18 are equipped in substantial conformity with laws and governmental regulations applicable to the business of the Company and, to the knowledge of the Company, the zoning of each parcel of real property permits the presently existing improvements and continuation of the business presently conducted thereon and no changes therein, and no condemnation or similar proceedings against any of the real properties set forth on Schedule 3.18 are pending or threatened or will occur as a result of the execution and delivery of this Agreement or the consummation of the Merger.

     3.19 Accounts Receivable. At the Closing, the Company shall deliver to Parent an accurate list, as of a date not more than five (5) days prior to the Closing Date, of all accounts and notes receivable of the Company, including payments earned under contracts for services rendered or to be rendered to clients of the Company (the "Receivables"), whether or not reflected in the 1997 Balance Sheet, showing amounts due in 30-day aging categories. The Receivables on such listing arose, or will have arisen, from the provision of services or the sale of goods by the Company in the ordinary course of business. The Company has not received any notice or knows of any counterclaim or set-off with respect to any of the Receivables, or any facts or circumstances that would be the basis for any such counterclaim or set-off, which is not reflected or taken into account in the bad debt reserves set forth in the 1997 Balance Sheet.

     3.20 Inventories. All inventories of the Company, including all raw materials, work in process or finished goods (the "Inventory") are of a good and marketable quality, and of quality and quantity saleable or usable in the ordinary course of business, except for obsolete, damaged or slow moving items at below standard quality, which, in the aggregate, are not material in amount and which, in any case, have been written down to their net realizable value. Except as disclosed in Schedule 3.20, the Company is not under any liability or obligation with respect to the return of Inventory in the possession of its customers or distributors. Since October 1, 1996, no Inventory has been sold or disposed of except through sales in the ordinary course of business consistent with past practices. All work-in-process inventory is either dedicated to firm orders or finished goods produced for stock and saleable in the ordinary course.

     3.21 Title to and Adequacy of Assets. Except as disclosed on Schedule 3.21 of the Disclosure Schedules, the Company has good and marketable title to its assets, including the Tangible Assets and Intellectual Property Rights, free and clear of restrictions or conditions on transfer or assignment, and free and clear of all mortgages, liens, security interests, encumbrances, pledges, options, leases, equities, claims, charges, conditions, and conditional sale contracts, except Permitted Liens. Except as set forth on Schedule 3.21, the assets of the Company constitute all the assets, properties, rights, privileges and interests that are necessary for the operation of its business substantially in the same manner as such business is now, and since January 1, 1996 has been, conducted and such assets are in the exclusive possession and control of the Company, each of which has the unencumbered right to use and dispose of such assets without interference from third parties, except where all such failures, taken as a whole, would not have a Material Adverse Effect on the Company.

     3.22 Taxes.

     3.22.1 For purposes of this Agreement, "Tax" or "Taxes" shall mean taxes, fees, levies, duties, tariffs, imposts, and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including (without limitation) (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and
(ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto; and "Tax Returns" shall mean returns, reports, and information statements with respect to Taxes required to be filed with the IRS or any other taxing authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns. "Income Tax" or "Income Taxes" means Taxes imposed on net income within the meaning of Section 901 of the Code.

     3.22.2 Other than as disclosed in Schedule 3.22 of the Disclosure Schedules, the Company has filed all United States Federal Income Tax Returns and has not failed to file any other Tax Returns required to be filed by them under any applicable federal, state, local or foreign laws, and the Company has paid and discharged all Taxes due in connection with or with respect to the periods or transactions covered by such Tax Returns and have paid all other Taxes as are due, except (i) such as are being contested in good faith by appropriate proceedings (to the extent that any such proceedings are required) and for which adequate reserves have been established, and (ii) as may be determined to be owed upon completion of any Tax Return not yet filed based upon an extension of time to file, and there are no other Taxes that would be due if asserted by a taxing authority, except with respect to which the Company is maintaining adequate reserves. Except as disclosed in Schedule 3.22, (i) there are no tax liens on any assets of the Company; and (ii) the Company has not granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax; and (iii) to the Company's knowledge, there are no facts or circumstances which could reasonably be expected to constitute a basis for assessments or claims for the payment of additional Taxes by the Company. The accruals and reserves for Taxes (including deferred taxes) reflected in the Company's 1997 Balance Sheet are adequate to cover all Taxes required to be accrued through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with generally accepted accounting principles.

     3.22.3 The Company is not currently the beneficiary of any extension of time within which to file any Tax Return.

     3.22.4 A true, correct and complete copy of each of the income Tax Returns filed by the Company during, or related to, any of the preceding three calendar years, have been furnished to Parent. The amount set up as reserves for Taxes, if any, on the 1997 Balance Sheet is sufficient for the payment of all unpaid Taxes of the Company accrued for or applicable to the period ended on September 30, 1997 and all years and periods prior thereto and for which the Company, at any of those dates, may have been liable. Except as set forth in Schedule 3.22 of the Disclosure Schedules, the Company has properly withheld and paid, or accrued for payment, when due, to appropriate state and/or federal authorities, all sales and use taxes, if any, and all amounts required to be withheld from payments made to its employees, independent contractors, creditors, shareholders, or other third parties and has also paid all employment taxes as required under applicable laws except to the extent all such failures to do so taken as a whole would not have a Material Adverse Effect on the Company.

     3.22.5 Except as set forth in Schedule 3.22, the Company has not filed a consent under Section 341(f) of the Code concerning collapsible corporations.

     3.22.6 Except as set forth in Schedule 3.22, the Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under any circumstances could obligate it to make any payments, that would not be deductible by the Company or Parent, in whole or in part under
Section 280G or Section 162(m) of the Code. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. The Company is not a party to any tax allocation or tax sharing agreement.

     3.22.7 Except as set forth in Schedule 3.22, the Company (i) is not now required and has never been required to file a consolidated or combined state or federal income Tax Return with any other person or entity and (ii) is not liable for the Taxes of any person under Treasury Regulation ss. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

     3.23 Environmental Matters. Except as set forth in Schedule 3.23 of the Disclosure Schedules, (i) the Company has obtained all applicable permits, licenses and other authorizations which are required to be obtained under all applicable federal, state or local laws or any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes ("Environmental Laws") by the Company (or its agents) except where any failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on the Company; (ii) the Company is in compliance with all terms and conditions of such required permits, licenses and authorizations, and also is in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Laws except where any failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on the Company; (iii) there has not been any past or present violations of Environmental Laws or any event, condition, circumstance, activity, practice, incident, action or plan which could interfere with or prevent continued compliance with or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, against the Company based on or resulting from any business operations or other activities of the Company, including the storage, disposal, transport or handling, or the emission, discharge or release into the environment, of any pollutant, contaminant or hazardous or toxic material or waste, except, in any case under this clause (iii) as to which any violation, event, condition, circumstance, activity, practice, incident, action or plan which would not have, either individually or in the aggregate, a Material Adverse Effect on the Company or Parent; and (iv) the Company has taken all actions necessary under applicable

Environmental Laws to register any products or materials required to be registered by the Company (or any of its agents) thereunder.

     3.24 Interested Party Transactions. Except as set forth in Schedule 3.24 of the Disclosure Schedules, there are no existing or pending transactions, nor are there any agreements or understandings, between the Company and any of its shareholders, or between the Company and any of its officers, directors, or employees, including any transactions or agreement relating to (i) the purchase from or sale to the Company of any goods or services, (ii) the sale, lease, licensing or use of any assets to or from the Company, with or without adequate compensation, or (iii) any borrowings from or loans to the Company.

     3.25 Insurance. All fire and casualty, general liability, business interruption, product liability, professional liability and sprinkler and water damage insurance policies maintained by the Company are set forth in Schedule
3.25 of the Disclosure Schedules. All such policies are with reputable insurance carriers, are now in full force and effect and those policies or other policies covering the same risks and in substantially the same amounts have been in full force and effect continuously for the past five (5) years.

     3.26 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any Company Shareholders, other than amounts due to Tucker Anthony Incorporated as set forth in Schedule 3.26.

     3.27 Illegal or Improper Payments. During the past three (3) years neither the Company nor, to the Company's knowledge, any of the directors, officers or employees of the Company has, in connection with the operation of the business of the Company, (i) made, either directly or indirectly, any illegal political contribution from assets of the Company, (ii) been involved in the disbursement or receipt of corporate funds in violation of law, for the purpose of influencing the decision of any governmental or private official in any illegal or improper manner, (iii) paid any employees or agents for purposes other than the satisfaction of lawful obligations, or (iv) been involved in the willful inaccurate recording of payments and receipts on the books of the Company which would result in a violation of law.

     3.28 Bank Accounts; Powers of Attorney. Schedule 3.28 of the Disclosure Schedules sets forth a true and complete listing, as of the date hereof, of the name and addresses of each bank or other institution in which the Company has an account or safe deposit box, the account numbers thereof, and the names of all persons authorized to draw thereon or to have access thereto, and the names of all persons, if any, who hold any powers of attorney for or granted by the Company.

     3.29 Full Disclosure. No representation or warranty made by the Company in this Agreement and no statement contained in any certificate or schedule furnished or to be furnished by the Company to Parent in, or pursuant to the provisions of, this Agreement, including without limitation the Disclosure Schedules, contains or shall contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make statements herein or therein not misleading.

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub each hereby represents and warrants to the Company that:

     4.1 Organization and Qualification. Parent and Merger Sub each is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority and is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted.

     4.2 Authority Relative to this Agreement. Parent and Merger Sub each has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub, and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. The Board of Directors of Parent has determined that it is advisable and in the best interest of Parent and Parent's shareholders for Merger Sub to enter into a business combination with the Company upon the terms and subject to the conditions of this Agreement. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery thereof by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub enforceable against each thereof in accordance with its terms, except as the enforceability thereof may be subject to or limited by (i) bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting rights of creditors, and (ii) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

     4.3 Disclosure Documents. (i) The information with respect to Parent and its subsidiaries that Parent or Merger Sub furnishes to the Company in writing, specifically for use in the Company Proxy Statement will not contain, any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading at the time of filing the Company Proxy Statement with the SEC, at the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to shareholders of the Company, at the time the shareholders vote on adoption of this Agreement and at the Effective Time.

     4.4 No Conflict, Required Filings and Consents.

     4.4.1 The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance by Parent and Merger Sub of its respective obligations under this Agreement will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Parent or Merger Sub, (ii) conflict with or violate any Law applicable to Parent or Merger Sub or by which its properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected, except where such default, termination, amendment, acceleration, cancellation or lien would not have a Material Adverse Effect on Parent and its consolidated subsidiaries taken as a whole.

     4.4.2 The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance by Parent and Merger Sub of its respective obligations under this Agreement will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for (i) the filing and recordation of appropriate merger or other documents as required by the MBCL and the DGCL, and (ii) the consent of Parent's bank lenders or similar financial institutions.

     4.5 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

     4.6 Ownership of Merger Sub: No Prior Activities. Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated by this Agreement. As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any material obligations or liabilities or engaged in any business activities or entered into any agreements or arrangements with any person.

     4.7 Absence of Litigation. There are no claims, actions, suits, proceedings or investigations pending or, to Parent's or Merger Sub's knowledge, threatened against Parent or Merger Sub, or any properties or rights of Parent or Merger Sub, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign and which could reasonably be expected to adversely affect Parent's or Merger Sub's ability to perform its obligations under this Agreement or consumate any of the transactions contemplated hereby.

     4.8 Investment Intention. Parent and Merger Sub has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of acquiring the Company Common Stock. Parent and Merger Sub each confirms that the Company has made available to Parent and Merger Sub the opportunity to ask questions of the officers and management of the Company and to acquire additional information about the business, assets and financial condition of the Company. Parent and Merger Sub are acquiring the Company Common Stock for investment only, and not with a present intention or view toward or for sale in connection with any distribution thereof.

     4.9 Funds Available. Parent has, and will have at the Closing, sufficient cash, available lines of credit and/or other sources of immediately available funds and shall make such funds available to Merger Sub to enable Merger Sub to make payment of the Merger Consideration.

     4.10 Full Disclosure. No representation or warranty of Parent or Merger Sub contained in this Agreement and no statement contained in any certificate or schedule furnished or to be furnished by Parent or Merger Sub to the Company in, or pursuant to the provisions of, this Agreement, contains or will contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

     5.1 No Solicitation.

     5.1.1 Unless and until this Agreement is terminated in accordance with its terms, neither the Company nor any of its officers, directors, employees, agents or other Representatives shall (i) solicit, initiate, or encourage, or enter into discussions or any letter of intent or agreement with respect to, any inquiries, proposals or offers that contemplate, propose or relate to any Acquisition Proposal (as hereinabove defined), (ii) undertake or consummate, any sale or other disposition of, or grant of any rights or options with respect to, or any pledge, hypothecation or encumbrance of, any of the outstanding shares of capital stock of the Company or any authorized but unissued shares of capital stock or Convertible Securities of the Company; or (iii) provide information regarding the Company or its businesses or assets, capitalization, financial condition or operating results to any Person (other than as provided in Section
5.3 hereof or to a government agency having jurisdiction over the Company).

     5.1.2 The Company shall immediately notify Parent after receipt of any Acquisition Proposal, or any modification of or amendment to any Acquisition Proposal, or any request for nonpublic information relating to the Company in connection with a possible Acquisition Proposal or for access to the properties, books or records of the Company by any person or entity that informs the Board of Directors of the Company that it is considering making, or has made, an Acquisition Proposal.

     5.1.3 The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any person (other than Parent) conducted heretofore with respect to possible Acquisition Proposal. The Company agrees not to release any third party from the confidentiality provisions of any confidentiality agreement to which the Company is a party.

     5.1.4 The Company shall ensure that all of the Company's Representatives are aware of the restrictions described in this Section 5.1 and the Company shall take all actions necessary to assure that such Representatives comply with those restrictions. The Company shall be responsible for any breach of those restrictions by any of its Representatives.

     5.1.5 Provided, however, that nothing in this Agreement shall prohibit the Board of Directors of the Company from furnishing information to, or entering into, maintaining or continuing discussions or negotiations with, or approving, entering into or recommending to the Company's shareholders an agreement with, any person that makes an unsolicited Acquisition Proposal after the date hereof, or withdrawing or modifying the approval or recommendation of the Board of Directors with respect to the Merger, if, and to the extent that, the Board of Directors of the Company, after consultation with and based upon the advice of outside legal counsel, determines in good faith that (a) such Acquisition Proposal would likely be more favorable to the Company's shareholders than the Merger and (b) the failure to take such action would result in a breach by the Board of Directors of the Company of its fiduciary duties to the Company's shareholders under applicable law, and, prior to furnishing any non-public information to such person, the Company receives from such person an executed confidentiality agreement with provisions no less favorable to the Company than the Confidentiality Agreement relating to the furnishing of confidential information of the Company to Parent referred to in Section 5.3. The Company shall promptly notify Parent if the Company or any representative or agent thereof is prepared to provide access to the properties, books or records of the

Company or any of its past or present Subsidiaries to any Person who has made or contemplates possibly making an Acquisition Proposal, and the Company shall at such time inform Parent of the material terms of any such Acquisition Proposal and any indication of a Person of an intention to possibly make an Acquisition Proposal.

     5.2 Shareholder Meeting; Proxy Material. The Company shall cause a meeting of its shareholders (the "Company Shareholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement and the Merger. The Directors of the Company shall, subject to their fiduciary duties under the MBCL as determined by the Board of Directors in their reasonable good faith judgment, recommend approval and adoption of this Agreement and the Merger by the Company's shareholders. In connection with such meeting, the Company (i) will promptly prepare and file with the SEC, will use its best efforts to have cleared by the SEC and will thereafter mail to its shareholders as promptly as practicable the Company Proxy Statement and all other proxy materials for such meeting, (ii) subject to the fiduciary duties of the Board of Directors of the Company under the MBCL as determined by the Board of Directors will use its best efforts to obtain the necessary approvals by its shareholders of this Agreement and the transactions contemplated hereby and (iii) will otherwise comply with all legal requirements applicable to such meeting. The Company has been advised that all of its directors and executives currently intend to vote all shares owned by them in favor of the Merger. The Company will provide Parent with a copy of the preliminary proxy statement and all modifications thereto prior to filing or delivery to the SEC and will consult with Parent in connection therewith. The Company will notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Company Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Company Proxy Statement or the Merger. If at any time prior to the Company's Shareholder Meeting there shall occur any event that should be set forth in an amendment or supplement to the Company Proxy Statement, the Company will promptly prepare and mail to its shareholders such an amendment or supplement.

     5.3 Access. The Company shall make available to Parent all information regarding the Company that Parent or its Representatives reasonably may request and shall authorize all reasonable visits to the Company's premises with such staff, consultants and experts as Parent may reasonably request. Parent agrees to coordinate closely all such activities with the Company's CEO or Chief Financial Officer and to conduct any such inquiries with appropriate discretion and sensitivity to the Company's relationships with its employees, clients and suppliers. The Parties acknowledge that certain of the information made available to one another pursuant to this
Section 5.3 and otherwise in connection with the Merger may be confidential, proprietary or otherwise nonpublic, and each Party agrees, for itself and for each of Representatives, that it shall continue to comply with its obligations under that certain Confidentiality Agreement between Parent and the Company dated as of November 10, 1997, a copy of which is attached hereto as Exhibit B (the "Confidentiality Agreement"). The respective agreements of Parent and the Company contained in Sections 1, 2, 3, 4, 5, and 8 of the Confidentiality Agreement, which by this reference are incorporated herein and made an integral part of this Agreement, shall survive any termination of this Agreement and the consummation of the Merger, except that if the Merger is consummated, the obligations of and restrictions on Parent thereunder shall thereupon terminate. Each Party shall remain responsible for any disclosure of Confidential Information by any of its Representatives.

     5.4 Cooperation. The Parties shall cooperate with each other and each Party agrees that it shall use its reasonable best efforts (i) to prepare and file promptly all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all consents or Permits required from of all third parties and Governmental Entities which are necessary or advisable to consummate the Merger and (ii) to satisfy or cause the satisfaction of the conditions precedent set forth in Article VI over which it has any control. The Parties agree that they will consult with each other with respect to the obtaining of all such consents and Permits, and each Party will keep the other apprised of the status of matters relating to the satisfaction of the conditions precedent to and the completion of the Merger. Each Party shall, upon request, furnish the other Party with all information concerning itself as may be reasonably necessary or advisable in connection with any filing or application made by or on behalf of such other Party to any Governmental Entity in connection with the Merger. Each Party shall promptly advise the other Party upon receiving (i) any communication from any Governmental Entity whose consent or approval is required for consummation of the Merger which causes such Party to believe that there is a reasonable likelihood that any required Governmental Approval will not be obtained or that the receipt of any such

Governmental Approval will be materially delayed, or (ii) any notice or a copy of any complaint or other filing which indicates that any Governmental Entity or other third party intends to seek or is seeking an injunction, restraining order or decree or judgment to halt or delay the consummation of the Merger.

     5.5 Cooperation in Arrangements with Lenders. The Company shall, and shall cause its subsidiaries to, cooperate with and assist Parent and its professionals and advisors in arranging for the borrowing by Parent at the Effective Time to fund this transaction and to cause the continuation of all indebtedness of the Company, and the Company shall provide whatever other assistance and cooperation Parent and its professionals and advisors might reasonably request in connection therewith.

     5.6 Advice of Changes. Each Party shall promptly advise the other Party of any change or event having a Material Adverse Effect on it or its ability to perform its obligations under this Agreement or which it believes would or may be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein or to preclude the satisfaction of one or more of the conditions set forth in Article VI.

     5.7 Current Information. During the period from the date of this Agreement to the Closing Date, the Company will cause one or more of its designated representatives to confer on a regular and frequent basis (not less than bi-weekly) with representatives of Parent and to report the general status of the ongoing operations of the Company. The Company will promptly notify Parent of (a) any material adverse change in the normal course of business or in the operation of the properties of the Company, (b) any governmental complaint, investigation or hearing (or communications indicating that the same may be contemplated), or (c) the institution or the threat of material litigation involving the Company, and will keep Parent fully informed of such events. The Company will provide to Parent copies of the minutes (or consents in lieu of meeting) of its Board of Directors and all committees thereof promptly following each such meeting; provided, however, that the Company may omit therefrom any portion of such minutes that it determines, with the concurrence of its counsel, relates to the Parties' compliance or non-compliance with the terms of this Agreement or any matter which is subject to an attorney-client privilege.

     5.8 Conduct of Business by the Company. The Company shall (a) conduct its business in the usual, regular and ordinary course of business consistent with past practice (except as required by applicable Law or by this Agreement), (b) use all reasonable efforts to maintain and preserve intact its business organization, employees and advantageous contractual and business relationships and retain the services of its officers and key employees (including by causing its current insurance policies not to be cancelled or terminated or any of the coverage thereunder to lapse prior to or upon the Closing, unless simultaneously with such event replacement policies providing substantially similar coverage for substantially similar (or lesser) premiums are in full force and effect),
(c) conduct relations with its employees, including hiring and terminating practices, only in the ordinary course of business and consistent with past practice, and (d) take no action which could reasonably be expected to adversely affect or delay the ability of the Company or Parent or any of their respective direct or indirect subsidiaries to obtain any necessary approvals of any Governmental Entity or other third persons required for the Merger or for the transactions contemplated in connection therewith, or to perform its covenants and agreements under this Agreement.

     5.9 Certain Operating Covenants. Without Parent's prior written consent (which consent shall not be unreasonably withheld or delayed), and without limiting the generality of the provisions of Section 5.7, the Company shall not:

     5.9.1 Amend or otherwise change the Articles of Organization or Bylaws of the Company;

     5.9.2 Issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class (other than upon the exercise of vested Company Options under the Option Plans), Convertible Securities or any other rights of any kind to acquire any shares of capital stock or Convertible Securities, or any other ownership interest (including, without limitation, any phantom interest) in the Company;

     5.9.3 Sell, pledge, dispose of, grant any security interest in or encumber any assets of the Company (except for (i) sales of assets or inventory in the ordinary course of business and in a manner consistent with past practice, (ii) dispositions of obsolete or worthless assets and (iii) sales of immaterial assets not in excess of $10,000 individually or $25,000 in the aggregate);

     5.9.4 (i) Declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, or (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, any of its shares of Common Stock or propose to do any of the foregoing;

     5.9.5 (i) Acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person or, except in the ordinary course of business consistent with past practice or in connection with purchases of equipment or capital improvements made in the ordinary course of business and consistent with past practices, make any loans or advances, (iii) enter into any new or amend or terminate any existing Material Contract; (iv) authorize any capital expenditures or purchase of fixed assets which are, in the aggregate, in excess of $25,000; or (v) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this
Section 5.9.5;

     5.9.6 Increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of non-officer employees of the Company in accordance with past practice or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee of the Company, or establish, adopt, enter into or amend any collective bargaining, any Company Benefit Plan or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees, except, in each case, as may be required by law;

     5.9.7 Take any action to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable);

     5.9.8 Make any material tax election inconsistent with past practice or settle or compromise any material federal, state, local or foreign Tax liability or agree to an extension of a statute of limitations, except to the extent the amount of any such settlement has been reserved for in the Financial Statements;

     5.9.9 Pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practices of current liabilities that have become mandatorily due and payable and are reflected or reserved against in the Financial Statements; or

     5.9.10 Take, or agree in writing or otherwise to take, any of the actions described in Sections 5.9.1 through 5.9.9 above, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform its covenants hereunder.

     5.10 Shareholder and Non-Competition Agreements.

     5.10.1 The Company shall have arranged for each of the Management and Principal Shareholders that are named on Schedule 5.10.1 hereto to execute and deliver to Parent a Shareholders' Agreement, substantially in the form of Exhibit C hereto, as soon as reasonably practicable.

     5.10.2 The Company shall have arranged for each of the Management and Principal Shareholders and any other individuals identified on Schedule 5.10.2 hereto (collectively, "Non-Compete Signatories"), to execute and deliver to Parent a Non-Competition Agreement substantially in the form of Exhibit D hereto.

     5.10.3 Such Shareholders' Agreements and Non-Competition Agreements shall provide that, if this Agreement is terminated in accordance with its terms, such Shareholders' Agreements and Non-Competition Agreements shall terminate at the same time.

     5.11 Fair Price Structure. If any "fair price," "control share acquisition" or "moratorium" statute or other anti-takeover or similar statute or regulation or any state "blue sky" statute shall become applicable to the transactions contemplated hereby, the Company and the members of the Board of Directors of the Company shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to minimize the effects of such statute or regulation on the transactions contemplated hereby or thereby.

                                   ARTICLE VI

                              CONDITIONS TO CLOSING

     6.1 Conditions to Obligations of the Parties. The obligations of Parent, Merger Sub and the Company to consummate the Merger are subject to the satisfaction of each of the following conditions on or before the Termination Date (as hereinafter defined):

     6.1.1 Approval by the Shareholders. The Merger shall have been approved by
(i) the affirmative vote or written consent of the holders of a two-thirds of the shares of Company Common Stock that are outstanding and entitled to vote thereon in accordance with the MBCL and the Articles of Organization and Bylaws of the Company and (ii) Parent as the sole shareholder of Merger Sub.

     6.1.2 No Pending or Threatened Claims. There shall be no claim, action, suit, investigation or other proceeding pending or overtly threatened before any court or other Governmental Entity that presents a substantial risk of restraint or prohibition of the Merger or the obtaining of material damages from the Company, Parent or Merger Sub or their respective officers or directors in connection therewith; and no such restraint or prohibition shall be effective as of the Closing or the Effective Time, whether or not the action in which the same was entered shall remain pending.

     6.2 Conditions to the Obligations of Parent and Merger Sub. The obligations of Merger Sub to consummate the Merger, and of Parent to cause Merger Sub to consummate the Merger, are further subject to the satisfaction of, or Parent's written waiver of, each of the following conditions by or before the Termination
Date:

     6.2.1 Dissenting Shares. The number of shares of Company Common Stock which constitute Dissenting Shares within the meaning of Section 85 of the MBCL shall not exceed ten percent (10%) of the outstanding shares of Company Common Stock.

     6.2.2 Accuracy of Representations and Warranties. The Company's representations and warranties contained in this Agreement shall have been true and correct as of the respective dates when made, and as of the Closing Date and the Effective Time, except to the extent that (without giving effect to any qualifications contained therein relating to "materiality" or the absence of a "Material Adverse Effect") the event or development rendering any such representation or warranty untrue, individually or in the aggregate with all other events or developments rendering that or any other representation or warranty untrue, shall not have resulted in or constitute, and could not reasonably be expected to result in or constitute, a Material Adverse Effect on the Company, on the Company's ability to consummate the Merger, or on Parent if it were to consummate the Merger.

     6.2.3 Compliance with Covenants. The Company shall have performed, satisfied and complied with, in all material respects, each of its agreements and covenants contained in Article V and elsewhere in this Agreement.

     6.2.4 Securities Outstanding. There shall be no shares of Common Stock or other Company securities issued and outstanding as of the Effective Time other than the 1,276,411 shares of Company Common Stock that are issued and outstanding as of the date hereof (plus any shares of Common Stock issued prior to the Effective Time upon exercise of vested Company Options) and 249,810 Company Options issued and outstanding on the date hereof (less any vested Company Options exercised after the date hereof).

     6.2.5 Third Party Consents. The consent, approval or waiver of each Person whose consent, approval or waiver shall be required in order to permit the consummation of the Merger or the preservation of the contractual rights of the Company with respect to its business shall have been obtained.

     6.2.6 Receipt of Legal Opinion.. Parent shall have received a legal opinion from Choate, Hall & Stewart, legal counsel for the Company, addressed to Parent and Merger Sub and dated the Closing Date, in form and substance reasonably satisfactory to Parent, opining to the matters set forth on Exhibit E, subject to customary assumptions and qualifications.

     6.2.7 Shareholders and Non-Competition Agreements. The Management and Principal Shareholders shall have executed and delivered the Shareholders' Agreements, and the Non-Compete Signatories shall have executed and delivered the Non-Competition Agreements, and none of such Persons shall have breached or failed to perform, in any material respects, any of their respective obligations or covenants under those respective agreements.

     6.2.8 Receipt of Officers' Certificates. The Company shall have delivered to Parent and Merger Sub a certificate, executed by the Chief Executive Officer and Chief Financial Officer of the Company and dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Section 6.1 (with regard to the Company only) and Section 6.2, including a certification that each representation or warranty contained in Article III is true and correct as of the Closing Date (or, if such certification cannot be made, specifying the exceptions thereto), excepting only representations and warranties which speak expressly as of an earlier specified date and matters disclosed in the Disclosure Schedules.

     6.2.9 Documents and Instruments in Satisfactory Form. All corporate and other proceedings in connection with this Agreement and with the Merger and all documents and instruments incidental to the Merger shall be reasonably satisfactory in substance and form to Parent and its counsel, and Parent and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

     6.2.10 Recommendation to Shareholders. The Board of Directors of the Company shall have unanimously recommended to Shareholders the Merger and this Agreement, and the Board of Directors shall not have withdrawn such recommendation or publicly announced any intention to withdraw it or reconsider such recommendation or to postpone the Shareholders Meeting in connection with considering, facilitating or inviting a competing offer.

     6.2.11 Consent of Auditors. Sullivan Bille, P.C., independent certified public accountants or the Company, shall have consented and agreed in writing to the inclusion of their audit reports in all filings intended to be made by the Company or Parent before or after the Effective Time with the Securities and Exchange Commission or the Nasdaq Stock Market that in the judgment of the Company or Parent require such consents to be included, such as, but not limited to, Form 10-K's, Form 8-K's, Form S-3's, and Form S-8's.

     6.3 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are further subject to the satisfaction of, or the Company's written waiver of, each of the following conditions by or before the Termination Date:

     6.3.1 Accuracy of Representations and Warranties. Parent's representations and warranties contained in this Agreement shall have been true and correct as of the dates when made and again as of the Closing Date, except to the extent that (without giving effect to any qualifications contained therein relating to "materiality" or the absence of a "Material Adverse Effect") the event or development rendering such representation or warranty untrue, individually or in the aggregate with all other events or developments rendering that or any other representation or warranty of Parent untrue, shall not have resulted in or constitute, and could not reasonably be expected to result in or constitute, a Material Adverse Effect on the Company or on the ability of the Company or Parent to consummate the Merger.

     6.3.2 Compliance with Covenants. Parent shall have performed, satisfied and complied with, in all material respects, each of its agreements and covenants contained in Article V and elsewhere in this Agreement, unless the failure to perform, satisfy or comply relates to an immaterial obligation that, taken together with all other such failures, does not constitute a material failure by Parent to perform its obligations hereunder.

     6.3.3 Receipt of Legal Opinion. The Company shall have received a legal opinion from Stradling Yocca Carlson & Rauth, a Professional Corporation, counsel for Parent and Merger Sub, addressed to the Company and dated the Closing Date, in form and substance reasonably satisfactory to the Company, opining to the matters set forth on Exhibit F, subject to customary assumptions and qualifications.

     6.3.4 Receipt of Officers' Certificate. The Company shall have received from each of Parent and Merger Sub a certificate, executed by respectively, the President and Chief Financial Officer of Parent and the President and Chief Financial Officer of Merger Sub and dated as of the

Closing Date, certifying to the fulfillment of the conditions specified in
Section 6.1 (with regard to Parent and Merger Sub only) and Section 6.3, including a certification that each representation or warranty contained in
Article IV is true and correct as of the Closing Date (or, if such certification cannot be made, specifying the exceptions thereto), excepting only representations and warranties which speak expressly as of an earlier specified date.

     6.3.5 Documents and Instruments in Satisfactory Form. All corporate and other proceedings in connection with this Agreement and with the Merger and all documents and instruments incidental to the Merger shall be reasonably satisfactory in substance and form to the Company and its counsel, and the Company and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

     6.3.6 Parent's Borrowings. The Company shall be reasonably satisfied at or prior to the Effective Time that all financing commitments necessary for Parent's consummation of the transactions contemplated in this Agreement has been obtained effective upon the Closing Date, including for any indebtedness of the Company that is, as of or prior to the Closing Date, subject to acceleration, upon notice or lapse of time, according to its terms as expressly disclosed by the Company in an appropriate Schedule hereto.

                                   ARTICLE VII

                                     CLOSING

     7.1 Closing. Unless the Parties shall mutually fix another date, time or place, the Closing of the Merger shall take place at 10:00 A.M. on or before the fifth business day following the satisfaction or waiver of the conditions precedent contained in Article VI, at the offices of Stradling Yocca Carlson & Rauth in Newport Beach, California. Except as otherwise provided herein, all proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously as of the Effective Time, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed. On completion of the Closing, the parties shall cause the completed Merger Agreement, and the related Officers' Certificates appended thereto, to be filed with the Massachusetts Secretary of State and the Delaware Secretary of State.

                                  ARTICLE VIII

                          TERMINATION; TERMINATION FEE

     This Agreement may be terminated, and the Merger abandoned, prior to the Closing solely by the following means and with the following effects:

     8.1 By Mutual Agreement. The Company and Parent (on behalf of itself and Merger Sub) may terminate this Agreement by mutual written consent at any time.

     8.2 By Parent. Parent (on behalf of itself and Merger Sub) may unilaterally terminate this Agreement:

     8.2.1 If the Company has breached any of its representations or warranties or covenants contained in this Agreement and such breach is of a nature that would, in the reasonable determination of Parent, cause the failure of the condition set forth in Section 6.2.2 or 6.2.3, and the Company has failed to cure such breach within ten (10) Business Days following written notice to the Company from the Parent identifying and describing such breach in reasonable detail;

     8.2.2 If the Company has failed to perform, satisfy or comply with any of its agreements and covenants contained in this Agreement, and such breach is of a nature that would, in the reasonable determination of Parent, cause the failure of the condition set forth in Section 6.2.4 and such breach has not been cured within ten (10) Business Days following written notice from Parent to the Company identifying and describing such breach in reasonable detail;

     8.2.3 If any of the Company Shareholders, Directors or executives that are parties either to the Shareholders Agreement or the Non-Competition Agreements (the "Company Related Parties") has failed to perform, satisfy or comply with any of his or her respective material agreements and covenants contained therein unless such breach is susceptible of cure and is cured within ten (10) days following written notice from Parent to the Company identifying such breach;

     8.2.4 Upon notice to the Company, if any of the conditions to the obligations of Parent contained in Section 6.2 has not been satisfied by the Termination Date; or

     8.2.5 Upon notice to the Company at any time after May 31, 1998 (the "Termination Date"), if the Closing shall not have occurred on or prior to such date, unless such failure results from Parent breaching any of its representations, warranties, covenants or agreements contained in this Agreement.

     8.3 By the Company. The Company may unilaterally terminate this Agreement:

     8.3.1 If Parent has breached any of its representations or warranties contained in this Agreement and such breach is of a nature that would, in the reasonable determination of the Company, cause the failure of the condition set forth in Section 6.3.1, and Parent has failed to cure such breach within ten
(10) Business Days following written notice to Parent from the Company identifying and describing such breach in reasonable detail;

     8.3.2 If Parent has failed to perform or comply with in any material respect any of its agreements and covenants contained in this Agreement, and such breach is of a nature that would, in the reasonable determination of the Company, cause the failure of the condition set forth in Section 6.3.2, and Parent has failed to cure such breach within ten (10) Business Days following written notice to Parent from the Company identifying and describing such breach in reasonable detail;

     8.3.3 Upon notice to Parent if any of the conditions to the obligations of the Company contained in Section 6.3 has not been satisfied by the Termination Date; or

     8.3.4 Upon notice to Parent after the Termination Date, if the Closing shall not have occurred on or prior to such date, unless the failure results from the Company breaching any of its representations, warranties, covenants or agreements contained in this Agreement.

     8.4 Effect of Termination; Remedies.

     8.4.1 Effect of Termination. In the event of the termination of this Agreement pursuant to this Section 8, this Agreement shall forthwith become void and there shall be no liability on the part of any Party hereto or any of its affiliates, directors, officers or stockholders except as set forth in Section
8.4.2 and all documents, instruments and consideration delivered hereunder shall be returned to the delivering Party within two days of such termination. Specifically, and without limiting the generality of the foregoing, Parent and Merger Sub agree that, except as expressly provided in Section 8.4.2, termination of this Agreement shall be their sole and exclusive remedy for any nonwillful breach by the Company of its representations, warranties and covenants under this Agreement and the Company agrees that termination of this Agreement shall be its sole and exclusive remedy for any nonwillful breach by Parent or Merger Sub of their representations, warranties and covenants under this Agreement.

     8.4.2 Fees and Expenses and Recovery of Damages.

           (a) Except as otherwise provided in this Section, all costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense.

           (b) If within one (1) year after the date hereof (i) any person or group (as contemplated by Section 13(d)(3) of the Exchange Act) other than Parent or Merger Sub or any of their respective subsidiaries or affiliates (collectively, an "Acquiring Person") shall have acquired (by merger, consolidation, recapitalization or otherwise) 25% or more of the outstanding shares of Company Common Stock or all or substantially all of the assets of the Company, (ii) any Acquiring Person shall have become the beneficial owner of a majority of the outstanding shares of Company Common Stock, (iii) the Board of Directors of the Company approves or recommends any Acquisition Proposal other than from Parent or Merger Sub, (iv) the Company enters into an agreement with respect to a merger, acquisition, consolidation, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase of all or a substantial portion of the assets or equity securities of, the Company, (v) any of the Management and Principal Shareholders disposes of any or all of his shares of Company Common Stock to any person not an affiliate or an associate of Parent (or realizes cash proceeds in respect of such Shares as a result of a distribution to the Shareholder by the Company following the sale of a material amount of the Company's assets) in connection with a transaction proposed, described or set forth in an Acquisition Proposal or agreement or pursuant to an Acquisition Proposal (other than open market sales in accordance with Rule 144) or (vi) the Company undergoes a recapitalization, dissolution, liquidation or similar transaction proposed, described or set forth in an Acquisition Proposal or agreement or the Company issues an extraordinary dividend or other distribution in accordance with such Acquisition Proposal or agreement, then the Company shall promptly, but in no event later than ten (10) days after the date of any request therefor, pay Parent a fee equal to $600,000. The Company shall be obligated to pay the foregoing amount not more than once.

           (c) If Parent and Merger Sub shall have terminated this Agreement pursuant to Section 8.2 (other than pursuant to Section 8.2.5) the Company shall promptly, but in no event later than ten days after the date of any request therefor, reimburse Parent up to $300,000 for the documented fees and expenses of Parent and Merger Sub related to this Agreement, the transactions contemplated hereby and any related financing.

           (d) If the Company shall have terminated this Agreement pursuant to
Section 8.3 (other than pursuant to Section 8.3.4), Parent shall promptly, but in no event later than ten days after the date of any request therefor, reimburse Parent up to $300,000 for the documented fees and expenses of the Company related to this Agreement or the transactions contemplated hereby.

           (e) Each of the Parties acknowledges that the agreements contained in this Section 8.4.2 are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, the other Parties would not enter into this Agreement; accordingly, if a Party fails to pay promptly the amounts due pursuant to this Section 8.4.2, and, in order to obtain such payments, another Party commences a suit against the Party for the amount set forth in this Section 8.4.2, the prevailing Party shall pay to the other Party or Parties their costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount thereof at the prevailing prime rate as published in the Wall Street Journal on the date such payment was required to be made. Amounts due under this Section 8.4.2 shall be payable in same day funds.


                                   ARTICLE IX

                            COVENANTS OF THE PARTIES

     9.1 HSR Act Filings, If Any. Each of Parent, Merger Sub and the Company shall (i) promptly make or cause to be made the filings, if any, required of such Party or any of its subsidiaries under the HSR Act with respect to the transactions contemplated by this Agreement, (ii) comply at the earliest practicable date with any request under the HSR Act for additional information, documents, or other material received by such Party or any of its subsidiaries from the Federal Trade Commission or the Department of Justice or any other Governmental Entity in respect of such filings or such transactions, and (iii) cooperate with the other Party in connection with any such filing, and in connection with resolving any investigation or other inquiry of any such agency or other Governmental Entity under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal or state statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade with respect to any such filing or any such transaction. Each Party shall promptly inform the other Parties of any communication with, and any proposed understanding, undertaking, or agreement with, any Governmental Entity regarding any such filings or any such transaction. Neither Party shall participate in any meeting, with any Governmental Entity in respect of any such filings, investigation, or other inquiry without giving the other Parties notice of the meeting and, to the extent permitted by such Governmental Entity, the opportunity to attend and participate.

     9.2 Reasonable Efforts. Each of Parent, Merger Sub and the Company shall use all reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or any state statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade with respect to the transactions contemplated hereby as promptly as possible after the execution of this Agreement.

     9.3 Obtaining ConsentsSubject to the fiduciary duties of the Board of Directors of the Company, each of the Parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all other necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all other necessary registrations and filings (including other filings with Governmental Entities, if any), (ii) the obtaining of all necessary consents, approvals or waivers from third parties,
(iii) the preparation of the Company Proxy Statement, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

     9.4 Limitation on Covenants. Notwithstanding anything to the contrary in this Article IX, (i) neither Parent nor any of its subsidiaries shall be required to divest, or cause or permit the Company or its subsidiaries or affiliates to divest, any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a material adverse effect on the value, condition (financial or otherwise), prospects, business or results of operations or prospects of Parent and its subsidiaries taken as a whole or of the Company and its subsidiaries taken as a whole, or all such entities taken together, and (ii) neither Parent nor Merger Sub shall be required to waive any of the conditions to the Merger set forth in Article VI.

     9.5 Prompt Notice. The Company shall give prompt notice to Parent, and Parent or Merger Sub shall give prompt notice to the Company, of: (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement; (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement; and (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting it or any of its subsidiaries which, if pending on the date of this Agreement would have been required to have been disclosed pursuant to Article III or which relate to the consummation of the transactions contemplated by this Agreement.


                                    ARTICLE X

                      DIRECTOR AND OFFICER INDEMNIFICATION

     10.1 Director Indemnify. From and after the Effective Time, to the extent legally permissible, the Surviving Corporation shall indemnify, defend and hold harmless each person who is now or who becomes, prior to the Effective Time, a director of the Company against any and all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, by reason of his having been a director of the Company (including, without limitation, any claim that is based upon or arises out of the Merger or the transactions contemplated by this Agreement or any other agreements related to the Merger, and in connection with, arising out of or relating to the enforcement of the obligations of the Surviving Corporation in this Article X) (collectively, "Claims"), except with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Company. Except to the extent prohibited by law, expenses, including counsel fees, reasonably incurred by any such director in connection with the defense or disposition of any such action, suit or proceeding shall be paid from time to time by the Surviving Corporation in advance of the final disposition thereof upon receipt of an undertaking by such director to repay the amounts so paid to the Surviving Corporation if it is ultimately determined that indemnification is not required or permitted under this Article X.

     10.2 Existing Indemnity Obligations. For a period of six (6) years immediately following the Effective Time, to the fullest extent permitted by law, the Surviving Corporation shall honor any obligations of the Company existing at the Effective Time with respect to the indemnification of any director, officer or regular employee of the Company (including such persons who serve or who have served at the request of the Company as a director, officer or trustee of the Company's former subsidiaries as listed as subsidiaries in an appropriate exhibit to any of the Company's Form 10-K or similar filings with the Securities and Exchange Commission or of any of the Company Benefit Plans as listed on the Company Disclosure Schedule) (collectively, the "Indemnitees") in respect of acts or omissions occurring on or prior to the Effective Time arising out provisions of the Company's Articles of Organization or Bylaws as set forth in Schedule 10.2, as if such obligations were pursuant to a contract or arrangement between the Surviving Corporation and such Indemnitees.

     10.3 Successor Liability. In the event the Surviving Corporation or any of its successors or assigns (i) reorganizes or consolidates with or merges into or enters into another business combination transaction with any other person or entity and is not the resulting, continuing or surviving corporation or entity of such consolidation, merger or transaction, or (ii) liquidates, dissolves or transfers all or substantially all of its properties or assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations of the Surviving Corporation set forth in this Article X.

     10.4 Third-Party Beneficiaries. This Article X shall be construed as a agreement between the Surviving Corporation and the directors of the Company and the other Indemnitees described in this Article X as unaffiliated third parties, as to which agreement such persons are intended to be third-party beneficiaries of the respective benefits conferred upon such persons by this Article X.

     10.5 Insurance. For three years after the Effective Time, Parent will cause the Surviving Corporation to use its reasonable efforts to provide officers' and directors' liability insurance in respect of acts or omissions occurring on or prior to the Effective Time covering each such person currently covered by the Company's officers' and directors' liability insurance policy on terms substantially similar to those of such policy in effect on the date hereof, provided that in satisfying its obligation under this Section 10.5, Parent shall not be obligated to cause the Surviving Corporation to pay annual premiums in excess of 150% of the amount per annum the Company paid in its last full fiscal year, which amount has been disclosed to Parent, and if the Surviving Corporation is unable to obtain the insurance required by this Section 10.5, it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

     10.6 Exclusions. The obligations of the Surviving Corporation under this
Article X shall exclude any indemnification for (i) any Claims that are currently pending or, to the knowledge of the Company or the Indemnitee, are overtly threatened by any Person that are not disclosed in Schedule 10.5; or
(ii) any action brought by Parent or an affiliate of Parent to enforce any obligation of the Company under this Agreement, except any under this Article X.


                                   ARTICLE XI

                                  MISCELLANEOUS

     11.1 Publicity. Promptly following the execution and delivery of this Agreement, the Company and Parent shall issue a joint press release in a form mutually to be agreed upon. The Company and Parent shall not, and shall instruct their Representatives not to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, this Agreement or the Merger without the consent of the other Party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, in the event that any Party determines, based upon the advice of counsel, that a press release, disclosure in a public filing, or other public disclosure of or reference to this Agreement, the Merger or the other Party is required by Law, the former Party shall first notify the latter Party of the potential disclosure, afford the latter Party a reasonable opportunity to review and comment on the proposed disclosure, provided that the consent of the latter Party for such publication shall not be required in any such instance.

     11.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or by electronic facsimile transmission (with confirmation) or on the next business day after dispatch by an overnight courier of national reputation to the respective Parties as follows:

         If to Parent or Merger Sub:                                   with a copy to:
         -- -- ------ -- ------ ---                                    ---- - ---- --
         MICROSEMI CORPORATION                                         Stradling Yocca Carlson & Rauth
         2830 South Fairview Street                                    660 Newport Center Drive, Suite 1600
         Santa Ana, California  92704                                  Newport Beach, California  92660
         Attention:  Philip Frey, Jr., Chairman & CEO                  Attention:Nicholas J. Yocca,       Esq.
         Fax:  (714) 966-5256                                          Fax:  (714) 725-4100

         If to the Company:                                            with a copy to:
         -- -- --- -------                                             ---- - ---- --
         BKC SEMICONDUCTORS, INC.                                      Choate, Hall & Stewart
         6 Lake Street                                                 Exchange Place
         Lawrence, MA  01841                                           53 State Street
         Attention:  James R. Shiring                                  Boston, MA  02109
         Fax:  (978) 975-0949                                          Attention:  Stephen K. Fogg, Esq.
                                                                       Fax:  (617) 248-5000

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

     11.3 Interpretation. This Agreement is the result of arms-length negotiations between the parties hereto and no provision hereof or thereof, because of any ambiguity found to be contained herein, therein or otherwise, shall be construed against a party by reason of the fact that such party or its legal counsel was the draftsman of that provision.

     11.4 Entire Agreement. This Agreement (together with the provisions of the Confidentiality Agreement incorporated herein by reference and the Exhibits and Schedules hereto) constitutes the entire agreement among the Parties and, supersedes all prior agreements, understandings, negotiations and discussions, both written and oral, among the Parties with respect to the subject matter hereof.

     11.5 Benefits; Binding Effect; Assignment and Designation. This Agreement shall be for the benefit of and binding upon the Parties, their respective successors and, where applicable, assigns. No Party may assign this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other Party. Notwithstanding any assignment or delegation of any Party's rights, interests or obligations, each Party shall nonetheless remain responsible for the performance of all of its obligations provided hereunder.

     11.6 Waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly so provided.

     11.7 No Third Party Beneficiary. Except as otherwise provided in Section
5.9.1 hereof, nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the Parties and their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

     11.8 Severability. The invalidity of any one or more of the words, phrases, sentences, clauses, paragraphs, subsections or sections contained in this Agreement shall not affect the enforceability of the remaining portions of the Agreement or any part hereof, all of which are inserted conditionally on their being valid in law. In the event any one or more of the words, phrases, sentences, clauses, paragraphs, subsections or sections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word(s), phrase(s), sentence(s), clause(s), paragraph(s), subsection(s), or section(s), had not been inserted; provided, however, that if any provision is declared to be unenforceable because it is determined to be overbroad, then, to the extent possible, in lieu of deletion thereof such provision shall be modified to the minimum extent necessary to render such provision enforceable.

     11.9 Counterparts. This Agreement may be executed in any number of counterparts and by the several Parties in separate counterparts, each of which shall be deemed to be one and the same instrument.

     11.10 Applicable Law; Consent to Jurisdiction; Attorneys Fees. This Agreement and all rights of the parties relating to the transactions contemplated hereby shall be governed by the laws of the United States and the internal law of the state of California (without regard to the conflict of laws provisions thereof), and all questions concerning the validity and construction thereof shall be determined in accordance with the laws of said state. Except with respect to disputes to be resolved pursuant to Section 9.3, each party hereby irrevocably submits to the exclusive jurisdiction of the federal and state courts sitting in the county of Orange, state of California in any action or proceeding arising out of or relating to this Agreement and hereby irrevocably agrees, on behalf of itself and on behalf of such party's successors and permitted assigns, that all claims in respect of such action or proceeding may be heard and determined in any such court and irrevocably waives any objection such person may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum. In the event any suit, action or proceeding is brought by any party with respect to this Agreement, including with respect to the performance or breach hereof by any Party, the prevailing party in any such suit, action or proceeding, shall be entitled to recover its reasonable attorneys, accountants and expert witness fees and expenses from the non-prevailing party.

     IN WITNESS WHEREOF, the Parties have each executed and delivered this Agreement as of the day and year first above written.

ATTEST:                                  MICROSEMI CORPORATION



/s/ David R. Sonksen                     By: /s/ Philip Frey, Jr.
--------------------                         --------------------
David R. Sonksen, Secretary                  Philip Frey, Jr., Chairman, Chief
                                             Executive Officer and President



[SEAL]



ATTEST:                                  BKC SEMICONDUCTORS INCORPORATED



/s/ John L. Campbell                     By: /s/ James R. Shiring
--------------------                         --------------------
John L. Campbell, Clerk                      James R. Shiring, President and
                                             Chief Executive Officer



                                         By: Bryan A. Schmidt
                                             ----------------
                                             Bryan A. Schmidt, Chief Financial
                                             Officer and Treasurer



[SEAL]



ATTEST:                                  MICRO BKC ACQUISITION CORP.





/s/ David R. Sonksen                     By: /s/ Philip Frey, Jr.
--------------------                         --------------------
David R. Sonksen, Secretary                  Philip Frey, Jr., Chairman, Chief
                                             Executive Officer and President

                                                                     Appendix II


                                                    Tucker Anthony
                                                    SERVING INVESTORS SINCE 1892


Tucker Anthony Incorporated
One Beacon Street
Boston, Massachusetts 02108
(617) 725-1762
(617) 725-2483 Fax

Investment Banking


                                                    January 21, 1998



Board of Directors
BKC Semiconductors Incorporated
6 Lake Street
Lawrence, MA 01841

Members of the Board:

You have requested the opinion of Tucker Anthony Incorporated ("Tucker Anthony") as to the fairness, from a financial point of view, of the consideration to be received by holders of BKC Semiconductors Incorporated (the "Company") common stock, no par value (the "Common Stock") pursuant to the Agreement and Plan of Merger dated January 21, 1998 (the "Agreement") by and among the Company, Microsemi Corporation ("Microsemi") and a wholly owned subsidiary of Microsemi. Pursuant to the Agreement, a newly formed, wholly owned subsidiary of Microsemi will be merged with and into the Company in accordance with applicable law (the "Merger"). Under the terms of the Agreement, each outstanding share of Common Stock (other than shares held by dissenting shareholders and shares held by the company, Microsemi and their subsidiaries, if any) shall be converted into the right to receive an amount in cash of $9.17 (the "Merger Consideration").

Tucker Anthony, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for corporate and other purposes. In the ordinary course of our business, we may actively trade the securities of both the Company and Microsemi for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. Tucker Anthony has served as financial advisor to the Company in connection with the Merger and will receive a fee from the Company for its services, a significant portion of which is payable upon the consummation of the Merger.

In arriving at our opinion, we have among other things:

(i)      Reviewed the Agreement;

(ii) Reviewed certain historical financial and other information concerning the Company for the five fiscal years ended September 30, 1997 and preliminary results for the quarter ended December 31, 1997, including the Company's reports on Forms 10-K and 10-Q;

(iii) Held discussions with the senior management of the company with respect to its past and current financial performance financial condition and future prospects;

(iv) Reviewed certain internal financial data, projections and other information of the Company, including financial projections prepared by management, and performed a discounted cash flow analysis using such projections;

Board of Directors
BKC Semiconductors Incorporated
January 21, 1998
Page 2 of 2


(v) Analyzed certain publicly available information of other companies that we deemed comparable or otherwise relevant to our inquiry, and compared the Company from a financial point of view with certain of these companies;

(vi) Reviewed the consideration received by stockholders in other acquisitions of companies that we deemed comparable or otherwise relevant to our inquiry;

(vii) Reviewed historical trading activity of the Common Stock and considered the prospects for dividends and price movement; and

(viii) Conducted such other financial studies, analyses and investigations and reviewed such other information as we deemed appropriate to enable us to render our opinion. In our review, we have also taken into account an assessment of general economic, market and financial conditions and certain industry trends and related matters.

In our review and analysis and in arriving at our opinion we have assumed and relied upon the accuracy and completeness of all the financial information publicly available or provided to us by the Company and have not attempted to verify any of such information. We have assumed (i) that the financial projections of the Company provided to us have been prepared on a basis reflecting the best currently available estimates and judgements of the Company's management as to the future financial performance and results of the Company, and (ii) that such forecasts and estimates will be realized in the amounts and in the time periods estimated. We did not make or obtain any independent evaluations or appraisals of any assets or liabilities of the Company nor did we verify any of the Company's books or records. Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated as of the date hereof, and the information made available to us through the date hereof.

This opinion is being furnished for the use and benefit of the Company's Board of Directors and is not a recommendation to shareholders. Tucker Anthony has advised the Board of Directors that it does not believe any person other than the Board of Directors has the legal right to rely on the opinion and, absent any controlling precedent, would resist any assertion otherwise.

Based upon and subject to the foregoing, it is our opinion that the Merger Consideration to be received by the stockholders of the Company pursuant to the Agreement is fair to such stockholders, from a financial point of view, as of the date hereof.

                                             Very truly yours,



                                             /s/ Tucker Anthony Incorporated

                                                                    Appendix III

            Sections 85-98 of Massachusetts Business Corporation Law

ss. 85. Dissenting stockholder; right to demand payment for stock; exception

     A stockholder in any corporation organized under the laws of Massachusetts which shall have duly voted to consolidate or merge with another corporation or corporations under the provisions of sections seventy-eight or seventy-nine who objects to such consolidation or merger may demand payment for his stock from the resulting or surviving corporation and an appraisal in accordance with the provisions of sections eighty-six to ninety-eight, inclusive, and such stockholder and the resulting or surviving corporation shall have the rights and duties and follow the procedure set forth in those sections. This section shall not apply to the holders of any shares of stock of a constituent corporation surviving a merger if, as permitted by subsection (c) of section seventy-eight, the merger did not require for its approval a vote of the stockholders of the surviving corporation.

ss. 86. Selections applicable to appraisal; prerequisites

     If a corporation proposes to take a corporate action as to which any section of this chapter provides that a stockholder who objects to such action shall have the right to demand payment for his shares and an appraisal thereof, sections eighty-seven to ninety-eight, inclusive, shall apply except as otherwise specifically provided in any section of this chapter. Except as provided in sections eighty-two and eighty-three, no stockholder shall have such right unless (1) he files with the corporation before the taking of the vote of the shareholders on such corporate action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) his shares are not voted in favor of the proposed action.

ss. 87. Statement of rights of objecting stockholders in notice of meeting; form

     The notice of the meeting of stockholders at which the approval of such proposed action is to be considered shall contain a statement of the rights of objecting stockholders. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock, and the directors may authorize the inclusion in any such notice of a statement of opinion by the management as to the existence or non-existence of the right of the stockholders to demand payment for their stock on account of the proposed corporate action. The notice may be in such form as the directors or officers calling the meeting deem advisable, but the following form of notice shall be sufficient to comply with this section:

"If the action proposed is approved by the stockholders at the meeting and effected by the corporation, any stockholder (1) who files with the corporation before the taking of the vote on the approval of such action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) whose shares are not voted in favor of such action has or may have the right to demand in writing from the corporation (or, in the case of a consolidation or merger, the name of the resulting or surviving corporation shall be inserted), within twenty days after the date of mailing to him of notice in writing that the corporate action has become effective, payment for his shares and an appraisal of the value thereof. Such corporation and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in sections 88 to 98, inclusive, of chapter 156B of the General Laws of Massachusetts."

ss. 88. Notice of effectiveness of action objected to

     The corporation taking such action, or in the case of a merger or consolidation the surviving or resulting corporation, shall, within ten days after the date on which such corporate action became effective, notify each stockholder who filed a written objection meeting the requirements of section eighty-six and whose shares were not voted in favor of the approval of such action, that the action approved at the meeting of the corporation of which he is a stockholder has become effective. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock. The notice shall be sent by registered or certified mail, addressed to the stockholder at his last known address as it appears in the records of the corporation.

ss. 89. Demand for payment; time for payment

     If within twenty days after the date of mailing of a notice under subsection (e) of section eighty-two, subsection (f) of section eighty-three, or section eighty-eight, any stockholder to whom the corporation was required to give such notice shall demand in writing from the corporation taking such action, or in the case of a consolidation or merger from the resulting or surviving corporation, payment for his stock, the corporation upon which such demand is made shall pay to him the fair value of his stock within thirty days after the expiration of the period during which such demand may be made.

ss. 90. Demand for determination of value; bill in equity; venue

     If during the period of thirty days provided for in section eighty-nine the corporation upon which such demand is made and any such objecting stockholder fail to agree as to the value of such stock, such corporation or any such stockholder may within four months after the expiration of such thirty-day period demand a determination of the value of the stock of all such objecting stockholders by a bill in equity filed in the superior court in the county where the corporation in which such objecting stockholder held stock had or has its principal office in the commonwealth.

ss. 91. Parties to suit to determine value; service

     If the bill is filed by the corporation, it shall name as parties respondent all stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof. If the bill is filed by a stockholder, he shall bring the bill in his own behalf and in behalf of all other stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof, and service of the bill shall be made upon the corporation by subpoena with a copy of the bill annexed. The corporation shall file with its answer a duly verified list of all such other stockholders, and such stockholders shall thereupon be deemed to have been added as parties to the bill. The corporation shall give notice in such form and returnable on such date as the court shall order to each stockholder party to the bill by registered or certified mail, addressed to the last known address of such stockholder as shown in the records of the corporation, and the court may order such additional notice by publication or otherwise as it deems advisable. Each stockholder who makes demand as provided in section eighty-nine shall be deemed to have consented to the provisions of this section relating to notice, and the giving of notice by the corporation to any such stockholder in compliance with the order of the court shall be a sufficient service of process on him. Failure to give notice to any stockholder making demand shall not invalidate the proceedings as to other stockholders to whom notice was properly given, and the court may at any time before the entry of a final decree make supplementary orders of notice.

ss. 92. Decree determining value and ordering payment; valuation date

     After hearing the court shall enter a decree determining the fair value of the stock of those stockholders who have become entitled to the valuation of and payment for their shares, and shall order the corporation to make payment of such value, together with interest, if any, as hereinafter provided, to the stockholders entitled thereto upon the transfer by them to the corporation of the certificates representing such stock if certificated or, if uncertificated, upon receipt of an instruction transferring such stock to the corporation. For this purpose, the value of the shares shall be determined as of the day preceding the date of the vote approving the proposed corporate action and shall be exclusive of any element of value arising from the expectation or accomplishment of the proposed corporate action.

ss. 93. Reference to special master

     The court in its discretion may refer the bill or any question arising thereunder to a special master to hear the parties, make findings and report the same to the court, all in accordance with the usual practice in suits in equity in the superior court.

ss. 94. Notation on stock certificates of pendency of bill

     On motion the court may order stockholder parties to the bill to submit their certificates of stock to the corporation for the notation thereon of the pendency of the bill and may order the corporation to note such pendency in its records with respect to any uncertificated shares held by such stockholder parties, and may on motion dismiss the bill as to any stockholder who fails to comply with such order.

ss. 95. Costs; interest

     The costs of the bill, including the reasonable compensation and expenses of any master appointed by the court, but exclusive of fees of counsel or of experts retained by any party, shall be determined by the court and taxed upon the parties to the bill, or any of them, in such manner as appears to be equitable, except that all costs of giving notice to stockholders as provided in this chapter shall be paid by the corporation. Interest shall be paid upon any award from the date of the vote approving the proposed corporate action, and the court may on application of any interested party determine the amount of interest to be paid in the case of any stockholder.

ss. 96. Dividends and voting rights after demand for payment

     Any stockholder who has demanded payment for his stock as provided in this chapter shall not thereafter be entitled to notice of any meeting of stockholders or to vote such stock for any purpose and shall not be entitled to the payment of dividends or other distribution on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the date of the vote approving the proposed corporate action) unless:

          (1) A bill shall not be filed within the time provided in section ninety;

          (2) A bill, if filed, shall be dismissed as to such stockholder; or

          (3) Such stockholder shall with the written approval of the corporation, or in the case of a consolidation or merger, the resulting or surviving corporation, deliver to it a written withdrawal of his objections to and an acceptance of such corporate action.

     Notwithstanding the provisions of clauses (1) to (3), inclusive, said stockholder shall have only the rights of a stockholder who did not so demand payment for his stock as provided in this chapter.

ss. 97. Status of shares paid for

     The shares of the corporation paid for by the corporation pursuant to the provisions of this chapter shall have the status of treasury stock, or in the case of a consolidation or merger the shares or the securities of the resulting or surviving corporation into which the shares of such objecting stockholder would have been converted had he not objected to such consolidation or merger shall have the status of treasury stock or securities.

ss. 98. Exclusive remedy; exception

     The enforcement by a stockholder of his right to receive payment for his shares in the manner provided in this chapter shall be an exclusive remedy except that this chapter shall not exclude the right of such stockholder to bring or maintain an appropriate proceeding to obtain relief on the ground that such corporate action will be or is illegal or fraudulent as to him.

                                                                     APPENDIX IV

                                                       Total number of pages: 39
                                                                   With Exhibits

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 10-K

                Annual Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT
    OF 1934 (FEE REQUIRED)

    For the fiscal year ended September 30, 1997 or

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE
    ACT OF 1934 (NO FEE REQUIRED)

    For the transition period from ______________________ to ___________________

                         Commission file number 0-20506

                         BKC SEMICONDUCTORS INCORPORATED
             (Exact name of registrant as specified in its charter)

             Massachusetts                               04-2883532
    (State or other jurisdiction of         (I.R.S. Employer Identification No.)
     incorporation or organization)

 6 Lake Street, Lawrence, Massachusetts                    01841
(Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code: (978) 681-0392

        Securities registered pursuant to Section 12(b) of the Act: None


           Securities registered pursuant to Section 12(g) of the Act:

                           Common Stock, No Par Value

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for, such shorter period that the registrant was required to filed such reports), and (2) has been subject to such filing requirements for the past 90 days.
Yes _X_   No ___

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of the registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.[X]

The aggregate market value of the registrant's Common Stock held by non-affiliates of the registrant, based upon the closing sale price of the Common Stock on December 19, 1997, was approximately $6,701,158 on the Nasdaq SmallCap Market System. The number of shares held by non affiliates was 639,971. Shares of Common Stock held by each officer and director and by each person who owns 5% or more of the outstanding Common Stock have been excluded in that such persons may be deemed to be affiliates. This determination of affiliate status is not necessarily a conclusive determination for other purposes.

The number of outstanding shares of the registrant's Common Stock on December 19, 1997, was 1,276,411.

                                     PART I


ITEM 1. BUSINESS

General

     BKC Semiconductors Incorporated, incorporated in 1985, manufactures a wide range of discrete semiconductor diodes for signal switching, voltage conversion, rectification, and surge suppression in electronic circuits. The Company's manufacturing and executive offices are located at 6 Lake Street, Lawrence, Massachusetts 01841. The telephone number is (978) 681-0392, and the fax number is (978) 681-9135.

Products

The Company's product line includes:

     Silicon Switching Diodes. Silicon switching diodes are designed for relatively low-power (500 milliwatt or less) applications. In end applications, they provide voltage rectification. These diodes are generally used for signal switching functions.

     Rectifiers. High voltage diodes are often called rectifiers and are diodes designed for higher power (less than 10 watts) applications.

     Zener Diodes. A zener diode is analogous to a valve which stops flow in one direction but breaks down at a specific pressure to allow flow in the reverse direction. When reverse voltage is applied to a zener diode, it resists the flow of current until its breakdown voltage is reached, at which point it allows current to flow at a particular voltage level. Zener diodes are used as voltage regulators, maintaining the voltage at the breakdown voltage. Zener diodes are used to maintain a particular voltage in an electronic unit.

     Transient Suppressors. Transient suppressors operate as higher-power zener diodes just as rectifiers operate as higher-power diodes.

     Schottky Diodes. Schottky diodes operate in much the same ways as silicon and germanium diodes, but they are manufactured with metal as well as semiconducting materials. A Schottky diode provides a low voltage drop like that of a germanium diode but also switches very rapidly.

     Germanium Diodes. Germanium diodes (which are less common than silicon diodes) have advantages in certain applications. A germanium diode functions similarly to a silicon diode, but it has a lower voltage drop across it in operation.

Markets

     Due to the broad applications of discrete semiconductor devices, any industry manufacturing electronic systems is a potential user of BKC products. The Company generally sells its products in two main markets: the military/aerospace and the commercial/industrial markets.

     High-Reliability Military/Aerospace Product Market. BKC has established itself as a high reliability manufacturer of discrete semiconductor devices to military specifications. Sales of products built to military specifications are made primarily in the U.S. These sales represented approximately 65% of total revenues of the Company in fiscal year 1997. The Company does business with a number of suppliers of conventional high reliability/military/space products, including Motorola, Honeywell, Magnavox, Rockwell, Texas Instruments, Boeing, Raytheon and Hughes.

     Despite anticipated reductions in many areas of the US. military budget, BKC believes that the demand for its products, built to military specifications, for use in satellite communications, civil aviation and space applications will remain strong. The Company believes that there is significant market share growth opportunities considering the ever increasing supplier base. This is coupled with BKC's broad line of product and reputation for excellent service and high quality.

     Commercial/Industrial Product Market. The market for BKC's commercial/ industrial products includes such applications as consumer products, automotive electronic systems, medical applications, computers, telecommunications and industrial production. Sales of commercial/industrial products represented approximately 35% of the Company's sales in fiscal year 1997.

     The commercial market is a very price competitive arena for discrete semiconductors with many high volume suppliers. As such, BKC's strategy for this market includes a combination of specialized and sourced products to attack profitable niche opportunities.

Customers

     The Company's business strategy includes working closely with a limited customer base to develop partnership programs and products designed to meet customers' ongoing needs. The Company has franchise agreements with several major components distributors, including Zeus/Arrow, Hamilton/Hallmark and Future Electronics. The Company also has several major end users as customers, including GM Delco, Hughes, Motorola, Lucent, Ericsson and Alcatel. Of these one customer represents approximately 16.5% of the Company's sales. While the loss of any one of these key customers would be significant, the Company is not dependent on any one or two customers.

Competition

     In general, the discrete semiconductor industry is very competitive and characterized by continual technological change and product obsolescence, periodic shortages of materials, variations in manufacturing yields and efficiencies and significant foreign competition. The Company has a number of major competitors in the discrete semiconductor components in the military/aerospace and the commercial/industrial market. Many of the Company's current and prospective competitors are larger, offer broader product lines and have substantially greater technical, financial, marketing, manufacturing, and other resources than the Company.

Sales and Distribution

     The Company's products are sold by independent sales representatives as well as the premier distributors, such as Zeus/Arrow, Hamilton/Hallmark, and Future Electronics.

     BKC's products are sold in North America, the Far East, Israel, Canada, Western Europe and elsewhere. The Company's sales force covers North America, Europe and the Far East, working with its 31 independent sales representatives. In 1997 approximately 35% of sales were made through distributors.

Manufacturing

     All of BKC's manufacturing operations are conducted at its facility in Lawrence, Massachusetts. BKC's manufacturing process comprises six operations: wafer fabrication, assembly, testing, military processing, finishing operations, and quality assurance.

     Wafer Fabrication -- Silicon Products. BKC purchases silicon wafers with an epitaxial layer already applied. Each line of diodes and rectifiers as well as each zener of a particular voltage has its own specific requirements as to silicon substrate and epitaxial resistivities. Each silicon wafer is processed through a multitude of steps, producing a die lot. Once the die lot is completed, samples are evaluated and tested in order to determine yield information and establish a reliability confidence level. If a die lot meets BKC standards, it is approved for assembly.

     Wafer Fabrication -- Germanium Diodes. BKC purchases raw germanium material then recasts it into a workable mold. This mold is then drawn into a germanium ingot using radio frequency energy while doping the impurities necessary to produce the desired resistivity. Different resistivities are required for each line of specifications being targeted. Once obtained, the ingot is sliced into wafers, which are processed through multiple steps in order to produce a die lot. The die lot is then tested and approved in the manner described above.

     Assembly and Testing. The Company assembles its products into hermetically sealed protective packages. The Company uses an automated assembly line which is intended to reduce packaging time and improve quality. The test area, which is equipped to process all BKC part types, tests the electrical characteristics of each part and sorts each part by electrical specification.

     Military Processing. Parts designed to meet military, high reliability specifications are specially processed in the reliability department. This processing is conducted to remove infant-mortality type failures which cannot be detected by standard electrical testing and is designed for customers needing products with above-average reliability.

     Finishing. Finishing operations include electroplating a solderable finish on the device leads, marking the part with the specific part number, polarity band and BKC logo, and packaging the parts for shipment.

     Quality Assurance. The function of BKC's Quality Assurance group is to measure the quality level at which manufacturing is operating. The quality level is monitored by using a Statistical Process Control system located at strategic points throughout the manufacturing process, commencing in the wafer fabrication area and ending with a quality monitor just prior to shipping.

Backlog

     The backlog of unfilled orders totaled $3,727,000, as of September 30, 1997, as compared to approximately $3,185,000 as of September 30, 1996. The increase in the backlog is due to increased orders of high reliability product types. Orders counted in the backlog may be postponed or canceled by the customer at any time subject to the terms of the purchase order. Therefore, the backlog level is not necessarily indicative of future operating results. The Company expects to fill all orders (unless canceled) of its current backlog during the 1998 fiscal year.

Patents and Proprietary Rights

     The Company has a number of proprietary processes and techniques; however, the Company does not own any patents on any of its technologies or processes nor are any pending. The Company attempts to restrict access to its proprietary technologies and processes by requiring that its salaried employees sign non-disclosure agreements as a condition of employment and by restricting customer and visitor access to proprietary technology and information of the Company. There can be no assurance that the Company will be successful in its efforts to protect its proprietary technologies or processes. In addition, the laws of some foreign countries in which the Company sells or may sell its products do not protect the Company's proprietary rights in such products to the same extent as do the laws of the U.S.

Research and Development

     BKC believes that its future is significantly dependent on its ability to develop and introduce new products for its targeted markets in a timely manner. Based upon information furnished by the Sales organization, as well as demand from key customers, R&D efforts will continue in areas that will broaden wafer fab capability and expand package types that the Company can utilize to service the market.

Raw Materials

     The principal raw materials used by the Company include germanium and silicon. Each of these items is currently available from several sources at the quality level and in the quantities that the Company requires. Strong industry demand has often extended the lead time for production of its products. In the past, extended lead times for raw materials have tended to be industry-wide, affecting the Company's competitors as well as the Company. The Company also relies on third parties for the manufacture of certain assemblies which are incorporated into certain of the Company's products, such as wafers for silicon switching diodes, zeners and rectifiers. The loss of any critical supply or supplier could have a material effect on the performance of the Company.

Employees

     As of September 30, 1997, the Company had 135 full-time employees, 117 of whom were engaged in manufacturing (including test development, quality and materials functions), and 2 in product development, 8 in sales, and 8 in finance and administration. The Company's employees are not represented by any collective bargaining agreements and the Company has never experienced a work stoppage.

Environmental Matters

     The Company is a potentially responsible party in connection with the contamination of soil and groundwater on the Company's leased manufacturing site in Lawrence. The Company, as tenant, might be considered an "operator" and therefore strictly liable for cleanup costs or liable for damages to third parties, unless it can establish certain defenses. The Company believes that its use, storage and disposal of material are carefully controlled and do not result and have not in the past resulted in a release thereof. New England Environmental Technologies Corporation ("NEET") has conducted preliminary site investigations and has advised the Company that, although one of the contaminants found is used in the Company's operations, the Company is not a likely source of the contamination and that the contamination most likely results from historical improper disposal of chlorinated solvents on the site and upgradient of the site predating the Company's occupancy of the property.

     If the Company were required to pay cleanup costs, applicable hazardous waste laws allow the Company to seek contribution from other parties who caused the contamination or are also subject to strict liability (i.e., current and former owners and operators). The current owner and the prior lessee have agreed to hold harmless the Company with respect to any contamination that may have occurred prior to October 16, 1985.

     Although the outcome of this matter and the cost, if any, to the Company cannot be reasonably estimated at this time, management does not believe that the cost, if any, to the Company will have a material adverse effect on the financial position of the Company.

     Federal, state and local regulations impose various environmental controls on the discharge of chemicals and gases used in BKC's manufacturing process. The Company believes that its operations are currently in substantial compliance with all applicable environmental laws and regulations and that costs of continuing compliance will not, except as described herein, be material to the Company's financial condition.

     The Company believes that it has insurance coverage in amounts and scope which are adequate and customary for its industry. The Company's policies contain exclusionary provisions attempting to limit the insurer's responsibility for damages, if any, arising from certain events, including those arising from pollution or contamination of the environment. Whether these limitations would ultimately preclude recovery by the Company of damages arising from these types of losses would likely be the subject of a dispute between the Company and its insurers at or after the time at which such liability arises.

ITEM 2. PROPERTIES

     The Company's executive offices and manufacturing facilities are located in Lawrence, Massachusetts, and consist of one building containing approximately 160,000 gross square feet. The building is occupied by the Company pursuant to a lease expiring in October, 2000. Approximately 92,000 square feet of the building are occupied by the Company, 53,000 square feet are sub-leased by the Company to third parties, 15,000 square feet are common area. The Company believes its currently leased facilities are adequate for all its reasonably foreseeable requirements.

ITEM 3. LEGAL PROCEEDINGS

     None

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     During the fourth quarter of fiscal 1997, no matter was submitted to a vote of the security holders through the solicitation of proxies or otherwise.

                                     PART II


ITEM 5. MARKET FOR THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER
        MATTERS

     The Company's Common Stock is traded on the Nasdaq SmallCap System under the symbol BKCS. Prior to February 25, 1997, the Common Stock traded on the Nasdaq National Market System. The following table sets forth for the periods indicated the high and low bid quotations of the Common Stock as reported by Nasdaq. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

                                           1996               1997
                                           ----               ----
                                      High      Low       High      Low
Fiscal Quarter                        Bid       Bid       Bid       Bid
--------------                        ----      ---       ----      ---

First quarter                         $3.75     $1.88    $3.75     $1.50

Second quarter                         4.00      1.75     3.25      1.50

Third quarter                          4.75      1.75     2.75      1.75

Fourth quarter                         3.75      2.25     3.75      2.75


     On December 19, 1997, the last reported bid price for the Common Stock on the Nasdaq SmallCap system was $5.25, per share.

     As of December 19, 1997, the Company estimated that there are approximately 700 record holders of the Company's Common Stock.

     The Company has not paid any cash dividends on its Common Stock since inception, and it does not anticipate paying any cash dividends in the foreseeable future.

ITEM 6. SELECTED CONSOLIDATED FINANCIAL DATA (in thousands, except per share data)

          The following table summarizes certain financial data which are qualified by more detailed financial statements included herein.

          STATEMENT OF CONSOLIDATED INCOME (LOSS) DATA:
          ---------------------------------------------------------------------------------
                                                    FISCAL YEARS ENDED SEPTEMBER 30,
                                        ---------------------------------------------------
                                             1997      1996       1995      1994      1993
          ---------------------------------------------------------------------------------
          Revenue                            $11,089   $9,797    $11,277   $11,384   $9,775
          Gross Profit                         3,181    1,947      1,278     2,005    2,915
          Income (loss) from operations          879       96     (1,530)     (533)     700
          Net income (loss)                      378       34     (1,207)     (475)     353
          Net income (loss) per share            .30      .03       (.97)     (.38)     .28
          Weighted average shares outstanding  1,276    1,273      1,244     1,247    1,248

          CONSOLIDATED BALANCE SHEET DATA:
          ----------------------------------------------------------------------------------
                                                           AT SEPTEMBER 30,
                                        ---------------------------------------------------
                                             1997      1996       1995      1994      1993
          ----------------------------------------------------------------------------------
          Working capital                    $2,482    $2,015     $1,744    $3,100   $3,232
          Total assets                        6,904     6,429      7,824     8,351    7,761
          Short-term debt                     2,067     1,805      2,967     2,144    1,556
          Long-term debt and non-current
            capital lease obligations           568       581        915     1,219      591
          Stockholders' equity                3,347     2,969      2,852     4,062    4,558
          ----------------------------------------------------------------------------------

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Results of Operation

     1997 compared to 1996. Revenues for 1997 fiscal year were $11,089,064 versus $9,796,858 for fiscal year 1996, a 13% increase. Of fiscal 1997's revenue, 96%, compared to 88% for the prior fiscal year, was from products manufactured by BKC, as opposed to products resold by the Company. This shift to BKC-produced product follows the Company's strategic plan of focusing on our internal strengths of a high quality, high reliability product supplier for demanding applications in space/satellite, telecommunications and industrial/medical markets.

     Net Income for fiscal 1997 was $378,109 or $.30 per share, versus $34,156 or $.03 per share in fiscal 1996. This ten-fold increase was a result of the increased margins gained in 1997 as BKC shifted the demand of its customer base from the commercial marketplace to high reliability product users. In addition the increased volumes of BKC-manufactured product (which generally have higher margins than resold products) contributed to the increased profits.

     Gross profits for fiscal year 1997 were $3,180,847 or 29% of revenues versus $1,947,406 or 20% of revenues for fiscal 1996. This improvement in gross profits was a direct result of product mix shift to BKC-produced high reliability products, as well as benefit of increased manufacturing volumes as discussed above.

     Total operating expenses for fiscal year 1997 were $2,301,377 or 21% of revenues versus $1,851,051 or 19% of revenues for fiscal year 1996. The increase in expenses was due to costs related to product marketing, research and development, market expansion, as well as increased administrative costs to support revenue growth.

     Research and Development expenses (R&D) were $97,051 in fiscal year 1997 versus $211,825 in the prior year. The reduction in R&D expenses reflects the cost shift into manufacturing as previously developed products are introduced in the production area.

     The major risks the Company faces are its ability to introduce product enhancements and new product development and to hire and retain key personnel.

     1996 compared to 1995. Revenues for 1996 fiscal year were $9,796,858 versus $11,277,350 for fiscal year 1995. A major element attributing to the lower revenue for fiscal year 1996 was a decrease in the level of product resale revenue which is derived from resale of components manufactured for BKC from an off-shore vendor. During fiscal year 1996 the total revenue from components resale was $1,115,000 versus $2,166,000 during fiscal year 1995. This drop of $1,051,000 in such revenue during fiscal year 1996 is related to the sensitivity of the computer industry's inventory levels and model design changes. BKC's core product line, which is 100% manufactured at its Lawrence site, saw a slight decline in fiscal year 1996 versus fiscal year 1995 resulting from BKC actions regarding increased pricing and product pruning.

     Net Income for the year was $34,156, or $.03 per share, versus a net loss of ($1,207,469), or ($.97) per share, for fiscal year 1995. Included in the net income figure for the year was a gain on disposal of property and equipment of $208,815. The additional improvement in net income versus the prior year was due to increased pricing and resultant margins, plus positive results from cost reductions and reduced spending actions throughout the Company.

     Gross Profits for fiscal year 1996 were $1,947,406, or 20% of sales, versus $1,277,972, or 11% of sales in fiscal year 1995. This improvement was a result of management instituted initiatives involving increased prices, manufacturing cost reductions and decreasing the manufacturing spending levels.

     Operating Expenses for the year were $1,851,051, versus $2,808,197 for fiscal year 1995, which in fiscal year 1995 included a write down of assets in the amount of $574,873 due to the Company's decision to exit the photo detector business. Selling expenses for the current fiscal year were $898,714, versus $1,286,202 for fiscal year 1995. The improvement in selling expenses was due to the elimination of selling expenses related to the photo detector business and reduction in the general expenses and spending related to the selling activity.

     General and Administrative Expenses were $740,512 for the fiscal year compared to $785,415 for fiscal year 1995. The reduction in spending was a result of the company-wide focus on cost reduction and profit improvement objectives.

     Research and Development Expenses (R&D) were $211,825 versus $161,707 for the prior fiscal year. This increase in spending was a planned action to invest in new product development such as the square ended melf product line which had its production launch during the first quarter of fiscal year 1997. The increased spending reflects management's commitment to new product development as the Company returns to profitability.

     The major risks the Company faces include the availability of silicon wafers, which is a total industry problem, other raw materials, and the speed and effectiveness in accomplishing performance improvement initiatives planned for fiscal year 1997.

     As discussed above, fiscal year 1996, in total, had overall positive net income. The first through third quarter of fiscal year 1996 had positive performance, while quarter four had both a decrease in revenue compared to prior quarters, negative operating profits, and negative net income. The issues with the fourth quarter were a major decrease in resale product revenue, and a softening in demand from BKC's distributors and some key OEM customers. In addition, during the fourth quarter of fiscal year 1996 certain adjustments were made to recognize the return of products by some BKC distributors and product/customer account issues. Looking ahead, there is continued concern regarding market demand as we enter the new year. Meeting business plan shipping and manufacturing levels will be a critical factor in reaching the Company's fiscal year 1997 goals.

     Liquidity and Capital Resources. The Company's ability to meet its short term commitments are reflected by its working capital ratios.

WORKING CAPITAL:
----------------
(Data in $000's except ratios)                                  1995        1996       1997
                                                                ----        ----       ----
Beginning of Year                                               $3,100     $1,744     $2,015

End of Year                                                      1,744      2,015      2,482

Increase/(decrease) in Working Capital.                        (1,356)        271        467

Working Capital Ratio (Current Assets/Current Liabilities)         1.4        1.7        1.8

     The Company generated a $289,000 positive cash flow from operations during fiscal 1997 versus a positive cash flow of $1,193,000 for fiscal 1996. The $904,000 change in cash flow between the two years primarily reflects a decrease of $453,000 in Accounts Payable along with a $571,000 increase in Accounts Receivable.

     During fiscal 1997, an additional $127,000 of cash was provided from financing activities through additional borrowings on the Company's existing line of credit agreement with Eastern Bank.

     The combined benefit of cash generated from operations and additional borrowings were used to purchase $418,000 of plant and equipment in fiscal 1997 as compared to $145,000 in fiscal 1996.

     As of September 30, 1997, the Company had a revolving credit line with Eastern Bank for $2,500,000, collateralized by accounts receivable and inventories. The balance used on the line was $1,683,272. The line of credit agreement contains certain restrictive covenants which the Company has complied with or the bank has waived. The Company believes that its current debt and cash flow from operations will be adequate to fund all operations in fiscal 1998.

     The Company had long term debt, including the amount due within one year of $952,000. The debt is secured by all the assets of the Company. Refer to Notes 5 and 6 within the consolidated financial statements for details.

ITEM 7A QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     Not applicable.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

     Financial statements and schedules together with the auditors reports thereon are referenced in Part IV and are attached hereto.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH THE ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     None.

                                    PART III

ITEM 10. EXECUTIVE OFFICERS AND DIRECTORS OF REGISTRANT

     The executive officers and directors of the Company and their ages as of September 30, 1997, are as follows:

      Name                       Age                     Positions Held with Company
      ----                       ---                     ---------------------------
Albert A. Magdall                 62       Chairman, Director
James R. Shiring                  56       President, CEO, Director
John L. Campbell                  63       Strategic Marketing and Distribution, Clerk, Director
William J. Kady                   57       Vice President of  Quality, Director
Gerald T. Billadeau               55       Director
W. Randle Mitchell, Jr.           63       Director
Thomas M. Cunneen                 37       Vice President Marketing and Sales
Bryan A. Schmidt                  45       CFO, Treasurer

     Messrs. Billadeau, Kady and Campbell founded the Company in 1985. Mr. Billadeau served as the Company's President and Chief Executive Officer from 1985 through July of 1995.

     Mr. Magdall has been a Director since November 1994. He was elected Chairman of the Board in May 1995. From July 1995 to March 1996, Mr. Magdall served as interim President and Chief Executive Officer. On March 19, 1996, Mr. Shiring became President and Chief Executive Officer, and Mr. Magdall resumed his role as Chairman and an independent Director. In 1992 and 1993, he held the position of Senior Vice President of Genicom Corporation (Nasdaq), a company involved in the manufacture and sales of computer printers. The Company's four European Sales and Service subsidiary companies were under his direction. From 1960 until 1987, Mr. Magdall was employed by IBM Corporation where he had a long record of successful management in product development and manufacturing. In 1979 and 1980, Mr. Magdall served as secretary to the IBM Corporate Management Committee reporting to the Chairman of the Board. From 1980 until 1987, Mr. Magdall served as a Vice President in several IBM business areas.

     Mr. Shiring joined BKC as its President and Chief Executive Officer and a Director on March 19, 1996. Mr. Shiring had been Managing Director of Clare Europe, a unit of CP Clare, a worldwide manufacturer of electronic components, and prior to that Chief Operating Officer of the parent company of CP Clare. Mr. Shiring's professional background covers 33 years of progressive global experience in the electronics industry with the focus on semiconductor components. His prior professional experience had been with Westinghouse, Varian, Semicon, Teledyne, and Theta-J Corporation, the forerunner to CP Clare Corporation.

     Prior to the founding of BKC, Mr. Billadeau served as Vice President and Controller of the ITT Semiconductors Division of ITT from 1980 to 1985. From 1973 to 1980, Mr. Billadeau served as Assistant Controller and Financial Manager of a subsidiary of ITT. Mr. Billadeau left BKC June 1995 pursue other interests and is currently CFO at Riverside Millwork Company in Concord NH. He remains a Director of the Company.

     Mr. Kady, Vice President of Quality and a Director, served in various capacities in the ITT Semiconductors Division of ITT, primarily in the areas of engineering, quality and reliability, with the exception of the period from 1970 to 1979, during which time Mr. Kady owned and managed an automobile dealership.

     From 1963 to 1985, Mr. Campbell, Director of Strategic Marketing and Distributor Sales, as well as a Director of the Company, held a number of sales and marketing positions in the ITT Semiconductors Division of ITT, lastly as Eastern Regional Sales Manager.

     Mr. Mitchell has been a member of the Board since 1994, and is currently Chairman of the Board of Learning Services Corporation (a privately held company specializing in post-acute acquired brain injury rehabilitation). He previously served as President and Chief Executive Officer and a director of Amoskeag Company (Nasdaq) from 1992 to 1994, and as its Chief Financial Officer from 1979 to 1991. He also served as Executive Vice President and Chief Financial Officer of Amoskeag's 80% controlled subsidiary, Fieldcrest Cannon, Inc. (NYSE), from 1985 to 1990. Mr. Mitchell has also served as Chairman of the Board of the Bangor and Aroostook Railroad, a subsidiary of Amoskeag Company, as a director and Chairman of the Audit Committee of the Keesville National Bank (New York), and as a director of Fanny Farmer Candy Shops, Inc., Boston Bancorp and the South Boston Savings Bank.

     Mr. Thomas M. Cunneen joined BKC as its Vice President of Sales and Marketing in 1996. Prior to joining BKC, Mr. Cunneen had been Vice President, Field Operations of CP Clare, a worldwide manufacturer of electronic components. Mr. Cunneen's professional background covers fourteen years of progressive global experience in the electronics industry with the focus on semiconductor components. His prior professional experience has been with Sprague, Sigma Instruments and Theta-J Corporation, the forerunner to CP Clare Corporation for the past ten years.

     Mr. Bryan A. Schmidt joined BKC as its Controller in June 1996 and was subsequently elected treasurer and CFO. Mr. Schmidt's professional training includes degrees of BS and MBA in Finance from Northeastern University and progressive financial management experience within manufacturing concerns for the last twenty years. Prior to joining BKC, Mr. Schmidt was Controller and CFO for Gare, Inc., a manufacturer of products for the ceramics industry.

     All directors hold office until the next annual meeting of stockholders and until their successors have been elected. The officers of the Company are elected annually and serve at the discretion of the Board of Directors of the Company. There are no family relationships among any of the directors and executive officers of the Company.

     The Company's outside directors, Messrs. Mitchell, Billadeau, and Magdall serve on the Audit and Compensation Committees.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than ten percent of its common stock to file reports with the Securities and Exchange Commission disclosing their ownership of stock in the Company and changes in such ownership. Copies of such reports are also required to be furnished to the Company. Based solely on a review of the copies of such reports received by it, the Company believes that during fiscal 1997, all such filing requirements were complied with.

ITEM 11. EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid to the Chief Executive Officer and the other most highly compensated executive officer (the "Named Executive Officers") by the Company for services to the Company for the fiscal years ended September 30, 1997, 1996, and 1995. None of the Company's other executive officers had a total annual salary and bonus exceeding $100,000 during fiscal 1997.

                                                 SUMMARY COMPENSATION TABLE
                                                            Annual Compensation
                                            Fiscal                                          All Other
Name                                         Year          Salary($)       Bonus($)         Comp. $(1)
----                                         ----          ---------       --------         ----------

James R. Shiring (2)                         1997           $130,000        $10,000            $1,146
President and CEO, Director                  1996             92,500              0               700
                                             1995                 --             --                --

Thomas M. Cunneen (3)                        1997            100,000         12,000               286
Vice President of Sales & Marketing          1996             59,615             --               167
                                             1995                 --             --                --
-------------------------

(1)  Premium cost of life insurance policy for Mr. Shiring and Mr. Cunneen.
(2)  Mr. Shiring became President and Chief Executive Officer of the Company on March 19, 1996.
(3)  Mr. Cunneen joined the Company as Vice President. of Sales and Marketing on May 14, 1996.

                          FISCAL YEAR END OPTION VALUES

     During Fiscal 1997, none of the named executive officers exercised options that had been granted by the Company. The following table sets forth information regarding the vested and unvested number of shares and the unrealized value (the difference between the option price and the market value) of the referenced options issued by the Company and held by the Named Executive Officers on October 1, 1997.

                                                   Number of Shares Underlying            Value of Unexercised In-the-Money
                                                      Unexercised Options (#)                         Options ($)
                                                      -----------------------                         -----------
Name                                                Vested             Unvested              Vested              Unvested
James R. Shiring                                    37,500              37,500              $51,375               $51,375
Thomas M. Cunneen                                   25,000              25,000                9,250                 9,250

     Mr. Shiring and Mr. Cunneen have employment agreements with the Company that provide for the payment salary and benefits. Agreements automatically renew for successive one year periods, unless terminated per terms of the agreements.

                          COMPENSATION COMMITTEE REPORT

     For fiscal 1997, the Compensation Committee approved a formal cash incentive compensation plan ("Plan") which rewarded several key employees if certain predetermined earnings targets were achieved and certain business objectives were met. The actual results for fiscal 1997 were such that a total of $92,000 was awarded to the Plan participants. A similar incentive compensation plan for certain key employees has been approved by the Compensation Committee for fiscal 1997.

                             DIRECTORS' COMPENSATION

     The outside Directors' compensation is as follows: (i) reimbursement for expenses related to attendance at each meeting. (ii) payment of $1,000 for each Board of Directors meeting attended, and $500.00 for each committee meeting attended. If a committee meeting occurs the same day as a board meeting, only the Board Meeting fee will be paid. (iii) grant of stock options valued at $7,500.00 each year pursuant to the Company's Non-Employee Director Stock Option Plan by the stockholders of the Company.

ITEM 12.          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of December 12, 1997, by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock; (ii) each of the Company's directors who owns Common Stock; (iii) each of the named executive officers; and
(iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, each person has sole investment and voting power with respect to the shares shown as being beneficially owned by such person, based on information provided by such owners.

                                                                        Common Stock           Percent of Shares
Name                                                                 Beneficially Owned          Outstanding(5)
----                                                                 ------------------          --------------
Gerald T. Billadeau (1).......................................             196,680                  15.4%

John L. Campbell (2)..........................................             165,660                  13.0%

William J. Kady (3)...........................................             206,370                  16.2%

Albert A. Magdall (4).........................................              37,730                   3.0%

W. Randle Mitchell, Jr. (5)...................................               4,730                   *

James R. Shiring (6)..........................................              37,500                   2.9%

Thomas M. Cunneen (7).........................................              25,000                   1.9%

All officers and directors as a group (8 persons) (8).........             682,003(9)               53.4%
--------------------------------
*Less than 1%.
(1) Includes beneficial ownership of 180 shares of Common Stock held by spouse.
(2) Includes beneficial ownership of 160 shares of Common Stock held by spouse.
(3) Includes beneficial ownership of 6,100 shares of Common Stock held by spouse.
(4) Includes 4,730 shares which may be acquired by exercise of stock options within 60 days after Dec. 12, 1997.
(5) Includes 4,730 shares which may be acquired by exercise of stock options within 60 days after Dec. 12, 1997.
(6) Consists of 37,500 shares which may be acquired by exercise of stock options within 60 days after Dec. 12, 1997.
(7) Consists of 25,000 shares which may be acquired by exercise of stock options within 60 days after Dec. 12, 1997.
(8) Based on 1,276,411 shares outstanding.
(9) Includes 80,293 shares which may be acquired by exercise of stock options within 60 days after Dec. 12, 1997.

     The Company knows of no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company. The Company also knows of no agreements among its shareholders which relate to voting or investment power of its shares of Common Stock.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     None.

                                     PART IV

ITEM 14.  EXHIBITS, FINANCIAL STATEMENTS AND SCHEDULES

(a)  Documents filed as part of this report:
     (1)  Financial Statements:                                             Page
                                                                            ----
          Index to Consolidated Financial Statements and                     20
            Schedules
          Report of Independent Certified Public                             21
            Accountants
          Consolidated Balance Sheet, September 30, 1997                     22
            and 1996
          Statement of Consolidated Income (Loss) for the                    23
            years ended September 30, 1997, 1996 and 1995
          Statement of Consolidated Stockholders' Equity                     24
            for the years ended September 30, 1997, 1996
            and 1995
          Statement of Consolidated Cash Flows for the                       25
            years ended September 30, 1997, 1996 and 1995
          Notes to Consolidated Financial Statements,                        26
            September 30, 1997, 1996 and 1995

     (2)    Schedules for the years ended September 30, 1997, 1996 and
            1995:
          II - Valuation and Qualifying Accounts                             38

     All other schedules called for under Regulation S-X are not submitted because they are not applicable or not required, or because the required information is included in the Consolidated Financial Statements and Notes thereto.

     (3) Exhibits:
          Exhibit
            No.                     Title
            ---                     -----
           **3.2  -Restated Articles of Organization of the
                   Registrant
           **3.4  -Amended and Restated By-Laws of the Registrant
            *4.3  -Specimen share certificate.
           *10.3  -Registrant's Savings Plan dated September 20,
                   1991.
         **10.28  -Agreement dated March 25, 1992 between
                   Registrant and Arthur W. Wood Company, Inc.
          Exhibit
            No.                     Title
            ---                     -----
           10.39 -Financing with Eastern Bank, filed as an exhibit to the Company's Form 10-K for the year ended September 30, 1994 and incorporated herein by reference.
           10.40 -BKC/Eastern Bank/City of Lawrence - HUD Financing Agreement dated November 25, 1996, filed as an exhibit to the Company's Form 10-K for the year ended September 30, 1996 and incorporated herein by reference.
            27.1  -Financial data schedule
         ***99.1  -Registrant's 1994 Stock Option Plan
         ***99.2  -Registrant's 1994 Non-Employee Director Stock
                   Option Plan

* Incorporated by reference to the same exhibit number to the Registration Statement on Form S-18 filed with the Commission on June 22, 1992.

** Incorporated by reference to the same exhibit number of Amendment No. 1 to the Registration Statement on Form S-18 filed with the Commission on August 4, 1992.

*** Incorporated by references to the same exhibit number of the Registration Statement on Form S-8 filed with the Commission on May 29, 1995.

(b)      Reports on Form 8-K:

         The Company filed no Reports on Form 8-K with the Securities and Exchange Commissions during the quarter ended September 30, 1997.

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                               BKC Semiconductors Incorporated


Date:  December 23, 1997       /s/ James R. Shiring
                               -------------------------------------------------
                               By: James R. Shiring, President and Chief
                               Executive Officer, Director, Principal
                               Executive Officer

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date:  December 23, 1997       /s/ James R. Shiring
                               -------------------------------------------------
                               James R. Shiring, President and Chief Executive
                               Officer, Director, Principal Executive Officer


Date:  December 23, 1997       /s/ Bryan A. Schmidt
                               -------------------------------------------------
                               Bryan A. Schmidt, CFO, Treasurer, Principal
                               Financial and Accounting Officer


Date:  December 23, 1997       /s/ John L. Campbell
                               -------------------------------------------------
                               John L. Campbell, Strategic Marketing and
                               Distribution, Clerk, Director


Date:  December 23, 1997       /s/ William J. Kady
                               -------------------------------------------------
                               William J. Kady, Vice President Quality, Director


Date:  December 23, 1997       -------------------------------------------------
                               Albert A. Magdall, Chairman, Director


Date:  December 23, 1997       -------------------------------------------------
                               W. Randle Mitchell, Jr., Director


Date:  December 23, 1997       -------------------------------------------------
                               Gerald T. Billadeau, Director

                         BKC SEMICONDUCTORS INCORPORATED
                         -------------------------------
            INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES
            --------------------------------------------------------

                                                                            Page
                                                                            ----
Financial Statements:

  Report of Independent Certified Public Accountants                         21

  Consolidated Balance Sheet, September 30, 1997 and 1996                    22

  Statement of Consolidated Income (Loss) for the years                      23
    ended September 30, 1997, 1996 and 1995

  Statement of Consolidated Stockholders' Equity for the                     24
    years ended September 30, 1997, 1996 and 1995

  Statement of Consolidated Cash Flows for the years                         25
    ended September 30, 1997, 1996 and 1995

  Notes to Consolidated Financial Statements, September                      26
    30, 1997, 1996 and 1995

Schedules for the years ended September 30, 1997, 1996 and 1995:

  II - Valuation and Qualifying Accounts                                     38

All other schedules called for under Regulation S-X are
  not submitted because they are not applicable or not
  required, or because the required information is
  included in the Consolidated Financial Statements and
  Notes thereto.
     -----------------------------------------------------------------------

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of BKC Semiconductors Incorporated

     We have audited the accompanying consolidated balance sheet of BKC Semiconductors Incorporated and subsidiaries as of September 30, 1997 and 1996, and the consolidated statements of income (loss), stockholders' equity and cash flows for the years ended September 30, 1997, 1996 and 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of BKC Semiconductors Incorporated and subsidiaries as of September 30, 1997 and 1996, and the results of their operations and their cash flows for the years ended September 30, 1997, 1996 and 1995 in conformity with generally accepted accounting principles.

     Our audits, referred to above, also include the financial schedules listed in the Index at Item 14(a)(2). In our opinion, based on our audits, such financial schedules present fairly the information required to be set forth therein.


                                               SULLIVAN BILLE, P.C.



Boston, Massachusetts
October 31, 1997

                         BKC SEMICONDUCTORS INCORPORATED
             CONSOLIDATED BALANCE SHEET, SEPTEMBER 30, 1997 AND 1996
----------------------------------------------------------------------------------------------------
                                                                       1997                   1996
----------------------------------------------------------------------------------------------------
                A S S E T S
CURRENT ASSETS:
  Cash                                                              $    3,593            $    5,921
  Accounts and notes receivable - trade (less
    allowance for doubtful accounts: 1997,
    $14,706; 1996, $11,694)                                          1,811,349             1,274,927
  Inventories                                                        3,249,197             3,119,741
  Prepaid expenses                                                      78,098                33,577
  Deferred income taxes                                                274,900               460,000
                                                                    ----------           -----------
            Total current assets                                     5,417,137             4,894,166
PROPERTY AND EQUIPMENT - Net                                         1,455,668             1,426,439
OTHER ASSETS                                                            31,410               107,908
                                                                    ----------           -----------
                TOTAL                                               $6,904,215            $6,428,513
                                                                    ==========            ==========
          L I A B I L I T I E S   A N D
    S T O C K H O L D E R S'   E Q U I T Y
CURRENT LIABILITIES:
  Note payable - bank                                               $1,683,272            $1,430,839
  Accounts payable                                                     566,061             1,019,836
  Accrued liabilities                                                  301,626                54,481
  Current maturities of long-term debt                                 383,986               374,070
                                                                    ----------           -----------
            Total current liabilities                                2,934,945             2,879,226
                                                                    ----------           -----------
LONG-TERM DEBT - Net of current maturities                             568,184               580,610
                                                                    ----------           -----------
DEFERRED INCOME TAXES                                                   54,300
                                                                    ----------           -----------
STOCKHOLDERS' EQUITY:
  Convertible preferred stock, Series A - 6%,
    authorized, 5,000 shares of no par value;
    issued 2,940 shares                                                242,078               242,078
  Common stock - authorized, 2,000,000 shares
    of no par value; issued, 1,295,311 shares                        3,916,721             3,916,721
  Deficit                                                             (456,394)             (834,503)
                                                                    ----------           -----------
                  Total                                              3,702,405             3,324,296
  Less cost of shares held in treasury:
    Convertible preferred stock, 2,940 shares                          235,200               235,200
    Common stock, 18,900 shares                                        120,419               120,419
                                                                    ----------           -----------
       Stockholders' equity - net                                    3,346,786             2,968,677
                                                                    ----------           -----------
                  TOTAL                                             $6,904,215            $6,428,513
                                                                    ==========            ==========

                 See notes to consolidated financial statements.

                         BKC SEMICONDUCTORS INCORPORATED
                     STATEMENT OF CONSOLIDATED INCOME (LOSS)
              FOR THE YEARS ENDED SEPTEMBER 30, 1997, 1996 AND 1995
------------------------------------------------------------------------------------------------------------
                                                         1997                  1996                 1995
------------------------------------------------------------------------------------------------------------
REVENUE                                               $11,089,064           $9,796,858           $11,277,350
COST OF REVENUE                                         7,908,217            7,849,452             9,999,378
                                                      -----------           ----------           -----------
GROSS PROFIT                                            3,180,847            1,947,406             1,277,972
                                                      -----------           ----------           -----------
OPERATING EXPENSES:
  Selling                                               1,191,734              898,714             1,286,202
  General and administrative                            1,012,592              740,512               785,415
  Research and development                                 97,051              211,825               161,707
  Write down of assets of Photo
    Detector division                                                                                574,873
                                                      -----------           ----------           -----------
    Total operating expenses                            2,301,377            1,851,051             2,808,197
                                                      -----------           ----------           -----------
INCOME (LOSS) FROM OPERATIONS                             879,470               96,355            (1,530,225)
                                                      -----------           ----------           -----------
OTHER (INCOME) EXPENSE:
  Interest expense - net                                  252,192              293,262               311,727
  Gain on disposal of property and
    equipment                                                                 (208,815)
                                                      -----------           ----------           -----------
     Other expense - net                                  252,192               84,447               311,727
                                                      -----------           ----------           -----------
INCOME (LOSS) BEFORE PROVISION
  (CREDIT) FOR INCOME TAXES                               627,278               11,908            (1,841,952)
PROVISION (CREDIT) FOR INCOME TAXES                       249,169              (22,248)             (634,483)
                                                      -----------           ----------           -----------
NET INCOME (LOSS)                                     $   378,109           $   34,156           $(1,207,469)
                                                      ===========           ==========           ===========
NET INCOME (LOSS) PER SHARE                                  $.30                 $.03                $(.97)
                                                             ====                 ====                =====

                 See notes to consolidated financial statements.

                         BKC SEMICONDUCTORS INCORPORATED
                 STATEMENT OF CONSOLIDATED STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED SEPTEMBER 30, 1997, 1996 AND 1995
------------------------------------------------------------------------------------------------------------------------------------
                                                                                  CONVERTIBLE
                                     CONVERTIBLE                   RETAINED     PREFERRED STOCK
                                      PREFERRED      COMMON        EARNINGS        STOCK HELD     COMMON STOCK HELD    STOCKHOLDERS'
                                        STOCK         STOCK        (DEFICIT)       IN TREASURY       IN TREASURY       EQUITY - NET
------------------------------------------------------------------------------------------------------------------------------------
BALANCE AT SEPTEMBER 30, 1994         $242,078     $3,834,221     $  338,810       $(235,200)         $(118,115)       $4,061,794
PURCHASE OF 1,000 SHARES OF
  COMMON STOCK FOR THE
  TREASURY                                                                                               (2,304)           (2,304)
NET LOSS FOR THE YEAR                                             (1,207,469)                                          (1,207,469)
                                      --------     ----------     ----------       ---------          ---------        ----------
BALANCE AT SEPTEMBER 30, 1995          242,078      3,834,221       (868,659)       (235,200)          (120,419)        2,852,021
ISSUANCE OF 33,000 SHARES OF
  COMMON STOCK                                         82,500                                                              82,500
NET INCOME FOR THE YEAR                                               34,156                                               34,156
                                      --------     ----------     ----------       ---------          ---------        ----------
BALANCE AT SEPTEMBER 30, 1996          242,078      3,916,721       (834,503)       (235,200)          (120,419)        2,968,677
NET INCOME FOR THE YEAR                                              378,109                                              378,109
                                      --------     ----------     ----------       ---------          ---------        ----------
BALANCE AT SEPTEMBER 30, 1997         $242,078     $3,916,721     $ (456,394)      $(235,200)         $(120,419)       $3,346,786
                                      ========     ==========     ==========       =========          =========        ==========

                 See notes to consolidated financial statements.

                         BKC SEMICONDUCTORS INCORPORATED
                      STATEMENT OF CONSOLIDATED CASH FLOWS
              FOR THE YEARS ENDED SEPTEMBER 30, 1997, 1996 AND 1995
-----------------------------------------------------------------------------------------------------------------------
                                                                  1997                   1996                  1995
-----------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Cash received from customers and
    tenants                                                    $10,517,642            $10,413,935           $10,990,248
  Cash paid to suppliers and employees                          (9,964,575)            (9,123,310)          (11,047,999)
  Interest received                                                  2,959
  Interest paid                                                   (255,151)              (293,262)             (311,727)
  Income taxes paid                                                (11,469)                (8,030)              (32,800)
  Income tax refunds received                                                             204,003               436,627
                                                               -----------            -----------           -----------
                  Net cash provided by operating
                    activities                                     289,406              1,193,336                34,349
                                                               -----------            -----------           -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property and equipment                             (418,917)              (145,049)             (268,196)
  Proceeds from disposal of property and
    equipment                                                                             426,344
                                                               -----------            -----------           -----------
                  Net cash provided by (used in)
                    investing activities                          (418,917)               281,295              (268,196)
                                                               -----------            -----------           -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings (payments) under line-
    of-credit agreements                                           252,433               (848,808)              647,596
  Proceeds from issuance of long-term
    debt                                                           244,912                 55,819                26,864
  Principal payments on long-term debt                            (370,162)              (704,061)             (462,065)
  Purchase of stock for the treasury                                                                             (2,304)
                                                               -----------            -----------           -----------
                  Net cash provided by (used in)
                    financing activities                           127,183             (1,497,050)              210,091
                                                               -----------            -----------           -----------
NET DECREASE IN CASH                                                (2,328)               (22,419)              (23,756)
CASH AT BEGINNING OF YEAR                                            5,921                 28,340                52,096
                                                               -----------            -----------           -----------
CASH AT END OF YEAR                                            $     3,593            $     5,921           $    28,340
                                                               ===========            ===========           ===========

                 See notes to consolidated financial statements.

                         BKC SEMICONDUCTORS INCORPORATED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        SEPTEMBER 30, 1997, 1996 AND 1995

                         -------------------------------

1.  OPERATIONS

    BKC Semiconductors Incorporated (the Company), and its subsidiaries, Souza
      Semiconductors, Inc. (Souza), BKC Photo Detector Division, Inc. (Photo Detector) and Clearwater Enterprises of Massachusetts, Inc. (Clearwater), design, manufacture and market discrete and photo detector semi-conductor devices in the United States and internationally. The Company grants credit to its customers in the industrial, automotive, telecommunications, military and aerospace industries. Approximately 7.5%, 8% and 19% of revenues during the years ended September 30, 1997, 1996 and 1995, respectively, were from international sales.

    There was one customer which accounted for 16.5% and 10% of revenue for the years ended September 30, 1997 and 1996, respectively. There were no customers accounting for more than 10% of revenue during the year ended September 30, 1995.

2.  SIGNIFICANT ACCOUNTING POLICIES

    Principles of Consolidation

    The consolidated financial statements include the accounts of the Company and its subsidiaries Souza, Clearwater and Photo Detector. All material intercompany transactions have been eliminated.

    Effective September 30, 1996, Clearwater was liquidated. Effective June 30,
      1995, Souza was merged into the Company and Photo Detector was liquidated. In connection with Photo Detector's liquidation, the Company recorded a loss of $574,873 in the accompanying statement of consolidated income
      (loss) from the write down of inventory and property and equipment to its net realizable value.

    Management Estimates

    The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Revenue Recognition

    Revenue from product sales is recorded upon shipment to the customer.

    Inventories

    Inventories are valued at the lower of cost (first-in-first-out method) or market.

    Property and Equipment

    Property and equipment are recorded at cost. Depreciation and amortization are computed principally on the straight-line method for financial accounting purposes, and accelerated methods for tax purposes, over the estimated useful lives of the assets.

    Leasehold improvements are amortized on the straight-line method over their respective lives or the lease terms, whichever is shorter.

    Costs of maintenance and repairs are charged to expense while costs of significant renewals and betterments are capitalized.

    Income Taxes

    Amounts in the consolidated financial statements related to income taxes are calculated using the principles of Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes" (SFAS 109). Under SFAS 109, prepaid and deferred taxes reflect the impact of temporary differences between the amounts of assets and liabilities recognized for financial reporting purposes and the amounts recognized for tax purposes as well as tax credit carryforwards and loss carryforwards. These deferred taxes are measured by applying currently enacted tax rates. A valuation allowance is used to reduce deferred tax assets when it is "more likely than not" that some portion or all of the deferred tax assets will not be realized.

3.  INVENTORIES

      Inventories consisted of the following:

                                                        September 30,
                                                        -------------
                                                 1997                  1996
                                                 ----                  ----
         Raw Material                          $  681,157            $  558,008
         Work in Process                        1,756,847             1,519,481
         Finished Goods                           811,193             1,042,252
                                               ----------            ----------
                   Total                       $3,249,197            $3,119,741
                                               ==========            ==========

4.  PROPERTY AND EQUIPMENT

    Property and equipment consisted of the following:
                                                        September 30,
                                                        -------------
                                                  1997                  1996
                                                  ----                  ----
         Machinery and equipment               $5,673,562            $5,268,890
         Leasehold improvements                   247,889               233,444
         Equipment under capital lease            132,000               132,000
         Furniture and office equipment           153,583                31,043
                                               ----------            ----------
              Total                             6,207,034             5,665,377
         Less accumulated depreciation and
           amortization                         4,751,366             4,238,938
                                               ----------            ----------
         Property and equipment - net          $1,455,668            $1,426,439
                                               ==========            ==========

    The useful lives employed for computing depreciation and amortization on principal classes of property and equipment are as follows:

               Class Description                    Years
               -----------------                    -----
         Machinery and equipment                    5 - 10
         Leasehold improvements                       10
         Equipment under capital lease                 5
         Furniture and office equipment             5 - 10

5.  NOTE PAYABLE - BANK

    Note payable - bank of $1,683,272 and $1,430,839 at September 30, 1997 and
      1996, respectively, represents borrowings on the Company's $2,500,000 line of credit. Interest is payable monthly at prime plus 1% (1997, 9-1/2%; 1996, 9-1/4%). The line is collateralized by a security interest in substantially all assets of the Company. The loan documents contain certain restrictive covenants which the Company has complied with or the bank has waived. The revolving line-of-credit agreement has a renewal date of January 31, 1998.

6.  LONG-TERM DEBT

    Long-term debt consisted of the following:

                                                                                          September 30,
                                                                                          -------------
                                                                                      1997              1996
                                                                                      ----              ----
    Note payable - bank, prime plus 1% (1997, 9-1/2%; 1996, 9-1/4%), payable in monthly instalments of $27,500, plus interest, balance due March 2000, collateralized by a security interest in
      substantially all assets of the Company and a $450,000 guarantee by the City of Lawrence, Massachusetts, the guarantee is reduced
      by $25,000 per month and expires May 1998                                     $852,500         $908,839
    Notes payable - other, 8-1/2%, payable in monthly instalments aggregating $2,920 ($2,778 in 1996), including interest, through
      September 1998, collateralized by security interests in certain equipment       30,731           11,108
    Capital lease obligations, 10.7% to 14.2%, payable in monthly instalments aggregating $3,726 ($2,825 in 1996), including interest, through December 2000, collateralized by security
      interests in certain equipment                                                  68,939           34,733
                                                                                    --------         --------
              Total                                                                  952,170          954,680
    Less current maturities                                                          383,986          374,070
                                                                                     -------         --------
    Long-term debt - net                                                            $568,184         $580,610
                                                                                    ========         ========

    The above note payable - bank contains the same restrictive covenants as the Company's line of credit (Note 5) which the Company has complied with or the bank has waived.

    Principal payments of long-term debt as of September 30, 1997 are due as follows:

            Year Ended
           September 30,                                       Amount
           -------------                                       ------
               1998                                           $383,986
               1999                                            347,651
               2000                                            212,294
               2001                                              8,239
                                                              --------
                              Total                           $952,170
                                                              ========

7.  LEASE AGREEMENTS

    The Company leases its manufacturing and office facility in Lawrence, Massachusetts under an eight-year operating lease which expires in October 2000, at an annual rental of $144,000 through October 1997 and $168,000 thereafter. The lease provides for an option to purchase the facility at a base price of $960,000 adjusted by increases in the Consumer Price Index (not to exceed 5% per year). The option expires in October 1999. The future minimum lease payments, under the lease, are as follows:

            Year Ended
           September 30,                                        Amount
           -------------                                        ------
               1998                                            $166,000
               1999                                             168,000
               2000                                             168,000
               2001                                              14,000
                                                               --------
                              Total                            $516,000
                                                               ========

    The above future minimum lease payments have not been reduced by the total sublease rentals to be received of approximately $619,000 under non-cancelable subleases.

    The amount charged to rent expense was approximately $144,000, for each of the years ended September 30, 1997, 1996 and 1995. The Company received approximately $210,500, $228,400 and $219,000 in sublease rental income for the years ended September 30, 1997, 1996 and 1995, respectively.

    The Company leases certain equipment under operating lease agreements which expire at various dates through December 1999. The future minimum lease payments are as follows:

            Year Ended
           September 30,                                     Amount
           -------------                                     ------
               1998                                         $54,045
               1999                                           9,096
               2000                                           7,180
               2001                                           2,127
                                                            -------
                              Total                         $72,448
                                                            =======

8.  INCOME TAXES

    Provision (credit) for income taxes consisted of the following:

                                                September 30,
                                                -------------
                                      1997          1996             1995
                                      ----          ----             ----
     Current:                                     $ 11,252
       Federal                     $  9,769          9,000        $(215,988)
       State                                                         30,205
     Deferred:                      213,500        (42,352)
       Federal                       25,900           (148)        (355,805)
                                   --------       --------
       State                                                        (92,895)
                                                                  ---------
     Provision (credit) for
           income taxes - net      $249,169       $(22,248)       $(634,483)
                                   ========       ========        =========

    The differences between the provision (credit) for income taxes and income taxes using the U.S. Federal Income Tax Rate of 34% is as follows:

                                                        September 30,
                                                        -------------
                                          1997             1996           1995
                                          ----             ----           ----
    Amount computed using the
      above rate                        $213,300       $ 4,000       $(626,300)
    State income tax - net of
      federal tax benefit                 23,600        10,200        (107,375)
    Reduction of deferred tax
      asset due to uncertainty of
      state loss carryforward, net
      of federal tax benefit                                            66,000
    Other                                 12,269       (36,448)         33,192
                                        --------     ---------       ---------
            Provision (credit) for
              income taxes - net        $249,169     $ (22,248)      $(634,483)
                                        ========     =========       ==========

    The Company has available federal net operating loss carryforwards of approximately $397,700 expiring through September 2011 and state net operating loss carryforwards of approximately $1,732,200 expiring through September 2001. A deferred tax asset valuation allowance of $66,700 and $100,000 at September 30, 1997 and 1996, respectively, has been recognized to offset the related deferred tax asset due to the uncertainty of realizing a portion of the benefit of the state loss carryforward.

    Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                           September 30,
                                                           -------------
                                                      1997              1996
                                                      ----              ----
    Deferred income tax assets:
      Federal and state net operating loss
        carryforwards                               $299,900           $616,900
      Inventory reserve                               61,100             51,700
      Other non-deductible accruals                    8,700              6,900
                                                    --------           --------
              Total deferred income tax
                assets                               369,700            675,500
    Deferred income tax liabilities - tax
      over book depreciation                         (82,400)          (115,500)
    Valuation allowance for deferred tax
      assets                                         (66,700)          (100,000)
                                                    --------           --------
                   Net deferred income tax
                     asset                          $220,600           $460,000
                                                    ========           ========

    The above deferred income tax assets and liabilities are shown in the accompanying consolidated balance sheet under the following captions:

                                                          September 30,
                                                          -------------
                                                     1997               1996
                                                     ----               ----
    Current asset                                  $274,900           $460,000
    Long-term liability                             (54,300)
                                                   --------           --------
              Net deferred income tax asset        $220,600           $460,000
                                                   ========           ========

9.  EMPLOYEE BENEFIT PLAN

    The Company has a deferred compensation plan (the Plan) under Section 401(k) of the Internal Revenue Code for the benefit of all employees who meet certain requirements. Each participant in the plan may elect to defer or contribute up to 20% of his/her annual compensation on a pre-tax basis to a maximum of $9,500 per year.

    The Company is not required to make any contributions under the Plan and did not make a contribution to the Plan during the years ended September 30, 1997, 1996 and 1995.

10. NET INCOME (LOSS) PER SHARE

    Net income (loss) per share is based on the weighted average number of shares of common stock and common stock equivalents outstanding during the respective period. Shares reserved for outstanding warrants have been excluded from the net income per share calculation because their effect is antidilutive. The weighted average number of shares outstanding is as follows:

            Year Ended                        Number
           September 30,                   of Shares
           -------------                   ---------
               1997                        1,276,411
               1996                        1,272,895
               1995                        1,243,978

11. STOCK PURCHASE WARRANTS

    In connection with the Company's public offering in August 1992, the Company sold to the underwriter warrants to purchase up to 50,000 shares of common stock at a price per share equal to 140% of the initial per share public offering price of the common stock of $7. The underwriter warrants were exercisable for a period of four years commencing August 21, 1993. The warrants expired in August 1997 without being exercised.

12. STOCK OPTION PLANS

    During the year ended September 30, 1995, the Company's Board of Directors and Stockholders approved the 1994 Stock Option Plan (the Plan) covering its officers and employees. The total number of shares of common stock, no par value, for which options may be granted under the Plan, as amended, cannot exceed 235,000 shares.

    Following the statutory requirements of the Internal Revenue Code, the Plan provides that the Board of Directors may establish the purchase price of the stock at the time the option is granted. However, the purchase price may not be less than 100 percent of the fair market value of the Company's common stock. The aggregate fair market value of the stock for which any employee may be granted options in any calendar year shall not exceed $100,000 plus any unused limit carried over (as defined in the Plan) to such year from any prior calendar year. The Plan terminates in 2004, ten years from its effective date. Options granted vest over a period of two to three years and expire ten years from the date of grant. The Plan provides that any outstanding options will become immediately exercisable upon merger or acquisition transaction in which the Company does not survive as a separate entity.

    Also during the year ended September 30, 1995, the Company's Board of Directors and Stockholders approved the 1994 Non-Employee Director Stock Option Plan (the NED Plan). The total number of shares of common stock, no par value, for which options may be granted under the NED Plan cannot exceed 60,000 shares.

    The NED Plan provides that the Board of Directors may select non-employee directors of the Company to whom the options will be granted. Options may be granted on April 1 of each year for each non-employee director for a number of shares of common stock not to exceed $7,500 in market value at the date of grant. The purchase price may not be less than 100 percent of the fair market value of the Company's common stock at the time the option is granted. The NED Plan terminates in 2004, ten years from its effective date. Options granted vest over a two year period and expire ten years from the date of grant or 180 days after a director ceases to be a director.

    The following table summarizes stock option activity:

                                                 Stock                 Price
                                                Option               Per Share
                                               -------             -------------
    Outstanding at September 30, 1994              -0-                   -0-
    Granted                                      7,060                 $2.13
                                               -------             -------------

    Outstanding at September 30, 1995            7,060                 $2.13
    Granted                                    216,500             $2.00 - $3.75
                                               -------             -------------

    Outstanding at September 30, 1996          223,560             $2.00 - $3.75
    Granted                                     31,250             $1.88 - $2.00
    Cancelled                                   (5,000)                  ($3)
                                               -------             -------------
    Outstanding at September 30, 1997          249,810             $1.88 - $3.75
                                               =======             =============
    Exercisable at:
      September 30, 1996                           -0-                   -0-
      September 30, 1997                        97,635                $2 - $3.75
    Available for Grant at:
      September 30, 1996                       71,440
      September 30, 1997                       45,190

    The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation cost has been recognized for the stock option plans. Had compensation cost for the Company's two stock option plans been determined based on the fair value at the grant date for awards consistent with the provisions of SFAS No. 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below:

                                                        1997
                                                        ----
    Net income - as reported                          $378,109
    Net income - pro forma                             370,388
    Earnings per share - as reported                      0.30
    Earnings per share - pro forma                        0.29

    The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model.

13. CASH FLOW INFORMATION

    The following is a reconciliation of net income (loss) to net cash provided by operating activities for the years ended September 30, 1997, 1996 and 1995:

                                                        1997                1996                 1995
                                                        ----                ----                 ----
Net income (loss)                                     $378,109           $   34,156          $(1,207,469)
Adjustments to reconcile net
  income (loss) to net cash
  provided by operating
  activities:
  Non-cash charges (credits) to
    net income (loss):
    Depreciation and amortization                      538,003              528,061              562,688
    Gain on disposal of property
      and equipment                                                        (208,815)
    Write down of assets of Photo
      Detector division                                                                          574,873
    Provision for doubtful
      accounts                                          35,000                7,244               11,410
    Reserve for inventory
      obsolescence                                     203,000                                   551,908
    Deferred income taxes                              239,400              (42,500)            (448,700)
  Decrease (increase) in other
    assets                                              50,923              (24,058)             (24,135)
  Decrease (increase) in current
    assets:
    Accounts receivable                               (571,422)             617,577             (287,102)
    Refundable income taxes                                                 215,255              218,044
    Inventories                                       (332,456)             (81,659)            (105,639)
    Prepaid expenses                                   (44,521)               9,755               15,857
  Increase (decrease) in current liabilities:
    Accounts payable                                  (453,775)             122,337              179,397
    Accrued liabilities                                247,145               15,983               (6,783)
                                                      --------           ----------           ----------
        Net cash provided by
          operating activities                        $289,406           $1,193,336           $   34,349
                                                      ========           ==========           ==========

    The Company incurred the following non-cash investing and financing activities:

    During the years ended September 30, 1997 and 1995, $122,740 and $307,375, respectively, of property additions were financed.

    During the year ended September 30, 1997, the Company refinanced $855,088 of long-term debt with the same bank.

    TheCompany issued 33,000 shares of common stock for $82,500 in lieu of compensation during the year ended September 30, 1996.

14. FAIR VALUE OF FINANCIAL INSTRUMENTS

    The following methods and assumptions were used by the Company in determining its fair value disclosures for financial instruments:

    Cash

    Thecarrying amount reported in the consolidated balance sheet approximates fair value.

    Short and Long-term debt

    The carrying amount of the Company's short-term bank borrowings and floating-rate long-term debt approximates its fair value. The fair value of the Company's fixed rate long-term debt is estimated using discounted cash flow analysis.

    The carrying amounts and fair values of the Company's financial instruments are as follows:

                                                                September 30,
                                     ------------------------------------------------------------------
                                                 1997                                  1996
                                     ------------------------------------------------------------------
                                      Carrying             Fair             Carrying             Fair
                                       Amount             Value              Amount             Value
                                       ------             -----              ------             -----
    Cash                             $   3,593          $   3,593          $   5,921          $   5,921
    Line-of-credit                   1,683,272          1,683,272          1,430,839          1,430,839
    Long-term debt
      (including current
      maturities)                      952,170            952,170            954,680            954,680

15. CONTINGENCIES

    The Company is a potentially responsible party in connection with the contamination of soil and groundwater on the Company's leased manufacturing site in Lawrence. The Company, as tenant, might be considered an "operator" and therefore strictly liable for cleanup costs or liable for damages to third parties, unless it can establish certain defenses. The Company believes that its use, storage and disposal of materials are carefully controlled and do not result and have not in the past resulted in a release thereof. New England Environmental Technologies Corporation ("NEET") has conducted preliminary site investigations and has advised the Company that, although one of the contaminants found is used in the Company's operations, the Company is not a likely source of the contamination and that the contamination most likely results from historical improper disposal of chlorinated solvents on the site and upgradient of the site predating the Company's occupancy of the property.

    If the Company were required to pay cleanup costs, applicable hazardous waste laws allow the Company to seek contribution from other parties who caused the contamination or are also subject to strict liability (i.e., current and former owners and operators). The current owner and the prior lessee have agreed to hold harmless the Company with respect to any contamination that may have occurred prior to October 16, 1985.

    Although the outcome of this matter and the cost, if any, to the Company cannot be reasonably estimated at this time, management does not believe that the cost, if any, to the Company will have a material adverse effect on the financial position of the Company.

                                                                                                                         SCHEDULE II



                                                BKC SEMICONDUCTORS INCORPORATED
                                               VALUATION AND QUALIFYING ACCOUNTS
------------------------------------------------------------------------------------------------------------------------------------
                COLUMN A                 COLUMN B                         COLUMN C                 COLUMN D             COLUMN E
------------------------------------------------------------------------------------------------------------------------------------
                                                                         ADDITIONS
                                        BALANCE AT                -------------------------
                                           AT                     CHARGED TO     CHARGED TO                              BALANCE
                                        BEGINNING                 COSTS AND        OTHER                                 AT END
               DESCRIPTION               OF YEAR                   EXPENSES       ACCOUNTS        DEDUCTIONS             OF YEAR
------------------------------------------------------------------------------------------------------------------------------------
Year Ended September
  30, 1995:

  Allowance for
    doubtful accounts                         $10,092               $11,410                        $  1,502(1)          $ 20,000

  Reserve for
   inventory
   obsolescence                                 $ -0-              $551,908                                             $551,908

Year Ended September
  30, 1996:

  Allowance for
    doubtful accounts                         $20,000              $  7,244                        $ 15,550(1)          $ 11,694

  Reserve for
   inventory
   obsolescence                              $551,908                                              $423,405(2)          $128,503

Year Ended September
  30, 1997:

  Allowance for
    doubtful accounts                         $11,694              $ 35,000                        $ 31,988(1)          $ 14,706

  Reserve for
   inventory
   obsolescence                              $128,503              $203,000                        $179,619(2)          $151,884

(1) Represents accounts written off during the respective period.
(2) Represents inventory written off during the respective period.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 10-K/A

                Annual Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT
    OF 1934 (FEE REQUIRED)

    For the fiscal year ended September 30, 1997 or

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE
    ACT OF 1934 (NO FEE REQUIRED)

    For the transition period from ______________________ to ___________________

                         Commission file number 0-20506

                         BKC SEMICONDUCTORS INCORPORATED
             (Exact name of registrant as specified in its charter)

             Massachusetts                               04-2883532
    (State or other jurisdiction of         (I.R.S. Employer Identification No.)
     incorporation or organization)

 6 Lake Street, Lawrence, Massachusetts                    01841
(Address of principal executive offices)                 (Zip Code)

     Registrant's telephone number, including area code: (978) 681-0392

      Securities registered pursuant to Section 12(b) of the Act: None


           Securities registered pursuant to Section 12(g) of the Act:

                           Common Stock, No Par Value

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for, such shorter period that the registrant was required to filed such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes _X_ No ___

     Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of the registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.[X]

     The aggregate market value of the registrant's Common Stock held by non-affiliates of the registrant, based upon the closing sale price of the Common Stock on December 19, 1997, was approximately $6,701,158 on the Nasdaq SmallCap Market System. The number of shares held by non affiliates was 639,971. Shares of Common Stock held by each officer and director and by each person who owns 5% or more of the outstanding Common Stock have been excluded in that such persons may be deemed to be affiliates. This determination of affiliate status is not necessarily a conclusive determination for other purposes.

     The number of outstanding shares of the registrant's Common Stock on December 19, 1997, was 1,276,411.

ITEM 11. EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid to the Chief Executive Officer and the other most highly compensated executive officer (the "Named Executive Officers") by the Company for services to the Company for the fiscal years ended September 30, 1997, 1996, and 1995. None of the Company's other executive officers had a total annual salary and bonus exceeding $100,000 during fiscal 1997.

                                                        SUMMARY COMPENSATION TABLE
                                                                   Annual Compensation
                                                    Fiscal                                          All Other
        Name                                         Year         Salary($)       Bonus($)         Comp. $(1)
        ----                                         ----         ---------       --------         ----------
       James R. Shiring (2)                         1997           $130,000        $10,000            $1,146
       President and CEO, Director                  1996             60,000              0               700
                                                    1995                 --             --                --

       Thomas M. Cunneen (3)                        1997            100,000         12,000               286
       Vice President of Sales & Marketing          1996             59,615             --               167
                                                    1995                 --             --                --

       ------------------------------------------

       (1)  Premium cost of life insurance policy for Mr. Shiring and Mr. Cunneen.
       (2)  Mr. Shiring became President and Chief Executive Officer of the Company on March 19, 1996.
       (3)  Mr. Cunneen joined the Company as Vice President of Sales and Marketing on May 14, 1996.

                          FISCAL YEAR END OPTION VALUES

     During Fiscal 1997, none of the named executive officers exercised options that had been granted by the Company. The following table sets forth information regarding the vested and unvested number of shares and the unrealized value (the difference between the option price and the market value) of the referenced options issued by the Company and held by the Named Executive Officers on October 1, 1997.

                                                   Number of Shares Underlying          Value of Unexercised In-the-Money
                                                      Unexercised Options (#)                        Options ($)
                                                      -----------------------                        -----------
Name                                                Vested            Unvested              Vested              Unvested
James R. Shiring                                    37,500              37,500              $51,375               $51,375
Thomas M. Cunneen                                   25,000              25,000                9,250                 9,250

     Mr. Shiring and Mr. Cunneen have employment agreements with the Company that provide for the payment salary and benefits. Agreements automatically renew for successive one year periods, unless terminated per terms of the agreements.

                          COMPENSATION COMMITTEE REPORT

     This report, prepared by the Compensation Committee, addresses the Company's executive compensation policies and the basis on which fiscal 1997 executive officer compensation determinations were made. The Compensation Committee designs and approves all components of executive pay. During fiscal 1997, the Compensation Committee members were Albert A. Magdall and W. Randle Mitchell, Jr., both non-employee directors.

Compensation Philosophy

     The objectives of the Company's executive compensation program are (i) to enable the Company to attract, retain and award executives who contribute to both the short-term and the long-term success of the Company, (ii) align compensation with business objectives and individual performance, and (iii) tie the interests of the Company's executives to the interests of the Company's stockholders. The primary components of the Company's executive compensation program are salary, stock options, and performance-related bonuses. The Compensation Committee believes that executive compensation packages should be viewed as a whole in order to properly asses their appropriateness.

     In establishing total compensation packages for its executive officers, the Compensation Committee takes into account the compensation packages offered to executives of other semiconductor equipment companies of similar stature, length of service, prior experience and the Compensation Committee's judgment as to individual contributions. These factors are not assigned specific mathematical weight.

Salary

     Base salaries are reviewed annually. Changes in base salary from year to year depend upon such factors as individual performance, cost of living changes and the economic and business conditions affecting the Company. Mr. Shiring's base salary in 1997 was $130,000 as compared to $60,000 in fiscal 1996 (during fiscal 1996, Mr. Shiring was employed by the Company beginning on March 19,
1996).

Stock Options

     As noted above, stock options are an important component of total executive compensation. Stock options are considered long-term incentives that link the long-term interests of management with those of the Company's stockholders. While no stock options were granted to executive officers in fiscal 1997, the Company believes that options previously granted provide such incentive.

Bonus

     For fiscal 1997, the Compensation Committee approved a formal cash incentive compensation plan ("Plan") which rewarded several key employees if certain predetermined earnings targets were achieved and certain business objectives were met. The actual results for fiscal 1997 were such that a total of $92,000 was awarded to the Plan participants. A similar incentive compensation plan for certain key employees has been approved by the Compensation Committee for fiscal 1997.

                COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN

     The following performance graph assumes an investment of $100 on September 30, 1992 and compares the change thereafter in the market price of the Company's common stock with a broad market index (S&P 500) and an industry index (S&P Electronics (Component Distributors)-500). The Company paid no dividends during the periods shown; the performance of the indices is shown on a total return (dividend reinvestment) basis. The graph lines merely connect fiscal year-end dates and do not reflect fluctuations between those dates.



[TABULAR REPRESENTATION OF LINE CHART]


                            TOTAL SHAREHOLDER RETURNS
                             (Dividends Reinvested)


                                                             Base
                                                            Period                     Sept       Sept      Sept       Sept
Company/Index                                               Sept 92      Sept 93        94         95        96         97
BKC Semiconductors Inc                                        100           112.00     62.00      76.00     56.00      54.00
S&P Electronics (Component Distributors)-500                  100           106.39    119.01     123.02    145.12     186.20
S&P 500 Index                                                 100           113.00    117.17     152.02    182.93     256.92


     The Compensation Committee report on Executive Compensation and the Comparison of Total Stockholder Return information above shall not be deemed "soliciting material" or incorporated by reference into any of the Company's filings with the Securities and Exchange Commission by implication or by any reference in any such filing to this Proxy Statement.

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                               BKC Semiconductors Incorporated


Date:  January 28, 1997        /s/James R. Shiring
                               -------------------------------------------------
                               By: James R. Shiring, President and Chief
                               Executive  Officer,  Director, Principal
                               Executive Officer

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date:  January 28, 1997        /s/James R. Shiring
                               -------------------------------------------------
                               James R. Shiring, President and Chief Executive
                               Officer, Director, Principal Executive Officer


Date:  January 28, 1997        /s/Bryan A. Schmidt
                               -------------------------------------------------
                               Bryan A. Schmidt, CFO, Treasurer, Principal
                               Financial and Accounting Officer


Date:  January 28, 1997        /s/John L. Campbell
                               -------------------------------------------------
                               John L. Campbell, Strategic Marketing and
                               Distribution, Clerk, Director


Date:  January 28, 1997        /s/William J.Kady
                               -------------------------------------------------
                               William J. Kady, Vice President Quality, Director


Date:  January 28, 1997        -------------------------------------------------
                               Albert A. Magdall, Chairman, Director


Date:  January 28, 1997        -------------------------------------------------
                               W. Randle Mitchell, Jr., Director


Date:  January 28, 1997        -------------------------------------------------
                               Gerald T. Billadeau, Director

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM 10-K/A-2

                Annual Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT
    OF 1934 (FEE REQUIRED)

    For the fiscal year ended September 30, 1997 or

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE
    ACT OF 1934 (NO FEE REQUIRED)

    For the transition period from ______________________ to ___________________

                         Commission file number 0-20506

                         BKC SEMICONDUCTORS INCORPORATED
             (Exact name of registrant as specified in its charter)

             Massachusetts                               04-2883532
    (State or other jurisdiction of         (I.R.S. Employer Identification No.)
     incorporation or organization)

 6 Lake Street, Lawrence, Massachusetts                    01841
(Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code: (978) 681-0392

 Securities registered pursuant to Section 12(b) of the Act: None


           Securities registered pursuant to Section 12(g) of the Act:

                           Common Stock, No Par Value

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for, such shorter period that the registrant was required to filed such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes _X_ No ___

     Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of the registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.[X]

     The aggregate market value of the registrant's Common Stock held by non-affiliates of the registrant, based upon the closing sale price of the Common Stock on December 19, 1997, was approximately $6,701,158 on the Nasdaq SmallCap Market System. The number of shares held by non affiliates was 639,971. Shares of Common Stock held by each officer and director and by each person who owns 5% or more of the outstanding Common Stock have been excluded in that such persons may be deemed to be affiliates. This determination of affiliate status is not necessarily a conclusive determination for other purposes.

     The number of outstanding shares of the registrant's Common Stock on December 19, 1997, was 1,276,411.

ITEM 3. LEGAL PROCEEDINGS

     See "Environmental Matters" under Item 1.

                                    PART III

ITEM 10. EXECUTIVE OFFICERS AND DIRECTORS OF REGISTRANT

     The executive officers and directors of the Company and their ages as of September 30, 1997, are as follows:

                 Name                   Age                        Positions Held with Company
                 ----                   ---                        ---------------------------
      Albert A. Magdall                 62       Chairman, Director
      James R. Shiring                  56       President, CEO, Director
      John L. Campbell                  63       Strategic Marketing and Distribution, Clerk, Director
      William J. Kady                   57       Vice President of  Quality, Director
      Gerald T. Billadeau               55       Director
      W. Randle Mitchell, Jr.           63       Director
      Thomas M. Cunneen                 37       Vice President Marketing and Sales
      Bryan A. Schmidt                  45       CFO, Treasurer

     Messrs. Billadeau, Kady and Campbell founded the Company in 1985. Mr. Billadeau served as the Company's President and Chief Executive Officer from 1985 through July of 1995.

     Mr. Magdall has been a Director since November 1994 and Chairman of the Board since May 1995. From July 1995 to March 1996, Mr. Magdall served as interim President and Chief Executive Officer of the Company. Prior to his retirement in 1993, Mr Magdall held in 1992 and 1993 the position of Senior Vice President of Genicom Corporation (Nasdaq), a company involved in the manufacture and sales of computer printers.

     Mr. Shiring joined BKC as its President and Chief Executive Officer and a Director in March 1996. From 1993 to 1995, Mr. Shiring was Managing Director of Clare Europe, a unit of CP Clare, a worldwide manufacturer of electronic components, and, from 1992 to 1993, Chief Operating Officer of the parent company of CP Clare. Mr. Shiring's professional background covers 33 years of progressive global experience in the electronics industry with the focus on semiconductor components. His prior professional experience had been with Westinghouse, Varian, Semicon, Teledyne, and Theta-J Corporation, the forerunner to CP Clare Corporation.

     Mr. Billadeau has been a Director since the founding of the Company in 1985. Prior thereto he served as Vice President and Controller of the ITT Semiconductors Division of ITT from 1980 to 1985. Mr. Billadeau left BKC June, 1996 and has been the CFO since June, 1996, at Riverside Millwork Company in Concord NH, a company servicing the construction industry.

     Mr. Kady has been Vice President of Quality and a Director since the founding of the Company in 1985. Prior thereto, he served in various capacities in the ITT Semiconductors Division of ITT, primarily in the areas of engineering, quality and reliability.

     Mr. Campbell has been Director of Strategic Marketing and Distributor Sales, as well as a Director of the Company since the founding of the Company in 1985. Prior thereto, he held a number of sales and marketing positions in the ITT Semiconductors Division of ITT, lastly as Eastern Regional Sales Manager.

     Mr. Mitchell has been a member of the Board since 1994, and has been Chairman of the Board of Learning Services Corporation (a privately held company specializing in post-acute acquired brain injury rehabilitation) since 1994. He served as President and Chief Executive Officer and a director of Amoskeag Company (Nasdaq) from 1992 to 1994, and as its Chief Financial Officer from 1979 to 1991. He also served as Executive Vice President and Chief Financial Officer of Amoskeag's 80% controlled subsidiary, Fieldcrest Cannon, Inc. (NYSE), from 1985 to 1990. Mr. Mitchell has also served as Chairman of the Board of the Bangor and Aroostook Railroad, a subsidiary of Amoskeag Company, as a director and Chairman of the Audit Committee of the Keesville National Bank (New York), and as a director of Fanny Farmer Candy Shops, Inc., Boston Bancorp and the South Boston Savings Bank.

     Mr. Cunneen joined BKC as its Vice President of Sales and Marketing in May 1996. Prior to joining BKC, Mr. Cunneen was Vice President, Field Operations of CP Clare, a worldwide manufacturer of electronic components, from 1992 to 1996. Mr. Cunneen's professional background covers fourteen years of progressive global experience in the electronics industry with the focus on semiconductor components. His prior professional experience has been with Sprague, Sigma Instruments and Theta-J Corporation, the forerunner to CP Clare Corporation for the past ten years.

     Mr. Schmidt joined BKC as its Controller in June 1996 and was elected treasurer and CFO in March, 1997. Mr. Schmidt's professional training includes degrees of BS and MBA in Finance from Northeastern University and progressive financial management experience within manufacturing concerns for the last twenty years. Prior to joining BKC, Mr. Schmidt was Controller and CFO for Gare, Inc., a manufacturer of products for the ceramics industry, from 1991 to June 1996.

     All directors hold office until the next annual meeting of stockholders and until their successors have been elected. The officers of the Company are elected annually and serve at the discretion of the Board of Directors of the Company. There are no family relationships among any of the directors and executive officers of the Company.

     The Company's outside directors, Messrs. Mitchell, Billadeau, and Magdall serve on the Audit and Compensation Committees.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than ten percent of its common stock to file reports with the Securities and Exchange Commission disclosing their ownership of stock in the Company and changes in such ownership. Copies of such reports are also required to be furnished to the Company. Based solely on a review of the copies of such reports received by it, the Company believes that during fiscal 1997, all such filing requirements were complied with.

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                               BKC Semiconductors Incorporated


Date:  March 23, 1998          /s/ James R. Shiring
                               -------------------------------------------------
                               By: James R. Shiring, President and Chief
                               Executive Officer, Director, Principal
                               Executive Officer

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date:  March 23, 1998          /s/ James R. Shiring
                               -------------------------------------------------
                               James R. Shiring, President and Chief Executive
                               Officer, Director, Principal Executive Officer


Date:  March 23, 1998          /s/ Bryan A. Schmidt
                               -------------------------------------------------
                               Bryan A. Schmidt, CFO, Treasurer, Principal
                               Financial and Accounting Officer


Date:  March 23, 1998          /s/ John L. Campbell
                               -------------------------------------------------
                               John L. Campbell, Strategic Marketing and
                               Distribution, Clerk, Director


Date:  March 23, 1998          /s/ William J. Kady
                               -------------------------------------------------
                               William J. Kady, Vice President Quality, Director


Date:  March 23, 1998          -------------------------------------------------
                               Albert A. Magdall, Chairman, Director


Date:  March 23, 1998          -------------------------------------------------
                               W. Randle Mitchell, Jr., Director


Date:  March 23, 1998          -------------------------------------------------
                               Gerald T. Billadeau, Director

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    FORM 10-Q


[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
    EXCHANGE ACT OF 1934

    For the quarterly period ended December 31, 1997 or

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
    EXCHANGE ACT OF 1934

    For the transition period from ______________________ to ___________________

    Commission file number               0-20506


                         BKC SEMICONDUCTORS INCORPORATED
             (Exact name of registrant as specified in its charter)



     Massachusetts                                      04-2883532
(State or other jurisdiction of                       (IRS Employer
incorporation or organization)                       Identification No.)

6 Lake Street, Lawrence, Massachusetts                   01841
(Address of principal executive offices)               (Zip Code)


                                 (978) 681-0392
              (Registrant's telephone number, including area code)



--------------------------------------------------------------------------------
     (Former name, former address and former fiscal year, if changed since last report)


Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for, such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes__X__ No_____

There were 1,276,411 shares of common stock outstanding at February 9, 1998.

                         BKC SEMICONDUCTORS INCORPORATED
                           QUARTERLY REPORT FORM 10-Q
                                December 31, 1997



                                                                            Page
PART I. FINANCIAL INFORMATION

ITEM 1.  Financial Statements (Unaudited)

     Balance Sheet - December 31, 1997 and September 30, 1997                  3

     Statement of Income (Loss) - for the three months ended
           December 31, 1997, and December 31, 1996                            4

     Statement of Cash Flows - for the three months ended
           December 31, 1997 and December 31, 1996                             5

     Notes to Financial Statements - December 31, 1997                         6


ITEM 2.  Management's Discussion and Analysis of Financial Condition
         and Results of Operations                                             7


PART II. OTHER INFORMATION

ITEM 1.  Legal Proceedings                                                     8

ITEM 2.  Changes in Securities                                                 8

ITEM 3.  Defaults Upon Senior Securities                                       8

ITEM 4.  Submission of Matters to a Vote of Security Holders                   8

ITEM 5.  Other Information                                                     8

ITEM 6.  Exhibits and Reports on Form 8-K                                      8

         Signature Page                                                        9

                         BKC SEMICONDUCTORS INCORPORATED
                                  BALANCE SHEET

                                                                   December 31, 1997      September 30, 1997
                                                                      (Unaudited)
                  ASSETS
CURRENT ASSETS:
     Cash and cash equivalents                                        $   28,276              $    3,593
     Accounts Receivable, Net                                          1,830,307               1,811,349
     Inventories                                                       3,371,738               3,249,197
     Deferred Income Taxes                                               149,469                 274,900
     Other Current Assets                                                 96,934                  78,098
                                                                      ----------              ----------

                      Total current assets                             5,476,724               5,417,137

PROPERTY AND EQUIPMENT - NET                                           1,474,790               1,455,668

OTHER ASSETS                                                              28,752                  31,410

                                                                      ----------              ----------
                      TOTAL                                            6,980,266              $6,904,215
                                                                      ==========              ==========

                       LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Notes payable                                                    $1,550,106              $1,683,272
     Accounts payable                                                    652,800                 566,061
     Accrued liabilities                                                 340,198                 301,626
     Current maturities of long-term debt                                385,064                 383,986
                                                                      ----------              ----------

                      Total current liabilities                        2,928,168               2,934,945
                                                                      ----------              ----------

LONG-TERM DEBT - Net of current maturities                               462,873                 588,184
                                                                      ----------              ----------

DEFERRED INCOME TAXES                                                     54,300                  54,300
                                                                      ----------              ----------

STOCKHOLDERS' EQUITY:
     Convertible preferred stock series A - 6% cumulative,
           authorized, 5,000 shares of no par value;
           issued 2,940 shares                                           242,078                 242,078
     Common Stock-authorized, 2,000,000 shares of no par value;
           issued 1,295,311 shares.                                    3,916,721               3,916,721

     Retained earnings (Deficit)                                        (268,255)               (456,394)
                                                                      ----------              ----------

                      Total                                            3,890,544               3,702,405

     Less cost of shares held in treasury:
           Convertible preferred stock, 2,940 shares                     235,200                 235,200
           Common stock, 18,900 shares                                  120,419                  120,419
                                                                      ----------              ----------
           Stockholders' equity-net                                    3,534,925               3,346,786
                                                                      ----------              ----------

                      TOTAL                                            6,980,266              $6,904,215
                                                                      ==========              ==========

See notes to financial statements.

                         BKC SEMICONDUCTORS INCORPORATED
                      UNAUDITED STATEMENT OF INCOME (LOSS)
              FOR THE THREE MONTHS ENDED DECEMBER 31, 1997 AND 1996


                                                                           Dec. 31,            Dec. 31,
                                                                            1997                1966
                                                                            ----                ----
REVENUE                                                                  $3,098,185          $2,367,542


COST OF REVENUE                                                           2,169,291           1,935,538
                                                                         ----------          ----------

GROSS PROFIT                                                                928,894             432,004
                                                                         ----------          ----------

OPERATING EXPENSES:
     Selling                                                                294,116             261,639
     General and administrative                                             247,917             189,635
     Research and development                                                 7,024              43,947
                                                                         ----------          ----------

         Total Operating Expenses                                           549,057             495,221
                                                                         ----------          ----------

INCOME (LOSS) FROM OPERATIONS                                               379,837            (63,217)

INTEREST EXPENSE                                                             66,267       `      58,016
                                                                         ----------          ----------

INCOME (LOSS) BEFORE PROVISION (CREDIT) FOR INCOME TAXES
                                                                            313,570            (121,233)

PROVISION (CREDIT) FOR INCOME TAXES                                         125,431             (48,149)
                                                                         ----------          ----------

NET INCOME (LOSS)                                                        $  188,139            $(73,084)
                                                                         ==========          ==========

NET INCOME (LOSS) PER SHARE                                                   $0.15              ($0.06)
                                                                         ==========          ==========

See notes to financial statements.

                         BKC SEMICONDUCTORS INCORPORATED
                        UNAUDITED STATEMENT OF CASH FLOWS
              FOR THE THREE MONTHS ENDED DECEMBER 31, 1997 AND 1996

                                                                       Dec. 31,            Dec. 31,
                                                                         1997                1996
                                                                         ----                ----
CASH FLOWS FROM OPERATING ACTIVITIES
     Net Income (Loss)                                               $  188,139          $ (73,084)
     Depreciation                                                       121,760            127,420
     Deferred income taxes                                              125,431            (48,149)
     Changes in current assets/liabilities:
         Accounts receivable                                            (18,958)          (180,372)
         Inventories                                                   (122,541)            37,007
         Other assets                                                   (16,178)           (35,160)
         Accounts payable                                                86,739           (226,041)
         Accrued liabilities                                             38,572            249,020

                                                                     ----------          ---------
     Net cash provided by/(used in) investing activities                402,964           (149,359)
                                                                     ----------          ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Additions to property and equipment                               (140,882)           (72,288)
                                                                     ----------          ---------

     Net cash provided by/(used in) investing activities               (140,882)           (72,288)
                                                                     ----------          ---------

CASH FLOWS FROM FINANCING ACTIVITIES
     Net borrowings (payments) under line-of-credit                    (133,166)            49,153
     Proceeds from issuance of long-term debt                                --            235,442
     Principal payments on long-term debt                              (104,233)           (60,225)
                                                                     ----------          ---------

     Net cash provided by/(used in) investing activities               (237,399)           224,370
                                                                     ----------          ---------

Net increase in cash and cash equivalents                                24,683              2,723

Cash and cash equivalents at beginning of period                          3,593              5,921
                                                                     ----------          ---------

Cash and cash equivalents at end of period                           $   28,276          $   8,644
                                                                     ==========          =========


See notes to financial statements.

                         BKC SEMICONDUCTORS INCORPORATED

                    Notes to Financial Statements (Unaudited)

                                December 31, 1997

Note A - Basis of Presentation
------------------------------

     The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the financial position and results of operations have been included. Operating results for interim periods are not necessarily indicative of the results that may be expected for the full year. For further information, refer to the consolidated financial statement and footnotes thereto included in the Company's annual report on Form 10-K.

Note B - Inventories
--------------------

     Inventories consisted of the following:

                                                   Dec. 31,          Sept. 30,
                                                     1997              1997
                                                     ----              ----

Raw Material                                      $  711,454        $  681,157
Work in Process                                    1,679,424         1,756,847
Finished Goods                                       980,860           811,193
                                                  -----------       -----------
                                                  $3,371,738        $3,249,197
                                                  ===========       ===========

Note C - Forward-Looking Statement
----------------------------------

     Except for historical information contained herein the matters set forth are forward-looking statements as defined under the Federal Securities Laws. Actual results could differ materially from the information set forth herein and there is no assurance than any anticipated future results will be achieved. Risks include uncertainties with regard to product demand, manufacturing, and the effectiveness of the Company's plans to realize and expand revenues. The Company undertakes no obligation to publicly release the result of any revisions to forward-looking statements.

Note D - Subsequent Event
-------------------------

     On January 21, 1998, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, Microsemi Corporation ("Microsemi"), and Micro BKC Acquisition Corporation ("Merger Subsidiary"), a wholly-owned subsidiary of Microsemi. Pursuant to the Merger Agreement, Merger Subsidiary will be merged with and into the Company, with the Company the surviving corporation and a wholly-owned subsidiary of Microsemi. Shareholders of the Company will receive $9.17 in cash per share of Company Stock. The merger is subject to certain conditions precedent and the approval of the Company's stockholders. A stockholder meeting to consider and vote upon the Merger will be held at the end of March or the beginning of April, 1998.

Item 2 Management's Discussion and Analysis of Results of Operations and Financial Condition

Results of Operations
---------------------

Quarter Ended December 31, 1997 Compared to Quarter Ended December 31, 1996

     Revenues for the first fiscal quarter of fiscal year 1998 were $3,098,185, compared to $2,367,542 for the same quarter of fiscal 1997, an increase of 31%. The changes in the quarterly revenue levels were the result of increased sales of products used in the satellites, space and telecommunications industries.

     Gross Profit for fiscal year 1998 first quarter was $928,894, or 30% of revenue versus $432,004, or 18% of revenue for the same fiscal quarter of 1997. The higher gross profit was a direct result of the increased high reliability products shipments and a decrease of the lower profit commercial products shipments.

     Operating Expenses for fiscal year 1998 first quarter were $549,057, or 18% of revenue, compared to prior fiscal year quarter expenses of $495,221, or 21% of revenue.

     Net Income for first quarter of fiscal 1998 was $188,139, or $.15 per share, versus a net loss of ($73,084), or ($.06) per share, for the same quarter last year. The first quarter FY98 results reflect the overall improvement in product mix and customer base relating to the higher profit satellites, space and telecommunication markets. The first quarter of fiscal year 1997 included pre-tax costs of approximately $100,000 for the start-up and introduction of a new product line for the high-reliability, space and satellite communications markets.

Liquidity and Capital Resources
-------------------------------

     As of December 31, 1997, the Company had working capital of $2,549,000 as compared to $2,484,000 at September 30, 1997. The increase was primarily due to a $170,000 increase in Finished Goods Inventory.

     During the quarter just ended, the Company purchased $140,882 in property and equipment as compared to $72,288 for the same quarter of last year.

     As of December 31, 1997, the Company had a revolving credit line with Eastern Bank for $2,500,000 collateralized by accounts receivable and inventories. The amount borrowed against the line of credit was $1,550,106. The line of credit agreement contained certain restrictive covenants which the Company has complied with.

     On February 1, 1998 the Company entered into a new banking relationship with Citizens Bank of Massachusetts, thereby replacing the Eastern Bank program. The new arrangement includes a revolving line of credit of $2500,000, and a sixty month term loan in the amount of $750,000. As part of the new agreement, the Company also secured a $500,000 line of credit to be used for the purchase of equipment.

                           PART II. Other Information

                         BKC Semiconductors Incorporated

                                December 31, 1997

ITEM 1. Legal Proceedings

        None

ITEM 2. Changes in Securities

        None

ITEM 3. Defaults upon Senior Securities

        None

ITEM 4. Submission of Matters to a Vote of Security Holders

        None

ITEM 5. Other Information

Note D - Subsequent Event

     On January 21, 1998, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, Microsemi Corporation ("Microsemi"), and Micro BKC Acquisition Corporation ("Merger Subsidiary"), a wholly-owned subsidiary of Microsemi. Pursuant to the Merger Agreement, Merger Subsidiary will be merged with and into the Company, with the Company the surviving corporation and a wholly-owned subsidiary of Microsemi. Shareholders of the Company will receive $9.17 in cash per share of Company Stock. The merger is subject to certain conditions precedent and the approval of the Company's stockholders. A stockholder meeting to consider and vote upon the Merger will be held at the end of March or the beginning of April, 1998.

ITEM 6. Exhibits and Reports on Form 8-K

        (a) Exhibits

            27 Financial Data Schedule

        (b) Reports on Form 8-K

            None

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   BKC Semiconductors Incorporated


Date:  February 6, 1998            /s/ James R. Shiring
                                   ---------------------------------------------
                                   By: James R. Shiring, President and Chief
                                   Executive Officer, Director



Date:  February 6, 1998            /s/ Bryan A. Schmidt
                                   ---------------------------------------------
                                   Bryan A. Schmidt, Controller, Treasurer and
                                   Chief Financial Officer

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                   FORM 10-Q/A


[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
    EXCHANGE ACT OF 1934

    For the quarterly period ended December 31, 1997 or

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
    EXCHANGE ACT OF 1934

    For the transition period from ______________________ to ___________________

    Commission file number               0-20506


                         BKC SEMICONDUCTORS INCORPORATED
             (Exact name of registrant as specified in its charter)



       Massachusetts                                        04-2883532
(State or other jurisdiction of                           (IRS Employer
incorporation or organization)                         Identification No.)

6 Lake Street, Lawrence, Massachusetts                      01841
(Address of principal executive offices)                  (Zip Code)


                                 (978) 681-0392
              (Registrant's telephone number, including area code)



--------------------------------------------------------------------------------
         (Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for, such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes__X__ No_____

There were 1,276,411 shares of common stock outstanding at February 9, 1998.

                         BKC SEMICONDUCTORS INCORPORATED
                                  BALANCE SHEET

                                                                   December 31, 1997    September 30, 1997
                                                                      (Unaudited)
                  ASSETS
CURRENT ASSETS:
     Cash and cash equivalents                                        $   28,276             $    3,593
     Accounts Receivable, Net                                          1,830,307              1,811,349
     Inventories                                                       3,371,738              3,249,197
     Deferred Income Taxes                                               149,469                274,900
     Other Current Assets                                                 96,934                 78,098
                                                                      ----------             ----------

                      Total current assets                             5,476,724              5,417,137

PROPERTY AND EQUIPMENT - NET                                           1,474,790              1,455,668

OTHER ASSETS                                                              28,752                 31,410

                                                                      ----------             ----------
                      TOTAL                                            6,980,266             $6,904,215
                                                                      ==========             ==========

                       LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Notes payable                                                    $1,550,106             $1,683,272
     Accounts payable                                                    652,800                566,061
     Accrued liabilities                                                 340,198                301,626
     Current maturities of long-term debt                                385,064                383,986
                                                                      ----------             ----------

                      Total current liabilities                        2,928,168              2,934,945
                                                                      ----------             ----------

LONG-TERM DEBT - Net of current maturities                               462,873                588,184
                                                                      ----------             ----------
DEFERRED INCOME TAXES                                                     54,300                 54,300
                                                                      ----------             ----------

STOCKHOLDERS' EQUITY:
     Convertible preferred stock series A - 6% cumulative,
           authorized, 5,000 shares of no par value;
           issued 2,940 shares                                           242,078                242,078
     Common Stock-authorized, 2,000,000 shares of no par value;
           issued 1,295,311 shares.                                    3,916,721              3,916,721

     Retained earnings (Deficit)                                        (268,255)              (456,394)
                                                                      ----------             ----------

                      Total                                            3,890,544              3,702,405

     Less cost of shares held in treasury:
           Convertible preferred stock, 2,940 shares                     235,200                235,200
           Common stock, 18,900 shares                                   120,419                120,419
                                                                      ----------             ----------
           Stockholders' equity-net                                    3,534,925              3,346,786
                                                                      ----------             ----------

                      TOTAL                                            6,980,266             $6,904,215
                                                                      ==========             ==========

See notes to financial statements.

                         BKC SEMICONDUCTORS INCORPORATED
                      UNAUDITED STATEMENT OF INCOME (LOSS)
              FOR THE THREE MONTHS ENDED DECEMBER 31, 1997 AND 1996


                                                                     Dec. 31,            Dec. 31,
                                                                      1997                1996
                                                                      ----                ----
REVENUE                                                             $3,098,185         $2,367,542


COST OF REVENUE                                                      2,169,291          1,935,538
                                                                     ----------         ----------

GROSS PROFIT                                                           928,894            432,004
                                                                     ----------         ----------

OPERATING EXPENSES:
     Selling                                                           294,116            261,639
     General and administrative                                        247,917            189,635
     Research and development                                            7,024             43,947
                                                                     ----------         ----------

         Total Operating Expenses                                      549,057            495,221
                                                                     ----------         ----------

INCOME (LOSS) FROM OPERATIONS                                          379,837            (63,217)

INTEREST EXPENSE                                                        66,267       `     58,016
                                                                     ----------         ----------

INCOME (LOSS) BEFORE PROVISION (CREDIT) FOR INCOME TAXES
                                                                       313,570           (121,233)

PROVISION (CREDIT) FOR INCOME TAXES                                    125,431            (48,149)
                                                                     ----------         ----------

NET INCOME (LOSS)                                                     $188,139           ($73,084)
                                                                     ==========         ==========

NET INCOME (LOSS) PER SHARE
     BASIC                                                               $0.15             ($0.06)
                                                                     ----------         ----------
     DILUTED                                                             $0.13             ($0.06)
                                                                     ----------         ----------

WEIGHTED AVERAGE SHARES OUTSTANDING
     BASIC                                                           1,276,411          1,276,411
                                                                     ----------         ----------
     DILUTED                                                         1,405,166          1,276,411
                                                                     ----------         ----------


See notes to financial statements.

                         BKC SEMICONDUCTORS INCORPORATED
                        UNAUDITED STATEMENT OF CASH FLOWS
              FOR THE THREE MONTHS ENDED DECEMBER 31, 1997 AND 1996

                                                                      Dec. 31,            Dec. 31,
                                                                        1997                1996
                                                                        ----                ----
CASH FLOWS FROM OPERATING ACTIVITIES
     Net Income (Loss)                                                $188,139           $  (73,084)
     Depreciation                                                      121,760              127,420
     Deferred income taxes                                             125,431              (48,149)
     Changes in current assets/liabilities:
         Accounts receivable                                           (18,958)            (180,372)
         Inventories                                                  (122,541)              37,007
         Other assets                                                  (16,178)             (35,160)
         Accounts payable                                               86,739             (226,041)
         Accrued liabilities                                            38,572              249,020

                                                                     ----------          -----------
     Net cash provided by/(used in) investing activities               402,964             (149,359)
                                                                     ----------          -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Additions to property and equipment                              (140,882)             (72,288)
                                                                     ----------          -----------

     Net cash provided by/(used in) investing activities              (140,882)             (72,288)
                                                                     ----------          -----------

CASH FLOWS FROM FINANCING ACTIVITIES
     Net borrowings (payments) under line-of-credit                   (133,166)               49,153
     Proceeds from issuance of long-term debt                               --               235,442
     Principal payments on long-term debt                             (104,233)              (60,225)
                                                                     ----------          -----------

     Net cash provided by/(used in) investing activities              (237,399)              224,370
                                                                     ----------          -----------

Net increase in cash and cash equivalents                               24,683                 2,723

Cash and cash equivalents at beginning of period                         3,593                 5,921
                                                                     ----------          -----------

Cash and cash equivalents at end of period                             $28,276           $     8,644
                                                                     ==========          ===========

See notes to financial statements.

                         BKC SEMICONDUCTORS INCORPORATED

                    Notes to Financial Statements (Unaudited)

                                December 31, 1997

Note A - Basis of Presentation
------------------------------

     The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the financial position and results of operations have been included. Operating results for interim periods are not necessarily indicative of the results that may be expected for the full year. For further information, refer to the consolidated financial statement and footnotes thereto included in the Company's annual report on Form 10-K.

Note B - Inventories
--------------------

     Inventories consisted of the following:

                                                     Dec. 31,          Sept. 30,
                                                       1997              1997

Raw Material                                      $  711,454         $  681,157
Work in Process                                    1,679,424          1,756,847
Finished Goods                                       980,860            811,193
                                                  ----------         ----------
                                                  $3,371,738         $3,249,197
                                                  ==========         ==========

Note C - Forward-Looking Statement
----------------------------------

     Except for historical information contained herein the matters set forth are forward-looking statements as defined under the Federal Securities Laws. Actual results could differ materially from the information set forth herein and there is no assurance than any anticipated future results will be achieved. Risks include uncertainties with regard to product demand, manufacturing, and the effectiveness of the Company's plans to realize and expand revenues. The Company undertakes no obligation to publicly release the result of any revisions to forward-looking statements.

Note D - Subsequent Event
-------------------------

     On January 21, 1998, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, Microsemi Corporation ("Microsemi"), and Micro BKC Acquisition Corporation ("Merger Subsidiary"), a wholly-owned subsidiary of Microsemi. Pursuant to the Merger Agreement, Merger Subsidiary will be merged with and into the Company, with the Company the surviving corporation and a wholly-owned subsidiary of Microsemi. Shareholders of the Company will receive $9.17 in cash per share of Company Stock. The merger is subject to certain conditions precedent and the approval of the Company's stockholders. A stockholder meeting to consider and vote upon the Merger will be held at the end of March or the beginning of April, 1998.

Note E - Earnings (Loss) Per Share
----------------------------------

     Basic net income (loss) per share has been computed in accordance with Statement of Financial Accounting Standards 128, Earnings Per Share, (SFAS 128) using the weighted average number of common shares outstanding. The provisions and disclosure requirements of SFAS 128 were required to be adopted for interim and annual periods ending after December 15, 1997, with restatement of EPS for prior periods.

     Diluted net income (loss) per share gives effect to all dilutive potential common shares that were outstanding during the period. The Company had a net loss during the quarter ended December 31, 1996; therefore, none of the options outstanding at period end were included in the net loss per share calculation for the quarter ended December 31, 1996, since they were anti-dilutive. Shares reserved for outstanding warrants have also been excluded from the net income
(loss) per share calculation because their effect is anti-dilutive.

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                               BKC Semiconductors Incorporated


Date:  March 23, 1998          /s/ James R. Shiring
                               -------------------------------------------------
                               By: James R. Shiring, President and Chief
                               Executive Officer, Director



Date:  March 23, 1998          /s/ Bryan A. Schmidt
                               -------------------------------------------------
                               Bryan A. Schmidt, Controller, Treasurer and Chief
                               Financial Officer

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                  FORM 10-Q/A-2


[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
    EXCHANGE ACT OF 1934

    For the quarterly period ended December 31, 1997 or

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
    EXCHANGE ACT OF 1934

    For the transition period from ______________________ to ___________________

    Commission file number               0-20506


                         BKC SEMICONDUCTORS INCORPORATED
             (Exact name of registrant as specified in its charter)



     Massachusetts                                             04-2883532
(State or other jurisdiction of                               (IRS Employer
incorporation or organization)                             Identification No.)

6 Lake Street, Lawrence, Massachusetts                           01841
(Address of principal executive offices)                       (Zip Code)


                                 (978) 681-0392
              (Registrant's telephone number, including area code)



--------------------------------------------------------------------------------
         (Former name, former address and former fiscal year, if changed since last report)


Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for, such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes__X__ No_____

There were 1,276,411 shares of common stock outstanding at February 9, 1998.

Note E - Earnings (Loss) Per Share
----------------------------------

     Basic net income (loss) per share has been computed in accordance with Statement of Financial Accounting Standards 128, Earnings Per Share, (SFAS 128) using the weighted average number of common shares outstanding. The provisions and disclosure requirements of SFAS 128 were required to be adopted for interim and annual periods ending after December 15, 1997, with restatement of EPS for prior periods.

     Diluted net income (loss) per share gives effect to all dilutive potential common shares that were outstanding during the period. The Company had a net loss during the quarter ended December 31, 1996; therefore, none of the options outstanding at period end were included in the net loss per share calculation for the quarter ended December 31, 1996, since they were anti-dilutive. Shares reserved for outstanding warrants have also been excluded from the net income
(loss) per share calculation because their effect is anti-dilutive.

     The following table sets forth the basic and diluted net income (loss) per share computation for the three months ended December 31, 1997 and 1996:

                                                                           1997            1996
                                                                           ----            ----
Net Income (Loss)                                                         $188,139       ($73,084)
                                                                         ==========      ==========

BASIC
Weighted average number of shares outstanding                            1,276,411       1,276,411

Net Income (Loss) Per Share                                                  $0.15          ($0.06)
                                                                         ==========      ==========

DILUTED
Weighted average number of shares outstanding                            1,276,411       1,276,411
Additional  weighted  average  shares from assumed  exercise of diluted stock  options,  net  of  shares  to be  repurchased  with  exercise
   proceeds                                                                128,755               0
                                                                         ----------      ----------

Weighted  average number of shares  outstanding used in the diluted net
   income (loss) per share calculation                                   1,405,166       1,276,411
                                                                         ==========      ==========

Net Income (Loss) Per Share                                                  $0.13          ($0.06)
                                                                         ==========      ==========


     The dilutive effect of the Company's convertible preferred stock has not been included in the above calculation because there are no such shares outstanding during the respective periods.

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                             BKC Semiconductors Incorporated


Date:  April 2, 1998         /s/ James R. Shiring
                             ---------------------------------------------------
                             By: James R. Shiring, President and Chief
                             Executive Officer, Director



Date:  April 2, 1998         /s/ Bryan A. Schmidt
                             ---------------------------------------------------
                             Bryan A. Schmidt, Controller, Treasurer and
                             Chief Financial Officer

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                  FORM 10-Q/A-3


[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
    EXCHANGE ACT OF 1934

    For the quarterly period ended December 31, 1997 or

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
    EXCHANGE ACT OF 1934

    For the transition period from ______________________ to ___________________

    Commission file number               0-20506


                         BKC SEMICONDUCTORS INCORPORATED
             (Exact name of registrant as specified in its charter)



     Massachusetts                                              04-2883532
(State or other jurisdiction of                                (IRS Employer
incorporation or organization)                              Identification No.)

6 Lake Street, Lawrence, Massachusetts                            01841
(Address of principal executive offices)                        (Zip Code)


                                 (978) 681-0392
              (Registrant's telephone number, including area code)



--------------------------------------------------------------------------------
         (Former name, former address and former fiscal year, if changed since last report)


Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for, such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes__X__ No_____

There were 1,276,411 shares of common stock outstanding at February 9, 1998.

                         BKC SEMICONDUCTORS INCORPORATED
                           QUARTERLY REPORT FORM 10-Q
                                December 31, 1997



                                                                           Page
                                                                           -----
PART I.  FINANCIAL INFORMATION

ITEM 1.  Financial Statements (Unaudited)

     Balance Sheet - December 31, 1997 and September 30, 1997                 3

     Statement of Income (Loss) - for the three months ended
           December 31, 1997, and December 31, 1996                           4

     Statement of Cash Flows - for the three months ended
           December 31, 1997 and December 31, 1996                            5

     Notes to Financial Statements - December 31, 1997                        6


ITEM 2.  Management's Discussion and Analysis of
         Financial Condition and Results of Operations                        7


PART II. OTHER INFORMATION

ITEM 1.  Legal Proceedings                                                    8

ITEM 2.  Changes in Securities                                                8

ITEM 3.  Defaults Upon Senior Securities                                      8

ITEM 4.  Submission of Matters to a Vote of Security Holders                  8

ITEM 5.  Other Information                                                    8

ITEM 6.  Exhibits and Reports on Form 8-K                                     8

     Signature Page                                                           9

                         BKC SEMICONDUCTORS INCORPORATED
                                  BALANCE SHEET

                                                                   December 31, 1997      September 30, 1997
                                                                      (Unaudited)
                  ASSETS
CURRENT ASSETS:
     Cash and cash equivalents                                        $     28,276               $     3,593
     Accounts Receivable, Net                                            1,830,307                 1,811,349
     Inventories                                                         3,371,738                 3,249,197
     Deferred Income Taxes                                                 149,469                   274,900
     Other Current Assets                                                   96,934                    78,098
                                                                     --------------             -------------

                      Total current assets                               5,476,724                 5,417,137

PROPERTY AND EQUIPMENT - NET                                             1,474,790                 1,455,668

OTHER ASSETS                                                                28,752                    31,410

                                                                     --------------             -------------
                      TOTAL                                              6,980,266                $6,904,215
                                                                     ==============             =============

                       LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Notes payable                                                      $1,550,106                $1,683,272
     Accounts payable                                                      652,800                   566,061
     Accrued liabilities                                                   340,198                   301,626
     Current maturities of long-term debt                                  385,064                   383,986
                                                                     --------------             -------------

                      Total current liabilities                          2,928,168                 2,934,945
                                                                     --------------             -------------

LONG-TERM DEBT - Net of current maturities                                 462,873                   588,184
                                                                     --------------             -------------

DEFERRED INCOME TAXES                                                       54,300                    54,300
                                                                     --------------             -------------

STOCKHOLDERS' EQUITY:
     Convertible preferred stock series A - 6% cumulative,
           authorized, 5,000 shares of no par value;
           issued 2,940 shares                                             242,078                   242,078
     Common Stock-authorized, 2,000,000 shares of no par value;
           issued 1,295,311 shares.                                      3,916,721                 3,916,721

     Retained earnings (Deficit)                                          (268,255)                 (456,394)
                                                                     --------------             -------------

                      Total                                              3,890,544                 3,702,405

     Less cost of shares held in treasury:
           Convertible preferred stock, 2,940 shares                       235,200                   235,200
           Common stock, 18,900 shares                                     120,419                   120,419
                                                                     --------------             -------------
           Stockholders' equity-net                                      3,534,925                 3,346,786
                                                                     --------------             -------------

                      TOTAL                                              6,980,266                $6,904,215
                                                                     ==============             =============

See notes to financial statements.

                         BKC SEMICONDUCTORS INCORPORATED
                      UNAUDITED STATEMENT OF INCOME (LOSS)
              FOR THE THREE MONTHS ENDED DECEMBER 31, 1997 AND 1996


                                                                      Dec. 31,            Dec. 31,
                                                                        1997               1996
                                                                        ----               ----
REVENUE                                                              $3,098,185         $2,367,542


COST OF REVENUE                                                       2,169,291          1,935,538
                                                                     -----------        -----------

GROSS PROFIT                                                            928,894            432,004
                                                                     -----------        -----------

OPERATING EXPENSES:
     Selling                                                            294,116            261,639
     General and administrative                                         247,917            189,635
     Research and development                                             7,024             43,947
                                                                     -----------        -----------

         Total Operating Expenses                                       549,057            495,221
                                                                     -----------        -----------

INCOME (LOSS) FROM OPERATIONS                                           379,837            (63,217)

INTEREST EXPENSE                                                         66,267       `     58,016
                                                                     -----------        -----------

INCOME (LOSS) BEFORE PROVISION (CREDIT) FOR INCOME TAXES
                                                                        313,570           (121,233)

PROVISION (CREDIT) FOR INCOME TAXES                                     125,431            (48,149)
                                                                     -----------        -----------

NET INCOME (LOSS)                                                      $188,139           ($73,084)
                                                                     ===========        ===========

NET INCOME (LOSS) PER SHARE
     BASIC                                                                $0.15             ($0.06)
                                                                     ===========        ===========
     DILUTED                                                              $0.13             ($0.06)
                                                                     ===========        ===========

WEIGHTED AVERAGE SHARES OUTSTANDING
     BASIC                                                            1,276,411          1,276,411
                                                                     ===========        ===========
     DILUTED                                                          1,405,166          1,276,411
                                                                     ===========        ===========

See notes to financial statements.

                         BKC SEMICONDUCTORS INCORPORATED
                        UNAUDITED STATEMENT OF CASH FLOWS
              FOR THE THREE MONTHS ENDED DECEMBER 31, 1997 AND 1996

                                                                     Dec. 31,             Dec. 31,
                                                                      1997                 1996
                                                                      ----                 ----
CASH FLOWS FROM OPERATING ACTIVITIES
     Net Income (Loss)                                               $188,139            $(73,084)
     Depreciation                                                     121,760              127,420
     Deferred income taxes                                            125,431             (48,149)
     Changes in current assets/liabilities:
         Accounts receivable                                         (18,958)            (180,372)
         Inventories                                                (122,541)               37,007
         Other assets                                                (16,178)             (35,160)
         Accounts payable                                              86,739            (226,041)
         Accrued liabilities                                           38,572              249,020

                                                                    ----------          -----------
     Net cash provided by/(used in) investing activities              402,964            (149,359)
                                                                    ----------          -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Additions to property and equipment                            (140,882)             (72,288)
                                                                    ----------          -----------

     Net cash provided by/(used in) investing activities            (140,882)             (72,288)
                                                                    ----------          -----------

CASH FLOWS FROM FINANCING ACTIVITIES
     Net borrowings (payments) under line-of-credit                 (133,166)               49,153
     Proceeds from issuance of long-term debt                             --               235,442
     Principal payments on long-term debt                           (104,233)             (60,225)
                                                                    ----------          -----------

     Net cash provided by/(used in) investing activities            (237,399)              224,370
                                                                    ----------          -----------

Net increase in cash and cash equivalents                              24,683                2,723

Cash and cash equivalents at beginning of period                        3,593                5,921
                                                                    ----------          -----------

Cash and cash equivalents at end of period                            $28,276            $   8,644
                                                                    ==========          ===========


See notes to financial statements.

                         BKC SEMICONDUCTORS INCORPORATED

                    Notes to Financial Statements (Unaudited)

                                December 31, 1997

Note A - Basis of Presentation
------------------------------

     The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the financial position and results of operations have been included. Operating results for interim periods are not necessarily indicative of the results that may be expected for the full year. For further information, refer to the consolidated financial statement and footnotes thereto included in the Company's annual report on Form 10-K.

Note B - Inventories
--------------------

     Inventories consisted of the following:

                                                    Dec. 31,         Sept. 30,
                                                     1997              1997
                                                     ----              ----
Raw Material                                      $  711,454        $  681,157
Work in Process                                    1,679,424         1,756,847
Finished Goods                                       980,860           811,193
                                                  -----------       -----------
                                                  $3,371,738        $3,249,197
                                                  ===========       ===========

Note C - Forward-Looking Statement
----------------------------------

     Except for historical information contained herein the matters set forth are forward-looking statements as defined under the Federal Securities Laws. Actual results could differ materially from the information set forth herein and there is no assurance than any anticipated future results will be achieved. Risks include uncertainties with regard to product demand, manufacturing, and the effectiveness of the Company's plans to realize and expand revenues. The Company undertakes no obligation to publicly release the result of any revisions to forward-looking statements.

Note D - Subsequent Event
-------------------------

     On January 21, 1998, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, Microsemi Corporation ("Microsemi"), and Micro BKC Acquisition Corporation ("Merger Subsidiary"), a wholly-owned subsidiary of Microsemi. Pursuant to the Merger Agreement, Merger Subsidiary will be merged with and into the Company, with the Company the surviving corporation and a wholly-owned subsidiary of Microsemi. Shareholders of the Company will receive $9.17 in cash per share of Company Stock. The merger is subject to certain conditions precedent and the approval of the Company's stockholders. A stockholder meeting to consider and vote upon the Merger will be held approximately mid-May, 1998.

Note E - Earnings (Loss) Per Share
----------------------------------

     Basic net income (loss) per share has been computed in accordance with Statement of Financial Accounting Standards 128, Earnings Per Share, (SFAS 128) using the weighted average number of common shares outstanding. The provisions and disclosure requirements of SFAS 128 were required to be adopted for interim and annual periods ending after December 15, 1997, with restatement of EPS for prior periods.

     Diluted net income (loss) per share gives effect to all dilutive potential common shares that were outstanding during the period. The Company had a net loss during the quarter ended December 31, 1996; therefore, none of the options outstanding at period end were included in the net loss per share calculation for the quarter ended December 31, 1996, since they were anti-dilutive. Shares reserved for outstanding warrants have also been excluded from the net income
(loss) per share calculation because their effect is anti-dilutive.

     The following table sets forth the basic and diluted net income (loss) per share computation for the three months ended December 31, 1997 and 1996:


                                                                            1997           1996
                                                                            ----           ----
Net Income (Loss)                                                         $188,139       ($73,084)
                                                                         ==========      ==========

BASIC
Weighted average number of shares outstanding                            1,276,411       1,276,411

Net Income (Loss) Per Share                                                  $0.15         ($0.06)
                                                                         ==========      ==========

DILUTED
Weighted average number of shares outstanding                            1,276,411       1,276,411
Additional  weighted  average  shares from assumed  exercise of diluted stock  options,  net  of  shares  to be  repurchased  with  exercise
   proceeds                                                                128,755               0
                                                                         ----------      ----------

Weighted  average number of shares  outstanding used in the diluted net
   incme (loss) per share calculation                                    1,405,166       1,276,411
                                                                         ==========      ==========

Net Income (Loss) Per Share                                                  $0.13         ($0.06)
                                                                         ==========      ==========


     The dilutive effect of the Company's convertible preferred stock has not been included in the above calculation because there are no such shares outstanding during the respective periods.

Item 2 Management's Discussion and Analysis of Results of Operations and Financial Condition

Results of Operations
---------------------

Quarter Ended December 31, 1997 Compared to Quarter Ended December 31, 1996

     Revenues for the first fiscal quarter of fiscal year 1998 were $3,098,185, compared to $2,367,542 for the same quarter of fiscal 1997, an increase of 31%. The changes in the quarterly revenue levels were the result of increased sales of products used in the satellites, space and telecommunications industries.

     Gross Profit for fiscal year 1998 first quarter was $928,894, or 30% of revenue versus $432,004, or 18% of revenue for the same fiscal quarter of 1997. The higher gross profit was a direct result of the increased high reliability products shipments and a decrease of the lower profit commercial products shipments.

     Operating Expenses for fiscal year 1998 first quarter were $549,057, or 18% of revenue, compared to prior fiscal year quarter expenses of $495,221, or 21% of revenue.

     Net Income for first quarter of fiscal 1998 was $188,139, or $.15 per share, versus a net loss of ($73,084), or ($.06) per share, for the same quarter last year. The first quarter FY98 results reflect the overall improvement in product mix and customer base relating to the higher profit satellites, space and telecommunication markets. The first quarter of fiscal year 1997 included pre-tax costs of approximately $100,000 for the start-up and introduction of a new product line for the high-reliability, space and satellite communications markets.

Liquidity and Capital Resources
-------------------------------

     As of December 31, 1997, the Company had working capital of $2,549,000 as compared to $2,484,000 at September 30, 1997. The increase was primarily due to a $170,000 increase in Finished Goods Inventory.

     During the quarter just ended, the Company purchased $140,882 in property and equipment as compared to $72,288 for the same quarter of last year.

     As of December 31, 1997, the Company had a revolving credit line with Eastern Bank for $2,500,000 collateralized by accounts receivable and inventories. The amount borrowed against the line of credit was $1,550,106. The line of credit agreement contained certain restrictive covenants which the Company has complied with.

     On February 1, 1998 the Company entered into a new banking relationship with Citizens Bank of Massachusetts, thereby replacing the Eastern Bank program. The new arrangement includes a revolving line of credit of $2500,000, and a sixty month term loan in the amount of $750,000. As part of the new agreement, the Company also secured a $500,000 line of credit to be used for the purchase of equipment.

                           PART II. Other Information

                         BKC Semiconductors Incorporated

                                December 31, 1997

ITEM 1.  Legal Proceedings

         None

ITEM 2.  Changes in Securities

         None

ITEM 3.  Defaults upon Senior Securities

         None

ITEM 4.  Submission of Matters to a Vote of Security Holders

         None

ITEM 5.  Other Information

Note D - Subsequent Event
-------------------------

     On January 21, 1998, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, Microsemi Corporation ("Microsemi"), and Micro BKC Acquisition Corporation ("Merger Subsidiary"), a wholly-owned subsidiary of Microsemi. Pursuant to the Merger Agreement, Merger Subsidiary will be merged with and into the Company, with the Company the surviving corporation and a wholly-owned subsidiary of Microsemi. Shareholders of the Company will receive $9.17 in cash per share of Company Stock. The merger is subject to certain conditions precedent and the approval of the Company's stockholders. A stockholder meeting to consider and vote upon the Merger will be held approximately mid-May, 1998.

ITEM 6.  Exhibits and Reports on Form 8-K

         (a) Exhibits

             27 Financial Data Schedule

         (b) Reports on Form 8-K

             None

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                               BKC Semiconductors Incorporated


Date:  April 6, 1998           /s/ James R. Shiring
                               -------------------------------------------------
                               By: James R. Shiring, President and Chief
                               Executive Officer, Director



Date:  April 6, 1998           /s/ Bryan A. Schmidt
                               -------------------------------------------------
                               Bryan A. Schmidt, Controller, Treasurer and
                               Chief Financial Officer